UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TCF Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TCF FINANCIAL CORPORATION

200 Lake Street East

Wayzata, MN 55391-1693

(952) 745-2760

March 7, 2013

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 24, 2013, at 3:30 p.m. local time.

At the Annual Meeting you will be asked to elect 15 Directors.  You will also be asked to approve the amended and restated TCF Financial Incentive Stock Program, approve the amended and restated TCF Performance-Based Compensation Policy for Covered Executive Officers, and to give advisory (non-binding) votes on executive compensation and on the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accountants for 2013.  The Board of Directors recommends that you vote “FOR” all of the proposals to be presented at the meeting.

Your vote is important, regardless of the number of shares you own.  I urge you to vote now, even if you plan to attend the Annual Meeting.  We are also mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to the majority of stockholders who are eligible to vote at the Annual Meeting, instead of sending the traditional printed proxy materials.  The Notice instructs stockholders how to access TCF’s proxy materials online and how to vote their shares of TCF common stock. If you are sent this Notice but would prefer to receive the traditional printed proxy materials free of charge, please follow the instructions on the Notice to request the printed materials via U. S. mail. If you received the traditional printed proxy materials in lieu of the Notice, you may vote your TCF shares online, by telephone, or by mail by following the instructions on the proxy card.  If you received more than one proxy card, please vote each card.

Finally, if you plan to attend the Annual Meeting, please bring a valid form of photo identification.

Sincerely,

William A. Cooper
Chairman and Chief Executive Officer

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST

WAYZATA, MN 55391-1693

(952) 745-2760

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 24, 2013

The Annual Meeting of Stockholders of TCF Financial Corporation (“TCF”) is scheduled as shown below:

Date:      April 24, 2013

Time:     3:30 p.m. local time

Place:     Marriott Minneapolis West

9960 Wayzata Boulevard

St. Louis Park, MN  55426

Meeting Agenda

1.              Elect 15 Directors, each to serve a one-year term;

2.              Approve the amended and restated TCF Financial Incentive Stock Program;

3.              Approve the amended and restated TCF Performance-Based Compensation Policy for Covered Executive Officers;

4.              Advisory (non-binding) vote on executive compensation as disclosed in the proxy statement;

5.              Advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2013; and

6.              Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF common stock at the close of business on February 25, 2013.  If you plan to attend the Annual Meeting, please bring a valid form of photo identification.

Whether or not you plan to attend the Annual Meeting, we urge you to vote now to make sure there will be a quorum for the Annual Meeting.  You may vote your shares online, by telephone, or by mail by following the instructions on your proxy card.  You may revoke your proxy by submitting another timely proxy, by notifying the Secretary of TCF in writing before your shares are voted at the Annual Meeting, or by voting your shares in person at the Annual Meeting.  If you hold shares through a broker or other nominee, please follow the voting instructions provided to you by that broker or other nominee.

TCF is making its Proxy Statement for the 2013 Annual Meeting of Stockholders and its 2012 Annual Report to Stockholders available via the Investor Relations section of TCF’s website at http://ir.tcfbank.com.  A free webcast of the Annual Meeting also will be available at http://ir.tcfbank.com on Wednesday, April 24, 2013, at 3:30 p.m. local time.

By Order of the Board of Directors

William A. Cooper
Chairman and Chief Executive Officer

Wayzata, Minnesota

March 7, 2013

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST

WAYZATA, MN 55391-1693

(952) 745-2760

PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial,” “TCF,” or the “Company”) requests your proxy for the 2013 Annual Meeting of Stockholders (the “Annual Meeting”).  The proxy is being solicited on behalf of the Board and TCF.  The Annual Meeting is scheduled as shown below:

Date:      April 24, 2013

Time:     3:30 p.m. local time

Place:     Marriott Minneapolis West

9960 Wayzata Boulevard

St. Louis Park, MN  55426

The Notice of Internet Availability of Proxy Materials (the “Notice”) or, in some cases, this proxy statement and the accompanying form of proxy, will first be mailed on or about March 7, 2013.

ABOUT THE ANNUAL MEETING

What Proposals are on the Agenda for the Annual Meeting?

Assuming a quorum is present, the following proposals will be voted on at the Annual Meeting:

1.     Elect 15 Directors, each to serve a one-year term;

2.              Approve the amended and restated TCF Financial Incentive Stock Program (the “Incentive Stock Program”);

3.              Approve the amended and restated TCF Performance-Based Compensation Policy for Covered Executive Officers (the “Performance-Based Compensation Policy”);

4.              Advisory (non-binding) vote on executive compensation as disclosed herein (“Say on Pay”); and

5.              Advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2013.

Who is Permitted to Vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you owned shares of TCF’s common stock (“TCF Common Stock”) at the close of business on February 25, 2013 (the “Record Date”).  There were 163,754,966 shares of TCF Common Stock outstanding on the Record Date.  Each share of TCF Common Stock you owned as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

You may vote “FOR” or “WITHHOLD” on Proposal 1.  With respect to all other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Stockholders of Record.  If your shares of TCF Common Stock are registered directly in your name, then you are considered the stockholder of record with respect to those shares and you may grant your proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting.

“Street Name” Holders.  If your shares are held in a stock brokerage account or by any other nominee, then you are considered the beneficial owner of those shares, which are said to be held in “street name.”  As the beneficial owner, you may direct your broker or other nominee how to vote your shares using the voting instructions provided to you by that broker or other nominee.  You may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

How is a Quorum Determined?

A majority of the shares of TCF Common Stock outstanding as of the Record Date must be present in person or by proxy at the Annual Meeting in order to have a quorum.  Broker non-votes (described below) of your shares are counted toward the quorum requirement.  If you vote by proxy before the Annual Meeting but decide to withhold authority or abstain on one or more proposals, you are counted as being present at the Annual Meeting and your shares count toward the quorum requirement but will not be deemed to have been voted in favor of such proposal(s).

How Do I Vote?

Stockholders of Record.  In addition to voting your shares in person at the Annual Meeting, you can also vote your shares of TCF Common Stock in advance of the Annual Meeting by submitting a proxy to TCF using one of the following options:

•      online using the instructions for Internet voting shown on the Notice or proxy card(s);

•      by telephone using the instructions for telephone voting shown on the proxy card(s); or

•     by mail by marking the proxy card(s) with your instructions and then signing, dating and returning the proxy card(s) in the enclosed return addressed envelope.

The individuals designated as proxies on a proxy submitted to TCF will vote your shares based on your instructions.  If you submit your proxy card(s) to TCF, but do not give instructions as to any or all of the proposals, they will vote “FOR” the proposal(s) for which you do not provide instructions.  If any other business comes before the Annual Meeting, they will vote your proxy according to their own judgment.

“Street Name” Holders.  You must follow the voting instructions provided by your broker or other nominee.  Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold your shares in “street name” have the authority to vote shares for which they do not receive instructions on all routine matters submitted for approval at the Annual Meeting.  In the absence of your specific instructions as to how to vote, your broker will not have authority to vote on the matters considered non-routine, which include the election of Directors, approval of the amended and restated Incentive Stock Program, approval of the amended and restated Performance-Based Compensation Policy, and Say on Pay.  “Street name” holders are invited to attend the Annual Meeting; however, you must obtain a legal proxy from the stockholder of record (your broker or other nominee) in order to vote your shares in person at the Annual Meeting.

Annual Meeting Webcast.  Only stockholders who attend in person may vote during the Annual Meeting.  Stockholders listening to the Annual Meeting via webcast are not able to vote during the Annual Meeting.  If you plan to listen to the Annual Meeting via webcast, please vote in advance by proxy by following the instructions set forth on the Notice or proxy card(s).

Notice.  You may not vote by filling out and returning the Notice.  The Notice identifies the items to be voted on at the Annual Meeting and provides instructions on how to submit your vote, but you cannot vote by marking the Notice and returning it.

Once I Have Voted My Proxy, May I Revoke It and Vote at the Annual Meeting?

Yes, your proxy is revocable and is automatically revoked if you submit a new proxy or vote.  You can vote your shares at the Annual Meeting by written ballots available at the Annual Meeting, even if you voted them in advance by proxy.  However, if your shares are held in “street name” by a broker or other nominee, you must bring with you to the Annual Meeting a legal proxy from them in your name.  Stockholders who listen to the Annual Meeting via the webcast will not be able to revoke proxies or vote at the Annual Meeting via the webcast.

What is the Vote Required for Approval?

For Proposal 1, the election of Directors, the 15 candidates who receive the most votes (a plurality) will be elected.  Withholding authority to vote for a Director will have no effect on the election of the Director.  Proposal 2, approval of the amended and restated Incentive Stock Program, and Proposal 3, approval of the amended and restated

Performance-Based Compensation Policy, each requires the affirmative vote of the holders of a majority of the shares cast on such proposal, provided the total votes cast on the proposal represent more than 50% of the outstanding shares of TCF Common Stock entitled to vote.  All other proposals must be approved by a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

What is a “Broker Non-Vote” and What is the Effect of Broker Non-Votes and Abstentions?

A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you.  Generally, if a broker returns a “non-vote” proxy with respect to a proposal, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum, but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting.  In the absence of specific instructions from you, your broker or other institution holding title to your shares as nominee will not have discretion to vote on any matters at the Annual Meeting other than Proposal 5, the advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2013.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining a quorum, but will not be deemed to have voted in favor of such proposal.  Because shares voted “ABSTAIN”  are counted as entitled to vote on a proposal, abstentions will have the same effect as a vote against the proposal.

Who Pays for the Expenses Related to Proxy Solicitation?

TCF is paying all costs of solicitation.  Proxies may be solicited on TCF’s behalf by Directors, officers or employees in person or by telephone, electronic transmission, mail or facsimile.  Directors, officers and employees will not receive any additional compensation for such services.  TCF will, upon request, reimburse brokerage firms and other nominees for their reasonable expenses incurred for forwarding solicitation materials to beneficial owners of TCF Common Stock.  TCF has also retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies for an estimated fee of $15,000, plus out-of-pocket expenses.

Who Will Count the Votes?

A representative of Broadridge Financial Solutions, Inc., TCF’s tabulation agent, will tabulate the votes and act as independent inspector of election.

Are There any Requirements to Attend the Annual Meeting?

Holders of TCF Common Stock will be permitted to attend the Annual Meeting upon presentation of a valid form of photo identification.

May Stockholders Submit Proposals or Nominate Directors for This Annual Meeting?

The deadline for stockholders to submit proposals or a Director nomination for inclusion in this proxy statement was November 8, 2012 and the deadline to submit proposals or nominations not to be included in this proxy statement was February 23, 2013.  No stockholder proposals or nominations were submitted by either date.

What is TCF’s Policy on Stockholder Nominations?

Please refer to “Corporate Governance – Director Nominations” below for a description of TCF’s policy on stockholder nominations.

PROPOSAL 1:  ELECTION OF DIRECTORS

Each Director listed below is being nominated for election to a one-year term.  Unless instructed otherwise by the person submitting the proxy, all proxies received will be voted in favor of the Nominees listed in the following table.  All Nominees agree they will serve if elected.  However, if any Nominee is unable to serve or for good cause will not serve, a proxy submitted to TCF may be voted for a replacement nominee by the persons named on the proxies as recommended by the Nominating Committee of the Compensation/Nominating/ Corporate Governance Committee.

Name	Position(s) with TCF Financial	Age	Director Since *

Raymond L. Barton	Director	64	2011
Peter Bell	Director	61	2009
William F. Bieber	Director	70	1997
Theodore J. Bigos	Director	60	2008
William A. Cooper	Director, Chairman and Chief Executive Officer	69	1987
Thomas A. Cusick	Director	68	1988
Craig R. Dahl	Director, Vice Chairman and Executive Vice President, Lending	58	2012
Karen L. Grandstrand	Director	58	2010
Thomas F. Jasper	Director, Vice Chairman and Executive Vice President, Funding, Operations and Finance	44	2012
George G. Johnson	Director	70	1998
Vance K. Opperman	Director	70	2009
James M. Ramstad	Director	66	2011
Gerald A. Schwalbach	Director	68	1999
Barry N. Winslow	Director and Vice Chairman, Corporate Development	65	2008
Richard A. Zona	Director	68	2011

*  Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Each Nominee’s qualifications and contributions made to the Board were considered before each individual was nominated for election at the Annual Meeting.

Recommendation of the Board.  The Board unanimously recommends that stockholders vote “FOR” all of the Nominees listed above.

Background of the Nominees

The following describes at least the last five years of business experience of each Nominee proposed for election as a Director, as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a Director of TCF.  The descriptions also include any other directorships at public companies held during the past five years by the Nominees.  There is no family relationship between any of the Nominees or executive officers of TCF Financial.

RAYMOND L. BARTON has been a Director of TCF Financial since 2011 and is currently a member of the Bank Secrecy Act (“BSA”) Compliance, Compensation/Nominating/Corporate Governance, Executive, and Finance Committees.  He has been the Chairman of the Board of Great Clips, Inc., an operator and franchiser of hair salons, since 1998 and also served as its Chief Executive Officer from 1998 to January 2011.  Mr. Barton was President of Great Clips, Inc. from 1983 to 1998.  Previously, he served as a vice president at Questex Energy from 1982 to 1983 and Treasurer at Century 21 Real Estate North Central States from 1978 to 1982.  He was a member of the accounting firm Alexander Grant & Co. (now Grant Thornton) from 1972 to 1978.  He was a member of the Board of Directors of Children’s Hospitals and Clinics of Minnesota from 2005 to 2012, and Chairman of the Board from 2010 to 2011.  Mr. Barton’s insight into retail services businesses and demonstrated success as an entrepreneur make him a valuable contributor to the Board.

PETER BELL has been a Director of TCF Financial since 2009 and is currently a member of the BSA Compliance and Finance Committees.  Since December 2010, Mr. Bell has served as Senior Advisor to the Center of the American Experiment, a public policy institution.  From 2003 until December 2010, he was the chair of the

Metropolitan Council, a regional agency serving the Minneapolis/St. Paul metropolitan area, that operates the bus, wastewater, and parks systems, and administers funds for affordable housing opportunities, and he was responsible for strategic long-range growth planning for the Minneapolis/St. Paul metropolitan area.  Formerly, he was executive vice president at Hazelden Publishing and Educational Services from 1999 to 2002 and Executive Vice President of Corporate Community Relations at TCF National Bank, a wholly-owned national bank subsidiary of TCF Financial (“TCF Bank”), from 1994 to 1999.  He was the co-founder and executive director of the Institute on Black Chemical Abuse and has authored and published numerous books on chemical dependence.  He is a former member of the Board of Regents of the University of Minnesota, serves as the chair of the American Refugee Committee, and serves on the board of directors of the Friends of Education, the United Way, and many other local and national social and civic organizations.  In addition to unique management experience in the public and private sectors, Mr. Bell contributes his extensive experience in government affairs to the Board.  As a bank holding company regulated by several federal agencies, TCF has numerous dealings with regulatory bodies, and Mr. Bell’s expertise in dealing with a wide variety of state and federal regulators is very helpful in Board deliberations that involve TCF’s regulatory relationships.

WILLIAM F. BIEBER has been a Director of TCF Financial since 1997 and is currently a member of the BSA Compliance, Compensation/Nominating/Corporate Governance, and Finance Committees.  He is currently Chairman of the Board of ATEK Companies, Inc., a Minnesota-based organization supplying various products to the commercial, medical, and industrial marketplace, a position he has held since 1984.  As the Chief Executive Officer and owner of Acrometal Products, a position he first held in 1973, Mr. Bieber acquired numerous manufacturing and production entities, expanding the business that would become the ATEK family of companies.  He previously served as President of the Board of Hammer Residences Inc. and as a cabinet member to the Minneapolis United Way.  In these roles, Mr. Bieber obtained years of management experience and financial expertise.  The Board especially values his extensive experience in starting, acquiring and growing businesses.  TCF attempts to run its business lines with an entrepreneurial spirit, and Mr. Bieber’s knowledge of how to turn a product concept into a profitable business venture benefits Board discussions regarding products and strategic initiatives.

THEODORE J. BIGOS has been a Director of TCF Financial since 2008 and is currently a member of the BSA Compliance, Compensation/Nominating/Corporate Governance, and Finance Committees.  He is the owner of Bigos Management, Inc., an apartment ownership and management firm located in Minnesota, and he has been involved in the ownership or operation of apartment complexes for the past 40 years.  As TCF’s primary businesses include both residential and commercial lending, Mr. Bigos’ unique experience in long-term management of an apartment conglomerate and corresponding knowledge of the real estate markets make him a valuable contributor to the Board.

WILLIAM A. COOPER has been a Director and the Chairman of the Board of TCF Financial since its formation in 1987.  He has served as the Chief Executive Officer (“CEO”) of TCF Financial since July 2008 and also served as CEO from 1987 until his temporary retirement on December 31, 2005.  Mr. Cooper continued to serve as non-executive Chairman of TCF Financial during his brief retirement.  He has also been the Chairman and Chief Executive Officer of TCF Bank since August 2012 and was the Chief Executive Officer of TCF Bank from 1985 to 1993.  He is a director and controlling shareholder of C Financial Corporation, the holding company of Cooper State Bank. Cooper State Bank is a state bank organized under the laws of the State of Ohio.  Mr. Cooper’s key attributes are his leadership skills and the experience gained through his long career in the banking industry and 28-year tenure at TCF.  Mr. Cooper’s demonstrated ability to lead Company management in deliberations on a wide variety of topics in various economic cycles is critical to the successful functioning of the Board.

THOMAS A. CUSICK has been a Director of TCF Financial since 1988 and is currently a member of the Audit, BSA Compliance, Finance, and Risk Committees.  He was Chief Operating Officer of TCF Financial from 1997 to 2002 and Vice Chairman from 1993 to 2002.  Mr. Cusick served as President of TCF Financial from its formation in 1987 until 1993.  He also served as Chief Executive Officer of TCF Bank from 1993 to 1996.  Mr. Cusick retired as an executive of TCF Financial in 2002.  Mr. Cusick contributes unique knowledge to the Board obtained during his 40-year career in banking with a special focus on retail banking and technology.  Mr. Cusick’s retail and information technology experience is invaluable when the Board takes up issues involving TCF Bank’s extensive information technology service requirements.  In the current environment of rapidly-changing information technology, Mr. Cusick’s experience with the Company and familiarity with addressing challenges in retail banking areas is important to Board deliberations.

CRAIG R. DAHL has been a Director of TCF Financial since January 2012 and has been Vice Chairman and Executive Vice President, Lending of the Company since January 1, 2012.  From 2010 to 2011, he was Executive Vice President, Wholesale Banking of TCF Financial.  Mr. Dahl has also been the Chairman of TCF Inventory Finance, Inc. since 2008, Chairman and Chief Executive Officer of Winthrop Resources Corporation since 2003,

Chairman of TCF Equipment Finance, Inc. since 2008, and Chairman of Gateway One Lending and Finance, LLC since 2011, all of which are wholly-owned subsidiaries of TCF Bank.  Mr. Dahl was also the Chief Executive Officer of TCF Equipment Finance, Inc. from 2005 until December 2012.  Since 1999, he has been an Executive Vice President of TCF Financial.  Mr. Dahl’s expertise in lending and the specialty finance industry enables him to make meaningful contributions during Board discussions.

KAREN L. GRANDSTRAND has been a Director of TCF Financial since 2010 and is currently the Chair of the BSA Compliance Committee and a member of the Audit, Executive, Finance, and Risk Committees.  She is a shareholder in the Minneapolis law firm of Fredrikson & Byron, P.A. and chair of the firm’s Bank and Finance Group.  Prior to joining the firm in 1999, Ms. Grandstrand was Senior Vice President of the Banking Supervision and Risk Management Departments at the Federal Reserve Bank of Minneapolis, where she worked from 1985 to 1999.  She served as a director of Thrivent Financial Bank from 2006 to 2010 and has also served as a director for various Minnesota civic and educational entities.  Ms. Grandstrand’s unique contribution as a Director is her insight into the regulatory environment in which TCF operates and expertise in regulatory compliance.  As the banking industry is highly regulated, her knowledge and skills contribute to the Board’s decision making.

THOMAS F. JASPER has been a Director of TCF Financial since January 2012 and has served as Vice Chairman and Executive Vice President, Funding, Operations and Finance of TCF Financial since January 1, 2012.  Prior to that, Mr. Jasper was Executive Vice President and Chief Financial Officer of TCF Financial from 2007 to 2011.  During the period from 2001 to January 2007, Mr. Jasper was Executive Vice President and Chief Financial Officer of TCF Equipment Finance, Inc. and Executive Vice President of Winthrop Resources Corporation.  Prior to joining TCF Equipment Finance, Inc. in 2001, he held various positions at KPMG LLP, last serving as a Senior Manager.  With his extensive financial, operational and risk management background and expertise, Mr. Jasper provides an additional level of insight to the Board and its review of the Company’s financial statements.

GEORGE G. JOHNSON has been a Director of TCF Financial since 1998 and is currently a member of the Audit, BSA Compliance, Finance, and Risk Committees.  Mr. Johnson is a certified public accountant and Managing Director of George Johnson & Company, a certified public accounting firm which he founded in 1971, and George Johnson Consultants, a consulting firm which he founded in 1995.  He serves as a director for various civic and educational organizations in the Detroit, Michigan area.  In addition to management and entrepreneurial experience, Mr. Johnson contributes accounting expertise to the Board grounded in his 40-year career as a certified public accountant.  The Board is focused on the integrity of TCF’s financial statements, as a public financial services company, and Mr. Johnson’s financial acumen is invaluable in the Board’s reviews.

VANCE K. OPPERMAN has been a Director of TCF Financial since 2009 and is currently the Chair of the Compensation/Nominating/Corporate Governance Committee and a member of the Audit, BSA Compliance, Executive, Finance, and Risk Committees.  He is President and Chief Executive Officer of Key Investment, a private investment company involved in publishing and other activities, a position he has held since 1996.  From 1993 to 1996, he was President of West Publishing Company, a provider of legal and business information research now owned by Thomson Reuters.  He has served on the Board of Directors for Thomson Reuters since 1996 and is currently the chair of the audit committee for that board.  He also serves on the Board of Directors of Blue Cross Blue Shield of Minnesota and currently serves as Chair of the Board, and served as the chair of the CEO selection committee and chair of the business development committee.  Mr. Opperman’s background in executive management and expertise in finance make him a valuable member of the Board.  The legal skills he acquired as an attorney and as the president of a large public company in the legal publishing business are useful in the Board’s discussions of legal risk and regulatory issues.  As president of West Publishing, Mr. Opperman acquired managerial and analytical skills which enable him to provide valuable insight to Board discussions.  In addition, Mr. Opperman’s experience in the healthcare industry is unique to the Board, and allows him to provide special insights with respect to TCF’s healthcare and medical benefits issues.

JAMES M. RAMSTAD has been a Director of TCF Financial since October 2011 and is currently a member of the BSA Compliance and Finance Committees.  He served nine terms as Minnesota Congressman in the U.S. House of Representatives from 1991 to 2009, during which time he was a member of the House Ways and Means Committee, Health and Trade Subcommittees, and Chairman of the IRS Oversight Committee.  Mr. Ramstad is currently a Senior Policy Advisor to the Hazelden Foundation and the National Association of Drug Court Professionals, as well as a Senior Advisor to alliantgroup, LLC, a provider of specialty tax services.  Mr. Ramstad’s service as a United States Congressman brings a wealth of knowledge and experience in political, legislative, and governmental affairs to the Board.

GERALD A. SCHWALBACH has been a Director of TCF Financial since 1999 and Lead Director since February 2012.  He is currently the Chair of both the Audit and Risk Committees and a member of the BSA Compliance, Compensation/Nominating/Corporate Governance, Executive, and Finance Committees.  Mr. Schwalbach has been the Chairman of the Board of Spensa Development Group, LLC, a real estate management company, since the company’s formation in 2003, and manages related companies that are engaged in the real estate business.  From 1997 to 2009, he was a director of C.H. Robinson Worldwide, Inc., a logistics and transportation company.  In these positions and others, Mr. Schwalbach developed extensive experience in finance and tax matters relating to real estate.  Mr. Schwalbach’s special contribution to the Board comes from his financial acumen acquired in his career as a financial advisor and entrepreneur, and also his experience as an audit committee chair acquired outside and inside TCF.  Mr. Schwalbach’s insights and leadership skills are valuable in achieving the strong control environment that is critical to TCF’s success.  In addition, Mr. Schwalbach’s experience in tax matters enables him to provide significant guidance to the Board in this area.

BARRY N. WINSLOW has been a Director since 2008 and has served as Vice Chairman, Corporate Development of TCF Financial since January 2012.  Mr. Winslow has been a Vice Chairman of TCF since 2008, and served as the Chief Risk Officer of TCF Financial from 2010 through 2011.  From 2009 to 2010, he was responsible for TCF’s Wholesale Banking business.  From January 2008 to July 2008, Mr. Winslow was a financial consultant for several banks, including TCF.  In this role, his primary focus was advice, analysis, and strategic plan input related to mergers and acquisitions, as well as strategies for non-performing asset dispositions.  He previously held the positions of Chief Operating Officer of TCF Financial from 2006 to 2007, Chief Executive Officer of TCF Bank from 2001 to 2005, and President of TCF Bank from 1998 to 2005.  He held additional positions with TCF affiliates including President of TCF Bank – Michigan from 1995 to 1998 and President and Chief Executive Officer of TCF Bank – Illinois from 1993 to 1995.  Prior to joining TCF, Mr. Winslow was a senior vice president with Huntington National Bank.  He has served as a director of Cooper State Bank since 2005 and Sit Mutual Funds since 2010.  Mr. Winslow has also served as an adjunct professor of finance at several universities, including Ohio State, Cincinnati, Xavier, and North Texas.  Mr. Winslow has extensive knowledge of the banking industry, with an emphasis in commercial lending, which he obtained through his 35-year career.  This knowledge and his experience as an advisor and employee of TCF make him a valuable member of the Board.

RICHARD A. ZONA has been a Director of TCF Financial since 2011 and is currently the Chair of the Finance Committee and a member of the Audit, BSA Compliance, Executive, and Risk Committees.  Mr. Zona held the position of Vice Chairman of Wholesale Banking and Wealth Management for U.S. Bancorp from 1996 until his retirement in 2000.  He joined U.S. Bancorp in 1989 as Executive Vice President and Chief Financial Officer, and from 1991 to 1996 served as Vice Chairman and Chief Financial Officer of U.S. Bancorp.  Mr. Zona practiced as a certified public accountant with Ernst & Young from 1970 to 1989 and was admitted to partnership in 1979.  While at Ernst & Young, Mr. Zona served as National Director of the firm’s financial institutions practice.  He has served on the boards of ING Direct Bank fsb (USA), New Century Financial Corporation from 2000 to 2007, Piper Jaffray Companies from 2004 to 2005, Polaris Industries Inc. from 2000 to 2007, and ShopKo Stores Inc. from 2003 to 2006.  Mr. Zona contributes extensive management, finance, and accounting experience from his lengthy career in the financial services industry.  In addition, his knowledge of the challenges facing financial institutions is particularly useful to the Board given the current climate.

CORPORATE GOVERNANCE

TCF has established and operates within a comprehensive plan for membership, independence, committee membership, and ethical conduct of the Board of Directors.  TCF’s Corporate Governance Guidelines may be accessed at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance,” then click on “Learn More” next to the heading “Corporate Governance Guidelines,” and then click on “View Document”).  Included in the Corporate Governance Guidelines are the criteria used to determine whether a Director is independent.

TCF’s corporate governance policies recognize the importance of sound governance practices in the financial services industry.  The Board currently consists of 15 members.  The number of Directors is determined by the Board from time to time and may range in size from 7 to 25 members.  The Board of Directors typically meets at least quarterly in January, April, July, and October.

TCF’s Board has six committees:  Audit, BSA Compliance, Compensation/Nominating/Corporate Governance, Executive, Finance, and Risk.  Directors are elected by a plurality vote of the stockholders.

Director Nominations

The Nominating Committee of the Compensation/Nominating/Corporate Governance Committee is responsible for Director nominations.  The Nominating Committee consists entirely of independent Directors as determined by the Board under applicable rules, all of whom are also members of the full Compensation/Nominating/Corporate Governance Committee.  The Nominating Committee operates under the Compensation/Nominating/Corporate Governance Committee Charter.

The Board and management regularly make recommendations to the Nominating Committee of potential Director candidates they have identified through business and professional contacts.  The Nominating Committee will consider nominees for new Directors as vacancies become available using the following criteria: a majority of the Directors must be independent, as determined by the Board under applicable rules; nominees shall possess expertise in general business matters and in such other areas as are relevant to the committees on which they are expected to serve (such as financial expertise for Directors expected to serve on the Audit Committee); and nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to the success of the Company and its operations.

The Board does not have a formal policy of considering diversity in identifying potential Director nominees, but believes that its membership should broadly reflect the banking community served by the Company and therefore has an informal practice of considering a nominee’s age, race, ethnicity, national origin, gender, and geographic location in addition to such nominee’s other qualifications for Board service.

Stockholders may submit nominations to the Nominating Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth below under “Additional Information – How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?” Any such nomination should include the information specified in Article II, Section 13 of TCF’s Bylaws, a copy of which may be obtained from the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693.  Nominations should be mailed to the attention of the Compensation/Nominating/Corporate Governance Committee, c/o TCF’s Corporate Secretary at the TCF address provided above.  The Nominating Committee will evaluate all recommended nominees, including those submitted by stockholders, based on the criteria set forth above, with particular emphasis on whether they will meaningfully contribute to the success of the Company and its operations.  TCF has not, to date, paid any fees to any firm in connection with locating or evaluating any Director candidates.

Board Leadership Structure and the Board’s Role in Risk Oversight

In February 2012, TCF created the position of independent lead Director (the “Lead Director”) to serve as the liaison between the Chairman and the independent Directors.  The Lead Director works with management to determine the information and materials provided to Board members.  The Lead Director also consults with the Chairman on such other matters as are pertinent to the Board and the Company and is available for direct communication and consultation with regulators upon request.  TCF’s Lead Director chairs the Board meetings when the Chairman is not present, which includes the executive sessions of the Board for only the independent Directors, and has the authority to call meetings of the independent Directors.  The Lead Director is elected annually by the independent members of the Board.  Gerald A. Schwalbach, a Director since 1999, has served as TCF’s Lead Director since February 2012.

Mr. Cooper currently serves as both the CEO of the Company and Chairman of the Board.  TCF believes that having both a combined Chairman and CEO and an independent Lead Director currently provides the best board leadership structure for TCF.  This structure, together with TCF’s other good corporate governance practices, provides strong independent oversight of management while ensuring clear strategic alignment throughout the Company.  Specifically, Mr. Cooper proposes strategic priorities to the Board, and with input from the Lead Director, communicates the Board’s guidance to management and is ultimately responsible for implementing the Company’s key strategic initiatives.

The Board believes that this leadership structure is appropriate given TCF’s characteristics and present circumstances.  Having both a combined Chairman and CEO and a Lead Director facilitates the retention of Mr. Cooper, a strong Chairman and CEO under whose leadership the Company has achieved extraordinary success over the years, particularly in the context of the difficult environment in which TCF has been operating.  This leadership structure provides the Board with a leader with great substantive knowledge of the Company and the industry in which it operates, as well as a Lead Director to act as a single voice for the independent Directors and to lead the Board when the Chairman and CEO is unavailable.  The Board believes all of these considerations provide value for the Company’s stockholders.

Furthermore, TCF has had a combined Chairman and CEO in place most of the time since the Company’s inception.  While there exists the possibility that the Board would separate the roles of Chairman and CEO in the future under appropriate circumstances (e.g., in connection with a management succession), the Board believes that separating the roles at this time would be detrimental to Company performance.

The Board believes that the current arrangement also provides for adequate independent oversight of the Company.  The Company places a significant emphasis on Board independence.  Currently, 11 of the Board’s 15 members (73%) meet the independence requirements under NYSE rules and the Company’s own independence requirements.  These independent Directors regularly meet in executive session without management present.  The members of the Board’s Audit Committee, Compensation/Nominating/Corporate Governance Committee, and Risk Committee are all independent and, in addition to the Chairman and Lead Director, serve in oversight roles.  Through these committees, the Board is actively involved in oversight of risk, compliance, potential conflicts of interest and related party transactions, and business results.  The Compensation/Nominating/Corporate Governance Committee is also specifically responsible for an annual review of the CEO’s performance and compensation.  Since all Board members have complete access to management and outside advisors, the Chairman and Lead Director are not the only sources of information for the Board.

Communications with Directors

The Board has provided a process for stockholders and other interested parties to communicate directly with any Director, the Lead Director, the full Board, or with independent Directors as a group.  The process for doing so is disclosed on TCF’s website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance,” then click on “Learn More” next to the heading “Communications with Directors”).

Regular Separate Non-Management Director Meetings

The non-management Directors, all of whom are independent under NYSE rules as of the date of this proxy statement, meet independently in executive sessions following the regularly scheduled meetings of the Board.  The Lead Director presides over each executive session.

Code of Ethics

TCF has adopted a code of ethics applicable to the Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”), and Principal Accounting Officer (“PAO”) (the “Senior Financial Management Code of Ethics”) as well as a code of ethics generally applicable to all officers (including the PEO, PFO, and PAO), Directors, and employees of TCF (the “Code of Ethics”).  The Code of Ethics and Senior Financial Management Code of Ethics are both available for review on TCF’s website at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance,” then click on “Learn More” next to the headings “Code of Ethics Policy” or “Code of Ethics for Senior Financial Management,” respectively, and then click on “View Document”).   Any changes to either code will be posted on the website, and any waivers of either granted to the PEO, PFO, PAO, or any Director will be posted on the website.  To date, there have not been any waivers of either code granted to the PEO, PFO, PAO, or any Director.

Director Attendance

The business, property, and affairs of TCF are managed by or under the direction of the Board.  The Board met eight times in 2012.  All Board members are expected to attend all committee meetings of which they are a member and are invited to attend meetings of committees of which they are not members.  During 2012, all Directors attended at least 75% of the combined meetings of the Board and the committees on which they served.  TCF requests Directors to attend the Annual Meeting if their schedules permit.  All of the Directors attended the 2012 Annual Meeting.

Board Committees, Committee Memberships, and Meetings in 2012

The following table identifies the principal responsibilities, number of meetings held in 2012, and the members for each of the standing Board committees (those which meet regularly) including those with audit, compensation, and nominating responsibilities.  Messrs. Cooper, Dahl, Jasper, and Winslow are executive officers of TCF and do not serve on any of the standing Board Committees.  In addition to the committees reflected below, there is a duly-elected Executive Committee of the Board consisting of Mr. Cooper, Ms. Grandstrand, and Messrs. Barton, Opperman, Schwalbach, and Zona.  The Executive Committee, which serves as a liaison between management and the Board, met twice during 2012 and is scheduled to meet eight times during 2013.

Committee	Principal Responsibilities	Members (*Chair)

Audit (1)(2) 14 meetings in 2012

•   Oversee relationship with independent auditor

•   Oversee and review financial reporting and disclosure matters

•   Oversee compliance

•   Oversee internal audit function, including supervision and evaluation of the performance of the Chief Audit Executive

Cusick Grandstrand Johnson Opperman Schwalbach * Zona
BSA Compliance (2)(3) 4 meetings in 2012

•   Monitor adherence to the provisions of the BSA Consent Order dated July 20, 2010 between TCF and the Office of the Comptroller of the Currency (the “OCC”)

•   Ensure that TCF is in compliance with the BSA and the rules and regulations of the Office of Foreign Assets Control (“OFAC”)

•   Review reports on BSA issues, trends, policies, processes, identification of risks, or any other matter brought to the Committee’s attention

Barton Bell Bieber Bigos Cusick Grandstrand * Johnson Opperman Ramstad Schwalbach Zona
Compensation/ Nominating/ Corporate Governance (2) 5 meetings in 2012

•   Review, recommend, and approve personnel-related matters

•   Evaluate the performance of the Chief Executive Officer

•   Review, recommend, and approve executive compensation, including equity awards

•   Review, recommend, and approve Director nominations

•   Oversee corporate governance matters

•   Review management succession planning

•   Supervise the administration of benefit plans

Barton (4) Bieber Bigos Opperman * Schwalbach
Finance (2)(3)(5) 4 meetings in 2012

•   Review and approve, and oversee the administration and effectiveness of, TCF’s financial risk management policies

•   Review financial strategies

•   Review capital planning, including dividend recommendations

•   Review merger, acquisition, and expansion activity

•   Review debt and equity issuance and retirement matters

Barton Bell Bieber Bigos Cusick Grandstrand Johnson Opperman Ramstad Schwalbach Zona *
Risk (2) 4 meetings in 2012	• Oversee TCF’s Enterprise Risk Management Program • Oversee and consult with management regarding the Company’s risk appetite • Evaluate the performance of the Chief Risk Officer	Cusick Grandstrand Johnson Opperman Schwalbach * Zona

(1)       Messrs. Cusick, Johnson, Opperman, Schwalbach, and Zona have been designated by the Board as Audit Committee Financial Experts.

(2)       Luella Goldberg was chair of the BSA Compliance Committee, and was a member of the Audit, Compensation/Nominating/Corporate Governance, Finance, and Risk Committees until her retirement from the Board on April 25, 2012.

(3)       Ralph Strangis was a member of the BSA Compliance and Finance Committees until his retirement from the Board on April 25, 2012.

(4)    Mr. Barton was appointed to the Compensation/Nominating/Corporate Governance Committee in January 2012 following Mr. Bell’s resignation from this Committee.

(5)       In January 2012, the Asset Liability Management Committee and the Shareholder Relations/Capital and Expansion Committee were merged to form the Finance Committee.  Each committee met once during 2012 before the merger.

Compensation/Nominating/Corporate Governance Committee

All members of the Compensation/Nominating/Corporate Governance Committee are listed above and are independent under the standards outlined below under “Director Independence and Related Party Transactions – How Does the Board Determine Which Directors Are Independent?” In addition, each member of the Committee currently meets the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Committee operates under a formal charter that may be accessed at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance,” then click on “Learn More” next to the heading “Compensation/Nominating/Corporate Governance Charter,” and then click on “View Document”).

Scope of Authority of Compensation Committee.  The Compensation Committee is one of the three component committees of the Compensation/Nominating/Corporate Governance Committee.  All of the members of the Compensation Committee are also members of the full Compensation/Nominating/Corporate Governance Committee.  Full authority is delegated from the Board to the Compensation Committee to act on the following matters without Board approval:

•                  Review and approve the Company’s compensation and benefits policies generally, including reviewing and approving any equity-based compensation.

•                  Review and approve the compensation of, and benefits for, the CEO and other senior officers.

•                  Review and approve management’s risk assessment of incentive compensation plans for the CEO and other executive and senior officers of the Company.

•                  Determine if any deferral or claw back provisions for the CEO or other senior executive officers have been triggered and executed as required.

•                  Prepare the Compensation Committee Report required by the Securities and Exchange Commission (the “SEC”) and NYSE rules to be included in the proxy statement and review and discuss the Compensation Discussion and Analysis (the “CD&A”) with management and provide a recommendation to the Board regarding the inclusion of the CD&A in the Company’s proxy statement.

•                  Periodically review the Company’s management succession planning, in consultation with the CEO.

▪                  Review and approve any employment contracts and severance agreements with executive officers other than the CEO.

▪                  Annually, review and approve the summary of perquisites for the CEO and review summaries of perquisites for the other senior executive officers.

•                  Supervise the administration of all TCF benefit plans, including:

▪                  Approval of amendments as needed (except where the amendment requires full Board approval);

▪                  Selection of trustees, funding agents, investment managers and other similar asset managers for the trust funds;

▪                  Act as the Advisory Committee for the TCF Employees Stock Purchase Plan (the “ESPP”), directing the vote of shares for which participants in the plan do not provide direction;

▪                  Exercise of all other administrative and interpretive authority under the plans; and

▪                  Exercise of all other responsibilities as provided in the plans.

•                  Review the following matters and recommend proposals for action by the full Board:

▪                  Election of officers for TCF; and

▪                  Compensation and employment contracts for the CEO, including change in control arrangements.

Delegation of Authority by Compensation Committee.  The Compensation Committee may establish subcommittees from time to time.  The Compensation Committee has the power to delegate such duties and authority to the subcommittees as it approves. Additionally, the CEO makes recommendations to the Compensation Committee concerning the compensation of executive officers. The CEO reviews the performance of certain executive officers other than himself, future management changes and other matters relating to compensation with the Chair of the Compensation Committee regularly on an informal basis.  Other executive officers generally do not make recommendations to the Committee concerning their own compensation, although certain executive officers may provide the CEO with information used to support a recommendation to the Compensation Committee, such as an individual’s proposed goals, performance against those goals, and information concerning the structure of their compensation.

Compensation Committee Use of Consultants.  The Compensation Committee has authority to retain consulting firms for the purpose of evaluating compensation and other compensation-related matters for TCF’s Directors, CEO and other executive officers.  The Compensation Committee has retained Towers Watson, principally to provide advice and peer group information, which the Compensation Committee considers when developing the terms of long-term incentive awards, incentive compensation plans, and overall compensation amounts for the executive officers named in the Summary Compensation Table (the “Named Executives”).  For a discussion of services performed by Towers Watson for the Compensation Committee in 2012, see “Analysis of Tools the Committee Uses” in the CD&A.  During 2012, the Compensation Committee paid Towers Watson approximately $121,000 for these services.  Also, Towers Watson and its affiliates were paid $211,000 for providing additional services to the Company (and its affiliates) in 2012 in connection with broad-based health and welfare plans and the production of total compensation statements for all employees.  The decision to engage Towers Watson for the additional services was made by management.  The services were not approved by the Board as they were services of the type routinely performed by Towers Watson in the past.  Towers Watson has internal policies regarding conflicts of interest.  The Board affirmatively determined that no conflicts of interest have been raised in connection with the services provided by Towers Watson.

Compensation Committee’s Process For Determining Director and Executive Compensation.  The Compensation Committee generally meets five times each year beginning in January and then quarterly in March, June, September, and December, with additional special meetings held as needed.  Director compensation is reviewed from time to time on an informal basis by the CEO and Chair of the Compensation Committee.  Their recommendations concerning any change in Director compensation are referred to the Compensation Committee and the Board.  Executive compensation is determined by the Compensation Committee.  The CEO provides input for executive officers.  Following the end of the calendar year, the Compensation Committee reviews the Company’s financial results for the previous year to determine if performance targets have been achieved for purposes of performance-based compensation for each executive officer and to make other compensation decisions.  Compensation decisions by the Compensation Committee are subjective and are based upon evaluation of an individual’s overall performance and are not based on a statistical or formulaic analysis of particular results or criteria.  Rather, the Compensation Committee considers overall performance in areas of responsibility, management and communication skills, leadership qualities, innovation and creative abilities, risk controls and difficulties encountered in achieving results in light of industry conditions.  Taking the CEO’s recommendations into consideration, the Committee then establishes the compensation levels, annual cash incentive amounts and long-term incentive awards for each executive officer.

Compensation Committee Interlocks and Insider Participation.  Directors Barton, Bell (until his resignation from the committee in January 2012), Bieber, Bigos, Goldberg (until her retirement in April 2012), Opperman, and Schwalbach served on the Compensation Committee in 2012.  None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries, with the exception of Mr. Bell, who was an officer of TCF Bank from 1994 to 1999.  The Board has determined that all members of the Compensation Committee were independent for 2012 under standards outlined below.  Certain transactions between TCF and Directors Barton, Bell, Bieber, Bigos, Opperman, and Schwalbach are disclosed below under “Director Independence and Related Party Transactions – What Transactions Were Considered Non-Material?”

Audit Committee

All members of the Audit Committee are listed above and are independent under the standards outlined below.  The Board has determined that Messrs. Cusick, Johnson, Opperman, Schwalbach, and Zona are Audit Committee Financial Experts, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Exchange Act (“Regulation S-K”).  The Audit Committee operates under a formal charter that may be accessed at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance,” then click on “Learn More” next to the heading “Audit Committee Charter,” and then click on “View Document”).

Director Independence and Related Person Transactions

How Does the Board Determine Which Directors are Independent?  Pursuant to NYSE listing standards, at least a majority of TCF Directors must be independent.  For a Director to be considered independent, the Board must make an affirmative determination that the Director has “no material relationship” with TCF.  The NYSE independence standards, as incorporated into the regulations of the SEC, identify certain transactions or relationships which automatically disqualify a Director from being considered independent.  In the case of transactions or relationships with a Director’s business, annual payments of more than the greater of $1.0 million or 2.0% of the gross revenues of the Director’s business are automatically disqualifying.

In addition, the Board of Directors has adopted the categorical standards listed below to assist it in determinations of independence.  The additional categorical independence standards are included in TCF’s Corporate Governance Guidelines, which may be accessed at www.tcfbank.com (click on “About TCF,” then click on “Corporate Governance,” then click on “Learn More” next to the heading “Corporate Governance Guidelines,” and then click on “View Document”).  The Board deems transactions or relationships falling within a categorical standard listed below to automatically be non-material.

•                  Commercial Loans from TCF Bank Subject to Approval Under Federal Reserve Board Regulation O (“Regulation O”) (or Below Threshold Amounts) to a Director’s Business.  Loans, leases, and other extensions of credit from TCF Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE independence standards, are subject to approval under Regulation O (or are for an amount less than that requiring approval under Regulation O), and TCF has not classified them as being in default.

•                  Transactions or Relationships Which Are Beneath Certain Thresholds and Are Not Automatically Disqualifying.  Transactions or relationships between TCF and a Director, the Director’s related business, or any immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards, and the transaction (including employment) amounts are not in excess of $120,000 in a calendar year.

•                  Retail Banking Relationships: Home Mortgages, Consumer Loans, and Retail Deposit Accounts.  Home mortgages, consumer loans and retail deposit accounts at TCF for a Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE independence standards and are on ordinary retail consumer terms and conditions.

•                  Stockholder Ownership under 10%; Limited Partnerships; Service as Executive Officer.  A Director’s ownership of less than a 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF.  However, a Director’s service as an executive officer of a company is sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF, even if the Director has ownership of less than a 10% equity interest in such a company.

What Transactions Were Considered Non-Material?  During 2010 through 2012, TCF was a party to relationships with certain Directors, their related companies, or immediate family members, each of which was determined by the Board to be not material for purposes of Director independence.

Commercial Loans, Consumer Loans, and Retail Banking Accounts.  Each of the following transactions and relationships was reviewed by the Board and was determined to not constitute a material relationship for purposes of Director independence, based on the categorical standards described above:

•                  Messrs. Bieber and Bigos or their related companies have, or had during 2010 through 2012, commercial loans or leases with TCF.

•                  Messrs. Barton and Bigos or their related companies have, or had during 2010 through 2012, commercial deposit accounts with TCF.

•                  The following Directors have, or had during 2010 through 2012, retail deposit accounts or consumer loans with TCF, all of which are on ordinary retail consumer terms and conditions:  Messrs. Barton, Bell, Bigos, Cooper, Cusick, Dahl, Jasper, Johnson, and Winslow.

All commercial loans and leases, and all home mortgages and consumer loans, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to TCF and do not involve more than the normal risk of collectability, nor do they present other unfavorable features.  All such loans and leases have been approved by the Board of Directors when required by Regulation O.

Related Person Transactions Involving Independent Directors.  Mr. Strangis was a member of the Board until his retirement in April 2012.  Kaplan, Strangis and Kaplan, P.A. (“KSK”), of which Mr. Strangis is a member, provided legal services to TCF during 2010, 2011, and 2012.  Total fees paid by TCF to KSK in 2010 and 2011 were approximately $703,565 and $480,775, respectively.  During 2010 and 2011, CTS Corporate Travel Solutions (“CTS”) provided certain travel-related services to TCF.  Mr. Strangis was a director and his spouse was an officer and minority stockholder of CTS until November 2011 when they sold their interest in CTS.  Total payments by TCF to CTS in 2010 and 2011 through the sale date were approximately $161,900 and $150,119 respectively.  The Board of Directors reviewed these relationships prior to Mr. Strangis’ retirement and affirmatively determined (with Mr. Strangis abstaining) that they did not constitute a material relationship between Mr. Strangis and the Company for purposes of Director independence because: the extent to which Mr. Strangis was expected to benefit from the payments was not so significant as to compromise his exercise of independent judgment as a Director, especially in light of his background as an experienced lawyer and corporate director, exemplary performance as a Director of TCF, and his overall financial condition; the payments were consistent with the range of payments in previous years; the payments and the transactions for which they were made were negotiated on an arm’s length basis, and the payments were reasonable for the services provided; the payments were not material to TCF, KSK, or CTS; in the case of CTS, the Director’s interest was indirect and insignificant; and in the case of KSK, TCF deals with many law firms in addition to KSK.  Therefore, the Board determined that the relationships did not affect Mr. Strangis’ status as an independent Director at that time.  Total fees paid by TCF to KSK in 2012 were approximately $838,000.  TCF expects that KSK will continue to provide legal services to TCF on an ongoing basis.

Other Business Relationships Involving Independent Directors.  Each of the following additional transactions and business relationships was reviewed and was determined by the Board to be not material, either individually or in the aggregate, for purposes of Director independence:

•                 During 2010, the law firm of Fredrikson and Byron, P.A. (“Fredrikson and Byron”) had a business relationship with TCF.  Ms. Grandstrand is a shareholder in the firm of Fredrikson and Byron.  Total fees paid by TCF to Fredrikson and Byron in 2010 were approximately $23,381.  However, TCF did no business with Fredrikson and Byron during 2011 or 2012 and Ms. Grandstrand was appointed to the Audit Committee in January 2011.  The Board has reviewed this relationship and affirmatively determined (with Ms. Grandstrand abstaining) that it does not constitute a material relationship between Ms. Grandstrand and TCF for purposes of Director independence because the fees paid during any twelve-month period within the last three years are significantly below $120,000, the payments and transactions were negotiated on an arm’s length basis and the payments were reasonable for the services provided, and TCF deals with many law firms in addition to Fredrikson and Byron.

•                 Several Directors are investors in C Financial Corporation, an Ohio corporation, which is the holding company of Cooper State Bank, a state bank organized under the laws of Ohio, of which Mr. Cooper is controlling shareholder.  In addition to Mr. Cooper, Messrs. Bigos, Schwalbach, Winslow, and certain members of TCF management are shareholders in C Financial.  Three current members of TCF management are also directors of both C Financial and Cooper State Bank.  Additionally, during 2012, Fredrikson and Byron provided legal services to C Financial and Cooper State Bank in the amounts of $894 and $4,110, respectively.  The Board of Directors has reviewed these relationships and affirmatively determined (with each affected Director abstaining from his or her own determination) that they do not constitute material relationships between each of the non-management Directors, Mr. Bigos, Ms. Grandstrand, and Mr. Schwalbach, and TCF for purposes of Director independence because: these relationships are not so significant as to compromise their exercise of independent judgment as Directors; the relationships are not with TCF or TCF management; there are no material transactions between TCF and C Financial or Cooper State Bank; Cooper State Bank is not a competitor of TCF (its geographic market area does not overlap TCF’s); and the investments are not otherwise so significant as to compromise the Director’s exercise of independent judgment as a Director.

•                 During 2012 and 2011, Mr. Bell received payments and distributions from the TCF Financial Corporation Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) of $225,629 and $276,925, respectively, and distributions from the TCF Cash Balance Pension Plan (the “Pension Plan”) of $0 and $46,432 respectively, as a result of his prior service as an officer of TCF Bank from 1994 to 1999.  The Board has reviewed this relationship and affirmatively determined (with Mr. Bell abstaining) that it does not constitute a material relationship between Mr. Bell and TCF because such payments and distributions were for his prior service as an officer of TCF Bank and such payments and distributions were not contingent in any way on continued service.

•                 Ms. Goldberg’s son is employed by TCF in a non-executive capacity.  Prior to Ms. Goldberg’s retirement from the Board in April 2012, the Board reviewed the relationship and affirmatively determined (with Ms. Goldberg abstaining) that it did not constitute a material relationship between Ms. Goldberg and TCF for purposes of Director independence because he is employed in a non-executive position and had not received during any 12-month period within the prior three years more than $120,000 in direct compensation from TCF.  At that time, Ms. Goldberg and her son did not reside at the same residence.

•                  In April 2012, Mr. Opperman was reimbursed at cost for the business use of a suite by TCF.  The Board has reviewed this transaction and affirmatively determined (with Mr. Opperman abstaining) that it does not constitute a material relationship between Mr. Opperman and TCF because such reimbursement was made at cost.

•                  The Board has also reviewed Director ownership of shares of TCF Common Stock, trust preferred capital (until its redemption in July 2012), and both series of preferred stock of TCF and affirmatively determined (with affected Directors abstaining) that such ownership does not constitute a material relationship between any of those Directors and TCF for purposes of Director independence because no such Director owns 10% or more of any voting class of outstanding TCF securities.

Which Directors are Independent?  The evaluation of director independence under NYSE listing standards is based on a three-year look-back period.  On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF during 2010 through 2012, the Compensation/Nominating/Corporate Governance Committee and the Board of Directors affirmatively determined in January 2013 that the following Directors have no material relationship with TCF and are considered to be independent:  Ms. Grandstrand, and Messrs. Barton, Bell, Bieber, Bigos, Cusick, Johnson, Opperman, Ramstad, Schwalbach, and Zona.  Additionally, Ms. Goldberg and Mr. Strangis, who were Directors of TCF until they retired in April 2012, were previously deemed independent by the Board under the NYSE standards.  All members of the Audit Committee and Compensation/Nominating/Corporate Governance Committee are independent.  The Board of Directors determined that the following Directors are not independent:  Mr. Cooper (TCF CEO), Mr. Dahl (TCF Vice Chairman and Executive Vice President, Lending), Mr. Jasper (TCF Vice Chairman and Executive Vice President, Funding, Operations and Finance), and Mr. Winslow (TCF Vice Chairman, Corporate Development), because current executives are deemed to be non-independent under the NYSE standards.

Related Person Transactions.  During 2012, TCF engaged in transactions in the ordinary course of business with some of its Directors and officers, and entities with which they are associated.  As noted above under “What Transactions Were Considered Non-Material – Commercial Loans, Consumer Loans, and Retail Banking Accounts,” all such transactions were made in the ordinary course of business, on substantially the same terms, including current interest rates and collateral, as those prevailing at the time for comparable transactions with others not related to TCF and did not involve more than the normal risk of collectibility or present other unfavorable features.

Related Person Transaction Approval Process.  By written policy and regulation, loans to Directors, executive officers or their immediate family members are submitted for review to the Board of Directors of TCF Bank as and to the extent required by Regulation O.  Transactions with Directors, executive officers or their immediate family members that present a possible conflict of interest under the Code of Ethics are reviewed by the General Counsel and submitted to the Board where appropriate or required under the Code of Ethics.  In practice, all other transactions between TCF and Directors, Director nominees, executive officers and their immediate family members or related companies that are reportable in the proxy statement are reported to the Audit Committee and, for transactions involving independent Directors, the Compensation/Nominating/Corporate Governance Committee and the Board.  All such reports are in writing and maintained with the records of the applicable committee or Board meetings.  The Board and the respective committees are responsible for reviewing and evaluating any transactions submitted to them and, where appropriate or otherwise required under applicable regulations, for approving, denying, ratifying, or terminating such transactions.  The Board, or a committee of the Board, evaluates these transactions and specifically determines whether or not they serve the best interest of TCF and its stockholders, whether they present a conflict of interest for the affected person, and whether the relationship should be continued or eliminated.  Any such action is reflected in the minutes of the Board or the respective committees.

DIRECTOR COMPENSATION

TCF’s compensation of non-management Directors in 2012, including cash and other non-cash compensation, is shown in the following table.  Messrs. Cooper, Dahl, Jasper, and Winslow are executive officers of TCF and do not receive any compensation for their service as Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($)	All Other Compensation (2)(3) ($)	Total ($)
Raymond L. Barton	$47,000	$45,000	$0	$10,000	$102,000
Peter Bell	$49,000	$45,000	$0	$5,000	$ 99,000
William F. Bieber	$44,500	$45,000	$0	$0	$ 89,500
Theodore J. Bigos	$47,000	$45,000	$0	$10,000	$102,000
Thomas A. Cusick	$60,000	$45,000	$0	$10,000	$115,000
Luella G. Goldberg (4)	$32,000	$45,000	$0	$10,000	$ 87,000
Karen L. Grandstrand	$85,000	$45,000	$0	$3,500	$133,500
George G. Johnson	$58,000	$45,000	$0	$10,000	$113,000
Vance K. Opperman	$94,000	$45,000	$0	$0	$139,000
James M. Ramstad	$49,000	$45,000	$0	$0	$ 94,000
Gerald A. Schwalbach	$87,000	$45,000	$0	$10,000	$142,000
Ralph Strangis (4)	$23,333	$45,000	$0	$0	$ 68,333
Richard A. Zona	$84,000	$45,000	$0	$9,500	$138,500

(1)                   The grant date fair value for all awards is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718, “Stock Compensation.”  TCF’s accounting policy for stock-based compensation is described in Notes 1 and 16 of the Notes to TCF’s Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2012.  Dividends are paid on the shares at the regular rate generally paid to holders of TCF Common Stock.

(2)       The Directors’ Retirement Plan was frozen and terminated on July 18, 2011.  All eligible Directors received discounted retirement benefit payments in 2012 for all earned benefits as of July 2011, including the following:  Ms. Goldberg, $282,038; Mr. Bieber, $213,587; Mr. Cusick, $121,206; Mr. Johnson, $204,358; Mr. Schwalbach, $191,742; and Mr. Strangis, $255,272.  Ms. Grandstrand and Messrs. Barton, Bell, Bigos, Opperman, and Zona were not eligible to receive a retirement benefit at the time the plan was frozen.  Mr. Ramstad was elected to the Board after the plan was frozen.

(3)       This column consists of matching charitable gift contributions by TCF Foundation on behalf of Directors.  The material terms regarding the matching charitable gift program are described below under “Material Information Regarding Directors’ Compensation.”

(4)    Ms. Goldberg and Mr. Strangis retired from the Board in April 2012.

(5)       The following table shows the outstanding equity awards of non-management Directors at December 31, 2012:

Name	# of Shares Unvested Restricted Stock (a)	Market Value of Unvested Shares (b)(c) ($)
Raymond L. Barton	5,439	$66,084
Peter Bell	5,266	$63,982
William F. Bieber	5,266	$63,982
Theodore J. Bigos	5,266	$63,982
Thomas A. Cusick	5,266	$63,982
Luella G. Goldberg (d)	-	-
Karen L. Grandstrand	5,110	$62,087
George G. Johnson	5,266	$63,982
Vance K. Opperman	5,266	$63,982
James M. Ramstad	5,494	$66,752
Gerald A. Schwalbach	5,266	$63,982
Ralph Strangis (d)	-	-
Richard A. Zona	5,439	$66,084

(a)       Consists of the unvested portion of the April 17, 2010 restricted stock awards made to Messrs. Bell, Bieber, Bigos, Cusick, Johnson, Opperman, and Schwalbach.  Also consists of the unvested portion of the pro-rata awards made to the following Directors on the dates they were elected to the Board: Ms. Grandstrand on October 18, 2010; Messrs. Barton and Zona on January 18, 2011; and Mr. Ramstad on October 17, 2011.  Dividends are paid on the shares at the regular rate generally paid to holders of TCF Common Stock.  The shares will vest as soon as possible after the results are known in the year following the year that TCF achieves a Return on Equity above the median of its peer group or, if not sooner, the award will vest ten years after the award date.  Also includes unvested restricted stock awards of 4,025 shares made in January 2012 to Ms. Grandstrand and Messrs. Barton, Bell, Bieber, Bigos, Cusick, Johnson, Opperman, Ramstad, Schwalbach, and Zona which vested on January 15, 2013.

(b)    Consists of the number of unvested shares shown in the previous column, multiplied by the closing stock price on December 31, 2012 of $12.15 per share.

(c)     Grant date fair value of the stock awards made in 2012 is shown on the Director Compensation table.

(d)    All restricted stock awards to Ms. Goldberg and Mr. Strangis vested on the date of their retirement.

Material Information Regarding Directors’ Compensation

•                  Cash compensation for non-management Directors (may be deferred and invested in TCF Common Stock):

▪                  Annual Retainer – $25,000; Committee Chairs receive an additional $20,000 annual retainer; and

▪                  Board and Committee Meetings – $1,000 per meeting.

•                  Inside Directors (Messrs. Cooper, Dahl, Jasper, and Winslow) are not compensated for service as Directors.

•                  Directors Stock Grant Program:

▪                  Annually, non-management Directors receive grants of TCF Common Stock equal to $45,000.  For Directors elected after a stock grant has been awarded, a pro-rata stock grant is awarded;

▪                  The number of shares granted is determined by dividing $45,000 by the average of the high and low prices of TCF Common Stock on the grant date;

▪                  The stock grant vests annually, when the next grant is made;

▪                  Dividends are paid on unvested shares at the regular rate generally paid to holders of TCF Common Stock; and

▪                  Unvested shares will vest if a change in control occurs.

•                  TCF Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”) (for non-management Directors):

▪                  Fees and stock grants may be deferred until service on the Board ends;

▪                  All deferred fees are invested in TCF Common Stock;

▪                  Dividends (market rate) are accumulated and invested in TCF Common Stock; and

▪                  Distributions for pre-2005 accounts are in installments or lump sum, as elected by the Director.  For accounts accumulated in 2005 and after, all distributions are in a lump sum.

•                  The Directors Retirement Plan was frozen in 2011 and all participants received a lump sum payout in 2012.  Prior to being frozen, Directors with five or more years of service as a non-management Director received a retirement benefit based on the number of years of service and the annual Board retainer in effect at retirement.

•                  Stock Ownership Guidelines:

▪                  Non-management Directors are required to own shares of TCF Common Stock worth an amount equal to five times their annual base retainer (excluding any supplementary retainer for Committee chairs);

▪                  All shares of TCF Common Stock owned directly or indirectly by a Director will be considered in determining whether the Stock Ownership Guidelines have been met.  Stock options will not be counted toward the Stock Ownership Guidelines;

▪                  The Directors have until the later of (i) January 16, 2017 or (ii) the fifth anniversary of their appointment to the Board to reach the applicable target ownership level; and

▪                  Despite not being applicable until January 16, 2017, all Directors satisfied the Stock Ownership Guidelines as of February 25, 2013.

•                  TCF offers the TCF Matching Gift Program to supplement donations made by employees and Directors to charitable organizations of their choice up to a maximum of $10,000 annually.

•                  Indemnification rights are provided to Directors under TCF’s Certificate of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

•                  TCF reimburses Directors for travel and other expenses to attend Board meetings or attend to other Board business as a business expense.

•                  TCF occasionally holds Board retreats at a remote location and pays Directors’ travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors’ spouses.

OWNERSHIP OF TCF STOCK

TCF Stock Ownership of Directors and Named Executives

Common Stock

The following table shows ownership as of January 31, 2013 of TCF Common Stock by those indicated, except for Mr. Brown whose ownership is shown as of November 19, 2012, the date of his resignation.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(3)	Percent of Class (4)
Directors who are not Named Executives:
Raymond L. Barton	22,891	*
Peter Bell	87,894	*
William F. Bieber	949,558	*
Theodore J. Bigos	30,526	*
Thomas A. Cusick	224,905	*
Karen L. Grandstrand	23,317	*
George G. Johnson	96,681	*
Vance K. Opperman	62,631	*
James M. Ramstad	10,520	*
Gerald A. Schwalbach	171,600(5)	*
Barry N. Winslow	754,929(2)	*
Richard A. Zona	23,240	*
Named Executives:
William A. Cooper	3,505,560(2)(5)	2.1%
Michael S. Jones	153,312	*
Thomas F. Jasper	580,052(2)(5)	*
Craig R. Dahl	716,106(2)(5)	*
Earl D. Stratton	532,221(2)	*
Neil W. Brown	448,556(2)	*
All Directors and Executive Officers combined (22 persons)	8,273,377(2)(5)	5.0%

* Represents 1.0% or less of the outstanding TCF Common Stock.

(1)    All shares are directly owned and the person indicated has sole voting and dispositive power, except as indicated in this footnote and footnote (3) below.  Includes shares beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bell, 8,295 shares; Mr. Bieber, 20,920 shares; Mr. Brown, 14,000 shares; Mr. Cusick, 99,700 shares; Mr. Stratton, 2,000 shares; Mr. Winslow, 397,475 shares; and all Directors and Executive Officers combined, 528,437 shares.

(2)    Includes shares which could be purchased by the indicated person upon the exercise of vested options within 60 days after January 31, 2013:  Mr. Brown, 282,000 shares; Mr. Cooper, 800,000 shares; Mr. Dahl, 225,000 shares; Mr. Jasper, 141,000 shares; Mr. Stratton, 118,000 shares; Mr. Winslow, 200,000 shares; and all Directors and Executive Officers combined, 1,484,000 shares.  Mr. Brown’s stock options expired unexercised on February 19, 2013.

(3)    Includes whole shares of TCF Common Stock allocated to accounts in the ESPP for which the Named Executives and certain Directors have shared voting power as follows: Mr. Bell, 7,058 shares; Mr. Brown, 9,942 shares; Mr. Cooper, 11,309 shares; Mr. Dahl, 10,842 shares; Mr. Jasper, 10,026 shares; Mr. Jones, 8,249 shares; Mr. Stratton, 53,495 shares; Mr. Winslow, 62,326 shares; and all Directors and Executive Officers combined, 271,419 shares.  Also includes whole shares of TCF Common Stock in the trust for the ESPP-Supplemental Plan for which the Named Executives and certain Directors do not have voting power, as follows:  Mr. Brown, 41,080 shares; Mr. Cooper, 45,481 shares; Mr. Dahl, 33,821 shares; Mr. Jasper, 8,991 shares; Mr. Jones, 3,563 shares; Mr. Stratton, 35,825 shares; Mr. Winslow, 19,648 shares; and all Directors and Executive Officers combined, 176,905 shares.  Also includes whole shares of TCF Common Stock (unvested) in the trust for the TCF Employees Deferred Stock Compensation Plan for which the Named Executives do not have voting power, as follows:  Mr. Cooper, 1,000,000 shares; Mr. Dahl, 300,000 shares; Mr. Jasper, 350,000 shares; Mr. Jones, 100,000 shares; Mr. Stratton, 50,000 shares; Mr. Winslow, 50,000 shares; and all Named Executives and other executive officers combined, 1,860,000 shares.  Also includes 24,516 shares for Mr. Bell in the trust for the Executive Deferred Compensation Plan for which he does not have voting power.  Also includes whole shares of TCF Common Stock

(vested and unvested) in the trust for the Directors Deferred Compensation Plan for which the holder does not have voting power, as follows: Mr. Barton, 17,891 shares; Mr. Bieber, 86,238 shares; Mr. Bigos, 25,829 shares; Mr. Cooper, 9,089 shares; Mr. Cusick, 25,471 shares; Ms. Grandstrand, 23,317 shares; Mr. Johnson, 76,958 shares; Mr. Opperman, 32,542 shares; Mr. Schwalbach, 22,172 shares; Mr. Zona, 23,240 shares; and all Directors combined, 342,747 shares.

(4)    As of January 31, 2013, there were 163,537,098 shares of TCF Common Stock outstanding.  Each percentage has been calculated by treating as outstanding the shares which could be purchased upon the exercise of existing options within 60 days after January 31, 2013.  As of January 31, 2013, there were outstanding options with respect to 1,484,000 shares that were exercisable within 60 days for all executive officers combined.  There were no outstanding stock options for non-employee Directors.  Mr. Brown’s stock options expired on February 19, 2013.

(5)    Includes shares pledged as collateral for loans undertaken by Directors or Named Executives as follows:  Mr. Cooper, 1,640,000 shares; Mr. Dahl, 89,579 shares; Mr. Jasper, 42,080 shares; Mr. Schwalbach, 141,081 shares; and all Directors and Executive Officers combined, 1,912,740 shares.

Preferred Stock

The following table shows ownership as of January 31, 2013 of (i) depositary shares, each representing a 1/1000th interest in a share of 7.50% Series A Non-Cumulative Perpetual Preferred Stock (the “Depositary Shares”) and (ii) 6.45% Series B Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) by those indicated, except for Mr. Brown whose ownership is shown as of November 19, 2012, the date of his resignation.

	Depositary Shares			Series B Preferred Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (3)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (3)
Directors who are not Named Executives:
Raymond L. Barton	-		*	-		*
Peter Bell	-		*	-		*
William F. Bieber	160,000		2.3%	-		*
Theodore J. Bigos	-		*	-		*
Thomas A. Cusick	20,000		*	-		*
Karen L. Grandstrand	-		*	-		*
George G. Johnson	-		*	-		*
Vance K. Opperman	40,000		*	-		*
James M. Ramstad	-		*	-		*
Gerald A. Schwalbach	-		*	-		*
Barry N. Winslow	20,000	(2)	*	-		*
Richard A. Zona	20,000	(2)	*	10,000	(2)	*
Named Executives:
William A. Cooper	-		*	-		*
Michael S. Jones	1,000		*	-		*
Thomas F. Jasper	4,000	(2)	*	-		*
Craig R. Dahl	-		*	-		*
Earl D. Stratton	30,000		*	3,600		*
Neil W. Brown	10,000		*	-		*
All Directors and Executive Officers (22 persons)	305,400	(2)	4.3%	14,000	(2)	*

* Represents 1.0% or less of the outstanding class of stock.

(1)    All shares are directly owned and the person indicated has sole voting and dispositive power, except as indicated in this footnote.  Includes shares beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Brown, 10,000 Depositary Shares; Mr. Stratton, 30,000 Depositary Shares; and all Directors and Executive Officers combined, 30,000 Depositary Shares.

(2)    Includes shares pledged as collateral for loans undertaken by Directors or Named Executives as follows: Mr. Jasper, 4,000 Depositary Shares; Mr. Winslow, 9,726 Depositary Shares; Mr. Zona, 20,000 Depositary Shares and 10,000 shares of Series B Preferred Stock; and all Directors and executive officers combined, 33,726 Depositary Shares and 10,000 Series B Preferred Stock.

(3)    As of January 31, 2013, there were 6.9 million Depositary Shares outstanding and 4.0 million shares of Series B Preferred Stock outstanding.

TCF Common Stock Ownership of Certain Beneficial Owners

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of TCF Common Stock		Percent of Class
FMR LLC	21,116,858	(1)	12.9%

T. Rowe Price Associates, Inc.	15,567,720	(2)	9.5%

State Street Corporation	9,845,316	(3)	6.0%

Advisory Committee of TCF Employees Stock Purchase Plan	8,595,680	(4)	5.3%

Blackrock, Inc.	8,505,652	(5)	5.2%

(1)    The information that follows is based upon the Schedule 13G/A filed with the SEC on behalf of FMR LLC on February 14, 2013.  Information is as of December 31, 2012.  Beneficial ownership of shares by FMR LLC is in the following manner: sole voting power, 2,695,929 shares; shared voting power, 0 shares; sole dispositive power, 21,116,858 shares; and shared dispositive power, 0 shares.  The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(2)    The information that follows is based upon the Schedule 13G/A filed with the SEC on February 6, 2013 on behalf of T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Mid-Cap Growth Fund.  Information is as of December 31, 2012.  Beneficial ownership of shares by Price Associates is in the following manner: sole voting power, 3,469,620 shares; shared voting power, 0 shares; sole dispositive power, 15,567,720 shares; and shared dispositive power, 0 shares.  These securities are owned by various individual and institutional investors (including the T. Rowe Price Mid-Cap Growth Fund (which owns 8,255,100 shares, representing 5.0% of the shares outstanding), which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities.  For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities.  However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.  Beneficial ownership of shares by T. Rowe Price Mid-Cap Growth Fund is in the following manner:  sole voting power, 8,255,100 shares; sole voting power, 0 shares; shared dispositive power, 0 shares; and sole dispositive power, 0 shares.  The address of each of T. Rowe Price Associates, Inc. and T. Rowe Price Mid-Cap Growth Fund is 100 E. Pratt Street, Baltimore, MD 21202.

(3)       The information that follows is based upon the Schedule 13G filed with the SEC on behalf of State Street Corporation on February 12, 2013.  Information is as of December 31, 2012.  Beneficial ownership of shares by State Street Corporation is in the following manner: sole voting power, 0 shares; shared voting power, 9,845,316 shares; sole dispositive power, 0 shares; and shared dispositive power, 9,845,316 shares.  The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(4)    The Advisory Committee for the ESPP has shared voting power with participants of all allocated shares in such plan.  Advisory Committee members disclaim ownership of these shares.  The foregoing information is based upon the Schedule 13G/A filed with the SEC by TCF Financial Corporation on January 31, 2013.  Information is as of December 31, 2012.  Beneficial ownership of shares by the Advisory Committee for the ESPP is in the following manner:  sole voting power, 0 shares; shared voting power, 8,595,680 shares; sole dispositive power, 0 shares; and shared dispositive power, 0 shares.  The address of the Advisory Committee of the TCF Employees Stock Purchase Plan is c/o General Counsel, TCF Financial Corporation, 200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693.

(5)    The information that follows is based upon the Schedule 13G filed with the SEC on behalf of Blackrock, Inc. on January 30, 2013.  Information is as of December 31, 2012.  Beneficial ownership of shares by Blackrock, Inc. is in the following manner: sole voting power, 8,505,652 shares; shared voting power, 0; sole dispositive power, 8,505,652 shares; and shared dispositive power, 0 shares.  The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires TCF’s Directors, executive officers, and persons who beneficially own more than ten percent of the outstanding shares of TCF Common Stock to file certain stock ownership reports with the SEC.  Based upon representations signed by officers and Directors, TCF believes that all reports required by officers and Directors were filed on a timely basis during 2012.

BACKGROUND OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following describes at least the last five years of business experience of executive officers of TCF Financial, or its principal wholly-owned subsidiary TCF Bank, who are not Directors of TCF Financial.  The descriptions include any other directorships at public companies held during the past five years.

SUSAN D. BODE (age 50) (Principal Accounting Officer) was elected Senior Vice President and Chief Accounting Officer of TCF Financial in November 2012.  Ms. Bode has also served as Executive Vice President and Chief Accounting Officer of TCF Bank since November 2012.  Prior to being elected Executive Vice President in November 2012, she was a Senior Vice President of TCF Bank since April 2010.  She has served as Chief Accounting Officer of TCF Bank since April 2010.  Prior to joining TCF Bank, Ms. Bode served as Managing Director with the finance group of Residential Capital, LLC, a division of GMAC LLC, engaged principally in mortgage financing activities since 2007.

JOSEPH T. GREEN (age 58) has been Secretary of TCF Financial since 2011 and has been General Counsel of TCF Financial since 2009, and a Senior Vice President of TCF Financial since 2008.  Since 2001, Mr. Green has also served as General Counsel and Secretary of TCF Bank, and has been an Executive Vice President of TCF Bank since 2010.

MICHAEL S. JONES (age 44) became Executive Vice President and Chief Financial Officer of TCF Financial on January 1, 2012.  Mr. Jones has also been Executive Vice President and Chief Financial Officer of TCF Equipment Finance, Inc. since 2008 and Executive Vice President and Treasurer of Winthrop Resources Corporation since 2008 and 2011, respectively, each a wholly-owned subsidiary of TCF Bank.  From April 2008 to December 2008, prior to joining TCF, Mr. Jones was Operations Controller in charge of the finance function for PACCAR Financial Services, the finance arm of PACCAR, Inc., a manufacturer of premium commercial vehicles.  From October 2002 to April 2008, Mr. Jones worked at various subsidiaries of General Electric Company, a large diversified technology and financial services company, serving as the Chief Financial Officer of GE Real Estate Business Property from August 2005 to April 2008, and Global Controller of Fleet Service from October 2002 to August 2005.

MARK D. NYQUIST (age 56) has been Executive Vice President and Chief Lending Officer of TCF Bank since November 2012.  He has been an Executive Vice President of TCF Bank since January 2012.  Prior to becoming Chief Lending Officer, he had been Chief Credit Officer since January 2012.  Since 2000, he has also been Executive Vice President and Chief Credit Officer of TCF Equipment Finance, Inc. and Senior Vice President of Winthrop Resources Corporation.  In addition, he has had portfolio management responsibilities for TCF Equipment Finance, Inc.

BARBARA E. SHAW (age 57) has been Senior Vice President – Director of Corporate Human Resources of TCF Financial since December 1999 and is also Executive Vice President of Corporate Human Resources for TCF Bank.  From 1998 to her election in 1999, she was Vice President – Human Resources of TCF Financial.  As Director of Corporate Human Resources, Ms. Shaw oversees all human resources disciplines including recruiting, employee relations, payroll, benefits, compensation, and employee development.  Ms. Shaw assumed oversight of the TCF Foundation in January 2012.

DAVID M. STAUTZ (age 55) was elected the Chief Risk Officer in November 2012 for TCF Financial and TCF Bank.  He has responsibilities for Enterprise Risk Management and coordination with regulators and auditors.  Prior to becoming the Chief Risk Officer, Mr. Stautz had been the Senior Vice President, Controller and Managing Director of Corporate Development of TCF Financial and Executive Vice President, Controller and Managing Director of Corporate Development of TCF Bank since August 2011. Mr. Stautz had been the Senior Vice President and Controller of TCF Financial since 1999.  He had been an Executive Vice President of TCF Bank since 2007 and Controller of TCF Bank since 2000.  Additionally, Mr. Stautz was Assistant Treasurer of TCF Financial and TCF Bank from 1999 to August 2011.

EARL D. STRATTON (age 65) became Chief Operations Officer of TCF Financial and TCF Bank on January 1, 2012.  He has been an Executive Vice President of TCF Financial since 1995 and TCF Bank since 2011 and the Chief Privacy Officer of TCF Financial and TCF Bank since April 2008.  He was Chief Information Officer of TCF Financial from 1995 through 2011 and TCF Bank from 2001 until 2011.  Prior to that, he was a Senior Vice President of TCF Financial from 1985 to 1995 and a Senior Vice President of TCF Bank from 1985 to 2001.  Mr. Stratton is a member of the boards of directors of Cooper State Bank and Medica, a non-profit health care holding company operating in Minnesota, Wisconsin, North Dakota, and South Dakota.  In his current position, Mr. Stratton is responsible for branch banking, information technology, bank operations, facilities, ATMs, and card services.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The past few years have been very challenging for TCF and the banking industry as a whole.  Banks have had to work through the deepest recession since the Great Depression, which included stressed home values and elevated unemployment, as well as many regulatory and legislative changes.

In this ever-changing and highly regulated business environment, the role of TCF’s executive team continues to grow increasingly more complex and challenging as TCF strives to meet and exceed stockholder expectations.  TCF’s experienced executive team has led the Company in its efforts to remain profitable and grow during these difficult times.  Executive management used 2012 as a building and investing year for TCF, as executive management led TCF through a balance sheet repositioning, a large deposit acquisition, the expansion of TCF’s national lending programs, the redemption of TCF’s trust preferred securities, and the return of free checking.  All this was done with a focus on improving TCF’s results for 2013 and beyond.

In its evaluation of the Named Executives and their performance, the Compensation/Nominating/Corporate Governance Committee (the “Committee”) has carefully considered the continued challenges TCF has faced over the past few years, and the importance of rewarding and retaining talented, experienced managers to continue to guide the Company through these difficult times.

2012 Compensation Decisions.  TCF’s financial performance, including its performance relative to peers, along with the individual performance of executive officers, served as key factors in determining compensation for 2012, including the following:

•      Thomas F. Jasper, Craig R. Dahl, Earl D. Stratton, and Neil W. Brown each received increases to their base salary in connection with their assumption of new duties on January 1, 2012.  The increases in base salary also provided for better internal pay equity among the Named Executives who report directly to the CEO, which include Messrs. Jasper and Dahl and included Mr. Brown until his resignation.

•     The salary of Michael S. Jones was set at $300,000 in connection with his election as Executive Vice President and Chief Financial Officer.

•      No annual cash incentives were paid to the Named Executives for 2012 because TCF did not achieve the performance target under the 2012 Management Incentive Plan (“MIP”).

•     Long-term incentive compensation awarded in 2012 (discussed in more detail below under “Key Decisions Made by the Committee in 2012 and Early 2013 – 2012 Long-Term Incentives”) comprised a majority of the compensation paid to Named Executives in 2012, and:

▪                  96% of the shares awarded were performance-based equity awards with multi-year performance periods, further aligning the interests of the Named Executives with the Company’s long-term success and the interests of stockholders;

▪                  Performance targets were set at levels that will require significant financial improvement by TCF in order for such awards to vest (none of the performance criteria had been achieved as of February 25, 2013, the record date); and

▪                  Upon the achievement of the performance goals, one-half of the shares of performance-based restricted stock that vest will be deferred under the TCF Employees Deferred Stock Compensation Plan (the “Deferred Stock Plan”) for an additional two years, except in the case of a change in control, death or disability, which is intended to further strengthen the alignment between the interests of the Named Executives and TCF’s stockholders, by keeping the Named Executives focused on TCF’s long-term financial performance instead of short-term goals which could negatively affect TCF’s long-term stock performance.

•                  Mr. Cooper and TCF entered into an amended and restated employment agreement in January 2012 that, among other things, eliminated the automatic renewal and excise tax gross-up provisions, which were disfavored by stockholders.  In addition, the agreement extended the period of Mr. Cooper’s employment until December 31, 2015 and increased his base salary.  On February 19, 2013, Mr. Cooper and TCF entered into a new employment agreement that superseded his prior agreement.  Mr. Cooper’s employment agreement is described further under “Other Forms of Compensation – Payments in the Event of Termination.”

2012 Say on Pay Vote Response.  All key decisions regarding executive compensation for 2012, including executive salary increases and grants of long-term incentives, were made prior to the advisory (non-binding) vote on executive compensation at TCF’s 2012 Annual Meeting (the “2012 Say on Pay Vote”).  Support for the 2012 Say on Pay Vote

was strong, with over 70% of votes cast in favor of the resolution.  Although the level of majority support from stockholders for the 2012 Say on Pay Vote was strong, TCF has remained focused on stockholder communication.

Accordingly, during 2012 TCF continued to engage its stockholders to determine what issues were most important to them.  Through these efforts, TCF learned that stockholders believed that TCF’s ability to grant non-qualified stock options with an exercise price as low as 85% of fair market value was a key area of concern.  Although TCF has no outstanding options which had exercise prices below 100% of fair market value as of their grant date, TCF has included a management proposal, Proposal 2, to amend the Incentive Stock Program to eliminate TCF’s ability to grant non-qualified stock options with an exercise price below fair market value.

Governance Enhancements.  The following governance enhancements were made in 2012 and early 2013 to build upon the Company’s compensation goals and its overall pay-for-performance philosophy:

•                  TCF adopted a policy prohibiting Company personnel, including the Named Executives, from engaging in short sales, buying or selling put or call options, trading in short-term options or entering into hedging transactions with respect to their ownership of TCF securities.

•                  Stock Ownership Guidelines were implemented by the Board that require our CEO to maintain stock ownership of at least five times his base salary and each other Named Executive to maintain stock ownership of at least three times their annual base salary.  The Stock Ownership Guidelines are described further under “Analysis of Tools the Committee Uses – Stock Ownership Data.” Despite not being applicable until January 16, 2017, all Named Executives satisfied the Stock Ownership Guidelines as of February 25, 2013.

Realizable Pay.  To further strengthen the pay-for-performance culture at TCF, the Committee made a greater proportion of the Named Executives’ compensation for 2012 contingent on performance, or “at risk,” by granting 96% of the shares underlying the long-term incentive compensation awarded to Named Executives in 2012 in the form of performance-based restricted stock.  Because it is impossible for our Named Executives to earn all of the shares of performance-based restricted stock in one year, the Committee believes that the Summary Compensation Table does not provide a complete picture of the compensation available to our Named Executives, particularly in light of the fact that none of the performance criteria associated with the performance-based restricted stock were met in 2012.  Accordingly, the Committee is providing a presentation of Realizable Pay.

The term Realizable Pay describes the actual gains or “in the money” value that each Named Executive received for 2012.  For this purpose, Realizable Pay for any year consists of:

•                  Salary;

•                  Annual cash incentive earned for the year’s performance;

•                  Change in pension value;

•                  Other compensation;

•                  Gains realized on stock options granted in that year;

•                  Market value of vested and unvested service-based restricted stock grants awarded during each respective year at December 31 of the year granted; and

•                  Market value of performance-based restricted stock earned during the year as of December 31.

The Committee believes that this is a very expansive definition of Realizable Pay that fairly represents the value of the compensation that the Named Executives actually received for 2012.  The table below is not a substitute for the information disclosed in the Summary Compensation Table and related footnotes.  The primary difference between the Realizable Pay for each Named Executive and the total reported compensation on the Summary Compensation Table is that, while the Summary Compensation Table includes the grant date fair value of all equity awards granted during 2012, Realizable Pay includes only the amount realized during 2012 relating to such equity awards, as set forth above.

Using the closing stock price on December 31, 2012 of $12.15 per share, the information in the chart below illustrates how each Named Executive’s Realizable Pay compares to his compensation reported in the Summary Compensation Table for 2012.  The Realizable Pay for Messrs. Cooper, Jones, Jasper, Dahl, Stratton, and Brown represents 28.3%, 41.5%, 24.1%, 25.1%, 112.6%, and 52.7% of their reported compensation, respectively:

	Cooper	Jones	Jasper	Dahl	Stratton	Brown (1)
Realizable Pay (2)	$1,773,399	$ 635,789	$ 682,316	$ 706,802	$937,310	$1,914,398
Total Reported Compensation (3)	$6,267,149	$1,530,753	$2,822,137	$2,816,030	$832,252	$3,635,438

(1)   Mr. Brown resigned effective November 19, 2012.

(2)   The 2012 performance-based restricted stock awards were valued at zero, since as of December 31, 2012, the performance conditions have not been achieved.  If the first performance goal had been achieved and one-half of the performance-based restricted stock awards were included at grant date fair value, Realizable Pay for the Named Executives who received the awards would have been $4,810,899, $1,243,289, $2,201,066, and $2,225,552 for Messrs.  Cooper, Jones, Jasper, and Dahl, respectively.  The performance-based restricted stock award to Mr. Brown was valued at zero because he forfeited his award upon his resignation.  The Realizable Pay of Mr. Stratton exceeds his Total Reported Compensation primarily because he did not receive a performance-based restricted stock award during 2012, a performance-based restricted stock award granted in 2009 was earned during 2012 and TCF’s year-end closing price of $12.15 per share exceeded $10.69 per share, the grant date fair value of his 2012 restricted stock award.

(3)   For a breakdown, see the Summary Compensation Table.

TCF encourages you to read this CD&A in its entirety for a detailed discussion and analysis of its executive compensation program, including information about the compensation of the Named Executives for 2012.

Objectives of TCF’s Executive Compensation Program

TCF’s executive compensation program is designed to:

•	Attract and retain experienced, highly qualified executives who are critical to the Company’s long-term success and to enhancement of stockholder value.
•	Link pay to individual and Company performance, while not encouraging unnecessary or excessive risk to the Company.
•	Provide for the majority of total compensation in the form of annual cash incentives and long-term incentives.
•	Align executives’ interests with those of stockholders through long-term ownership of TCF Common Stock.

Key Decisions Made by the Committee in 2012 and Early 2013

The Committee is responsible for all aspects of executive compensation, including evaluating management and its performance and for oversight of the Company’s compensation plans.  This section details key decisions made by the Committee in 2012 and early 2013 concerning compensation for the Named Executives.  A discussion regarding the compensation program objectives achieved with each of the following elements of compensation and how amounts are actually determined follows under “Elements of Executive Compensation.”

Base Salary.  The following base salaries were effective for 2011 and 2012:

Named Executive	2011 Base Salary	2012 Base Salary
William A. Cooper	$950,000	$1,500,000
Michael S. Jones	N/A	$ 300,000
Thomas F. Jasper	$450,000	$ 500,000
Craig R. Dahl	$450,000	$ 500,000
Earl D. Stratton	$350,000	$ 400,000
Neil W. Brown *	$460,000	$ 500,000

* Resigned effective November 19, 2012.

Reasons for 2012 Base Salary Increases.

•

The annual salary of Mr. Jones was set at $300,000 in connection with his promotion to Chief Financial Officer, which the Committee believed was at a level competitive with that of chief financial officers with similar levels of experience at similar-sized financial institutions.

•

The base salaries of Messrs. Jasper, Dahl, Stratton, and Brown in 2012 were increased as a result of the assumption of new duties for each in connection with TCF’s management realignment, which was effective January 1, 2012.

•

The Committee also considered the annual compensation analysis conducted by Towers Watson in July 2011, which showed that the base salaries of the Named Executives as a group ranked in the bottom half of the peer group and the base salary of each Named Executive ranked well below the average for the peer group. The compensation analysis performed by Towers Watson in July 2011 was discussed in the Compensation Discussion and Analysis of TCF’s Proxy Statement for the 2012 Annual Meeting of Stockholders under “Analysis of Tools the Committee Uses – Towers Watson Analysis.”

•

The Committee decided to increase the base salary of Mr. Cooper as of January 1, 2012 in connection with his amended and restated employment agreement because the Committee determined that such an increase was appropriate given the value proposition of Mr. Cooper’s executive leadership skills in the particularly difficult environment in which TCF has operated and continues to operate.

2013 Base Salary Decisions.  In early 2013, the Committee approved base salary increases of $50,000 each for Messrs. Jasper and Dahl to $550,000.  The Committee determined that an increase to their base salaries was appropriate in light of the increased responsibilities of each as a result of the executive management changes in late 2012, their executive leadership skills, and their value to TCF’s rebuilding during 2012 and continued success for 2013 and beyond.  The 2013 base salaries for Messrs. Cooper, Jones, and Stratton remain unchanged.

Annual Cash Incentives

Performance Goals.  The Committee approved the 2012 MIP under the Performance-Based Compensation Policy for executives, including our Named Executives, on January 17, 2012, effective for services beginning on January 1, 2012.  The 2012 MIP goal was for TCF to exceed the mean ROCE (as defined in the Performance-Based Compensation Policy) of its 2012 Peer Group (defined below under “Analysis of Tools the Committee Uses – Peer Group Comparative Analysis – 2012 Peer Group”).  The Committee selected the ROCE performance metric for 2012 because (i) it believed that it is important to measure management’s efficiency in utilizing the Company’s equity base and management’s ability to earn a market return on stockholder capital; (ii) ROCE is publicly available and gives stockholders easy access to information that is used by the Committee to evaluate Named Executives; and (iii) comparing TCF’s ROCE to similar financial institutions provides an assessment of management’s ability to earn a return on stockholder capital as compared with its peers which are operating in the same environment and under the same constraints.

In early 2013, the Committee approved the 2013 MIP, effective for services beginning on January 1, 2013.  Under the 2013 MIP, participants will be eligible to receive annual cash incentive awards not to exceed 200% of their base salary based on the following criteria:

•	Pre-tax, Pre-Provision Return on Assets (100%). The participant is eligible to receive a cash incentive of an amount not to exceed:

▪

50% of base salary if pre-tax, pre-provision return on assets for 2013 is in the second quartile of the 2013 Peer Group (defined below under “Analysis of Tools the Committee Uses – Peer Group Comparative Analysis – 2013 Peer Group”); or

	▪	100% of base salary if pre-tax, pre-provision return on assets for 2013 is in the first quartile of the 2013 Peer Group.
•	Non-Performing Assets and Provision for Loan and Lease Losses (100%). The participant is eligible to receive a cash incentive of an amount not to exceed:
	▪	100% of base salary if both non-performing assets and provision for loan and lease losses at or for the year ended December 31, 2013 are lower than at or for the year ended December 31, 2012; or
	▪	50% of base salary if either non-performing assets or provision for loan and lease losses at or for the year ended December 31, 2013 is lower than at or for the year ended December 31, 2012.

Pre-tax, pre-provision return on assets, non-performing assets and provision for loan and lease losses will be calculated as provided in the Performance-Based Compensation Policy (excluding extraordinary items).

The use of pre-tax, pre-provision return on assets, non-performing assets and provision for loan and lease losses as the performance goals for the 2013 MIP is subject to approval by stockholders of Proposal 3, “Approve the Amended and Restated TCF Performance-Based Compensation Policy for Covered Executive Officers.”  If Proposal 3 is not approved by stockholders, then the Named Executives will be eligible to receive a cash incentive not to exceed 200% of base salary if TCF’s 2013 Net Income (as defined) exceeds $103.1 million, which represents an increase of at least 15% over 2012 Net Income (as adjusted, $89.6 million), which excludes from TCF’s 2012 GAAP (defined below) net loss of $218.5 million the effects of (i) the loss of $295.8 million in connection with the balance sheet repositioning in the first quarter of 2012, (ii) the negative impact of the implementation of clarifying bankruptcy-related guidance in the third quarter of 2012 in the net amount of $20.6 million; and the gain on the sale of Visa Class B Shares in the second quarter of 2012 in the net amount of $8.2 million (collectively, the “2012 Adjustments”).

The Committee selected the pre-tax, pre-provision return on assets performance metric for 2013 because it believes that the Company’s ability to generate capital and profits relative to its total assets and as compared to its peers that are operating in the same environment and under the same constraints is a good indicator of success.  The Committee believes that it is appropriate to eliminate the effect of taxes on net income because the performance goal is established relative to the performance of other banks and different banks in the 2013 Peer Group are differently impacted by taxes.  The Committee believes that it is appropriate to eliminate the effect of the provision for loan and lease losses on net income because the amount of provision for loan and lease losses, along with the levels of non-performing assets, will be analyzed under separate distinct criteria.  The Committee also selected non-performing assets and provision for loan and lease losses as performance metrics for 2013 because it believes that an improvement of the Company’s credit profile is another important indicator of TCF’s success.  The Committee believes that the combination of the two described criteria will allow for an appropriate assessment of management’s performance as it requires a distinctive review of improvement in credit quality, which has historically been driven by real estate losses on loans made prior to 2009, without having such losses overshadow management’s efforts to improve other aspects of the Company’s performance which are not tied directly to credit quality.  The Committee selected net income as the alternative performance metric for 2013 because it believes that the Company’s ability to generate profits is a good indicator of success.  The Committee also believes that a year over year improvement in net income will provide a good indication of the success of TCF’s 2012 rebuilding efforts and 2013 execution and results efforts.  All of the performance measures chosen by the Committee for 2013 are publicly available, giving stockholders easy access to information that is used by the Committee to evaluate Named Executives.

Pre-tax, pre-provision return on assets is not a measure of performance calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  Return on assets typically is calculated as net income (loss) divided by average total assets for a given performance period, and includes provision for loan and lease losses and tax expense (benefit).  Pre-tax, pre-provision return on assets excludes the provision for loan and lease losses and tax expense (benefit) from the net income amount in the numerator of the calculation for return on assets.  The Committee believes that pre-tax, pre-provision return on assets provides useful information in evaluating the Company’s financial results, and thus our management’s performance.  Pre-tax, pre-provision return on assets should not be considered a substitute for return on assets, or any other data prepared in accordance with GAAP.  In addition, we may calculate pre-tax, pre-provision return on assets differently from other companies reporting data with similar names.

Peer Groups.  For 2012, the Committee elected to include in TCF’s peer group all publicly-traded banks and thrift institutions with assets between $10 billion and $50 billion as of December 31, 2011 that report at least one quarter of fiscal 2012 earnings results by January 31, 2013.  In 2013, TCF decided to change the timing of the determination of the peer group from 2012, which measured assets as of December 31, 2011.  The 2013 Peer Group will include all publicly-traded banks and thrift institutions of the same size (assets between $10 billion and $50 billion), but will measure such assets as of September 30, 2012.  This change was made in response to slow reporting in past years by peer group banks, which caused TCF to delay its determination of whether performance metrics were achieved.

Size of 2012 Annual Cash Incentive.  Under the 2012 MIP, Named Executives were eligible to receive an annual cash incentive award of an amount not to exceed 100% of base salary if TCF exceeded the mean ROCE of its 2012 Peer Group, subject to downward adjustment at the discretion of the Committee.

Pursuant to the terms of the Performance-Based Compensation Policy, the Committee was required to exclude certain items from the calculation of TCF’s net income, however, the Committee could choose not to exclude such items if not excluding the items would result in less incentive compensation being available to participants.  For 2012 results, the Committee excluded the effects of the 2012 Adjustments described above.  Had the Committee determined not to exclude the effects of the 2012 Adjustments, a net after-tax loss of $293 million would have resulted.  In early 2013, the Committee determined that TCF did not exceed the mean ROCE of its 2012 Peer Group and, thus, no awards were paid under the 2012 MIP to Named Executives.

The Committee can award discretionary bonuses to Named Executives outside of the MIP.  The Committee did not award any such bonuses to the Named Executives for 2012 performance.

Size of 2013 Annual Cash Incentive.  In early 2013, the Committee approved the 2013 MIP for certain executives, including all of the Named Executives.  Under the 2013 MIP, the Named Executives are eligible to receive a cash incentive award not to exceed 200% of base salary based on the achievement of the performance goals described above under “Performance Goals.”  The potential size of the annual cash incentive was increased from 100% to 200% of base salary in recognition of the Named Executives’ challenges in the current environment, the lack of any cash incentive paid for 2012, and to provide the Committee with greater flexibility.  The Committee adopted a tiered annual cash incentive structure in order to provide Named Executives with increasing compensation opportunities depending upon the level of Company performance.  As always, the Committee has the ability to reduce or eliminate the annual cash incentive for each executive in its discretion, which may include its subjective evaluation of TCF’s performance relative to its 2013 Peer Group, as well as individual performance.  If TCF does not achieve the threshold performance, no annual cash incentives will be paid under the 2013 MIP.

2012 Long-Term Incentives

Performance-Based Restricted Stock Subject to Additional Deferral.  The Committee granted the following performance-based restricted stock awards in 2012:

Named Executive	Shares Awarded
William A. Cooper	500,000
Michael S. Jones	100,000
Thomas F. Jasper	250,000
Craig R. Dahl	250,000
Earl D. Stratton	0
Neil W. Brown *	200,000

* Resigned effective November 19, 2012.

All shares were awarded on January 17, 2012, except the award to Mr. Jones, which was granted on July 19, 2012.  One-half of the shares subject to each award will vest following the first consecutive four quarter period commencing after December 31, 2011 (for Messrs.  Cooper, Jasper, Dahl, and Brown) or June 30, 2012 (for Mr. Jones), for which Return on Average Assets as defined in the Incentive Stock Program (“ROA”) averages 1.0% (the “First Performance Goal”).  The remaining shares will vest following the first consecutive four quarter period commencing after the achievement of the First Performance Goal for which ROA averages 1.2% (the “Second Performance Goal”).  TCF’s ROA for 2012 and 2011 were -1.14% and 0.61%, respectively.  As a result, achievement of these goals will require performance substantially better than that achieved by TCF in 2011 and 2012.

Upon any vesting of the performance-based restricted stock awards, 50% of the shares then vesting will be immediately distributed from the Deferred Stock Plan to the recipient, while the remaining 50% of the shares then vesting will remain in the Deferred Stock Plan until two years from the date of vesting or immediately upon a change in control of TCF, or death or disability of the Named Executive.

The Committee believes that granting of the performance-based restricted stock subject to achievement of the ROA performance metric and the additional deferral further align the interests of each of the Named Executives with the interests of TCF’s stockholders, as follows:

•	The Board internally measures TCF’s performance and engages in goal setting based on ROA. The Board also uses ROA to measure TCF’s performance relative to other financial institutions.
•	ROA is publicly available and gives stockholders easy access to information that is used by the Committee to evaluate the recipients.
•	The value of the award continues to depend upon the price of TCF Common Stock during the subsequent deferral period.

In the event of a “change in control” (as defined in the respective award agreements) during the performance period, the maximum number of unvested shares that could still be earned based upon the amount of time available to achieve the performance goals will vest, and any shares which remain unvested following a change in control or the determination of results for the final quarter of the performance period will be forfeited.  The objective behind providing that long-term incentive awards vest in the event of a change of control is to provide the recipients with financial protection in the event of a change of control that could disrupt their careers, alleviate any concerns over possible loss of employment and allow them to stay focused on corporate performance and maximizing value for the benefit of stockholders.

The shares of performance-based restricted stock are not entitled to dividends until they vest.  If the recipient dies or becomes “disabled” (as defined under Section 409A of the Code) all unvested shares will immediately be forfeited.  All unvested shares will be forfeited if prior to vesting the recipient ceases to be employed in an executive role, except in the case of Mr. Cooper, who will forfeit his shares only if at any time prior to the expiration of his employment agreement, as then in effect, he serves as neither CEO of TCF nor as a member of the Board.

Restricted Stock.  On January 17, 2012, the Committee awarded 25,000 shares of restricted stock to Mr. Jones, which will vest in full on January 1, 2017, and 30,000 shares of restricted stock to Mr. Stratton, which will vest pro-rata on January 1, 2013, 2014, and 2015.  All unvested shares will also vest upon a “change in control” (as defined in each award agreement).  In addition, a pro-rata portion will vest if the executive dies, retires, or becomes “disabled” (as defined under Section 409A of the Code).  All unvested shares will be forfeited upon the executive’s termination of employment for any other reason.  The shares of restricted stock are not entitled to dividends until they vest.

Size and Timing of 2012 Long-Term Incentives.  The amount and timing of performance-based restricted stock and restricted stock awarded to each Named Executive was subjectively determined by the Committee based on its consideration of several factors, including base salary, length of service, cumulative ownership of TCF Common Stock and quantity, amount, and vesting schedule of previous stock grants.  The Committee does not target a specific number of shares, but believes that executives should own enough unearned or unvested TCF Common Stock to create a strong focus on long-term stockholder value and to discourage unnecessary risk taking or excessive focus on short-term goals.

The following shows the number of shares of unvested restricted stock outstanding for each of the Named Executives prior to the January 2012 awards:

Named Executive	Outstanding Unvested Restricted Shares Prior to January 2012 Awards
William A. Cooper	500,000
Michael S. Jones	16,500
Thomas F. Jasper	117,624
Craig R. Dahl	72,659
Earl D. Stratton	60,072
Neil W. Brown *	62,589

* Resigned effective November 19, 2012.

2013 Long-Term Incentives

Restricted Stock.  On January 24, 2013, the Committee awarded 19,142 shares of restricted stock each to Messrs. Jasper and Dahl.  The shares will vest in full on January 1, 2016.  All unvested shares will also vest upon a “change in control” (as defined in the award agreement).  In addition, a pro-rata portion will vest if Messrs. Jasper or Dahl dies, retires, or becomes “disabled” (as defined under Section 409A of the Code).  All unvested shares will be forfeited upon termination of employment for any other reason.  The shares of restricted stock are not entitled to dividends until they vest.

Size and Timing of 2013 Long-Term Incentives.  The amount and timing of restricted stock awarded to Messrs. Jasper and Dahl was subjectively determined by the Committee based on its consideration of several factors, including base salary, length of service, cumulative ownership of TCF Common Stock and quantity, amount, and vesting schedule of previous stock grants.  The Committee does not target a specific number of shares, but believes that executives should own enough unearned or unvested TCF Common Stock to create a strong focus on long-term stockholder value and to discourage unnecessary risk taking or excessive focus on short-term goals.

The following shows the number of shares of unvested restricted stock outstanding for Messrs. Jasper and Dahl prior to the January 2013 awards:

Named Executive	Outstanding Unvested Restricted Shares Prior to January 2013 Awards
Thomas F. Jasper	358,813
Craig R. Dahl	311,330

Employment Agreements

Amended CEO Employment Agreement.  Mr. Cooper and TCF entered into an amended and restated employment agreement on January 25, 2012 that superseded his prior agreement with TCF (the “2012 CEO Agreement”).  As part of the amendment and restatement, TCF eliminated the excise tax gross-up provision and replaced it with a “valley provision” that provides that if payments to be made to Mr. Cooper would subject him to an excise tax, then such payments will be reduced to a level that will put him in the best net after-tax position.  In addition, the automatic renewal feature was eliminated, the term was extended for one year to December 31, 2015 and, as described above, his base salary was increased to $1.5 million per year effective January 1, 2012.  On February 19, 2013, Mr. Cooper and TCF entered into a new employment agreement (the “2013 CEO Agreement”) that superseded the 2012 CEO Agreement.  The 2013 CEO Agreement amends the prior agreement to (i) provide for severance payment rights in line with those provided to Messrs. Dahl and Jasper (see below) at the level approved for the Chief Executive Officer and (ii) conform certain other provisions in the employment agreements.

Employment Agreements of Other Named Executives.  On February 19, 2013, TCF entered into employment agreements with Messrs. Dahl and Jasper.  Messrs. Dahl and Jasper will receive base salaries of at least $550,000 for the term of the agreement, which runs  through December 31, 2015.  The agreements contain a “valley provision” that provides that if payments to be made to either Mr. Dahl or Mr. Jasper would subject him to an excise tax, then such payments will be reduced to a level that will put him in the best net after-tax position.  The Committee believes that Messrs. Dahl and Jasper are critical to the Company’s long-term success and decided to enter into employment agreements with each of them as a retention tool.  See “Elements of Compensation – Other Forms of Compensation – Payments in the Event of Termination” in this CD&A for a discussion of severance benefits under the employment agreements with Messrs. Dahl and Jasper and the 2013 CEO Agreement.

Adoption of Stock Ownership Guidelines.  Stock Ownership Guidelines were implemented by the Board that require each Named Executive to maintain stock ownership at specified levels, as described in more detail below under “Analysis of Tools the Committee Uses – Stock Ownership Data.”

Elements of Executive Compensation

Overview.  The Committee uses a variety of compensation elements to achieve its overall compensation goals, including base salary, annual cash incentives and long-term incentives (restricted stock and stock options).  This balanced use of the various elements not only rewards executives for performance, but discourages unnecessary or excessive risk-taking within the organization.  The Committee believes that above average Company financial performance should be rewarded through the use of variable elements of compensation such as annual cash incentives, restricted stock and stock option awards.  While the amount and percentage of long-term incentives are not formally tied to base salary, it is expected that increases in base salary for a Named Executive would generally result in an increase in the Named Executive’s long-term incentive potential.  Because annual cash incentives are expressed as a percentage of base salary, the potential size of such awards also increase with increases in base salary.  From time to time, the Committee uses different performance goals with annual cash incentives and long-term incentives to ensure that Named Executives do not become overly focused on a single measure of the Company’s performance.

The Committee reviews executive compensation at least annually in light of the Committee’s compensation objectives.  The Committee compares TCF’s levels of base salary, total direct compensation (defined as base salary plus annual cash incentive), long-term incentive and aggregate total compensation with that of TCF’s peer group.  A discussion of the tools that aid the Committee in making compensation decisions, including tally sheets, peer group comparative analysis and the annual compensation analysis by Towers Watson is found below under “Analysis of Tools the Committee Uses.” The peer groups used by the Committee are identified below under “Analysis of Tools the Committee Uses – Peer Group Comparative Analysis.”

Base Salary

Objective of Base Salary.  Base salary is a fixed component that is intended to provide a level of compensation necessary to attract and retain highly qualified executives.

Determination of Base Salary.  The Committee reviews base salary market practices at least annually through the use of a peer group comparative analysis and an analysis prepared by its compensation consultant, Towers Watson.  Although the Committee does not seek to use peer group data to benchmark executive compensation, the Committee generally attempts to set base salaries at levels which it believes are appropriate to attract and retain highly qualified executives.  The Committee reviews the base salaries of the Named Executives both in the aggregate, as compared to the aggregate amounts paid to named executive officers at each peer group company, and individually, as compared to the named executive officer at each peer group company of the same rank in terms of relative pay (i.e., highest paid Named Executive for TCF, Mr. Cooper, as compared to the highest paid named executive officer for each company in the 2012 Peer Group, etc.).  The Committee infrequently adjusts base salaries, generally only doing so when it subjectively determines that adjustments are appropriate in light of market practices, to foster internal pay equity or in conjunction with the assumption of increased responsibilities.

Annual Cash Incentive

Objective of Annual Cash Incentives.  The annual cash incentive award program is designed to reward Named Executives for achieving short-term financial objectives that can potentially have a long-term financial impact on stockholder value.  Performance-based cash incentives awarded under the Performance-Based Compensation Policy are designed to meet the requirements for tax deductibility as “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

Determination of Annual Cash Incentives.  Annual cash incentive awards under the Performance-Based Compensation Policy are contingent upon the Company achieving a predetermined performance goal.  The performance goal is based on one or more performance criteria chosen by the Committee from a list of measures previously approved by TCF’s stockholders (or subject to approval by TCF’s stockholders).  The performance goals are determined each year by the Committee, may vary from year to year and may be relative or absolute.  For the 2012 MIP, if the performance goal had been achieved, each Named Executive would have been eligible to receive an award equal to 100% of base salary, subject to reduction in the Committee’s discretion, including its subjective evaluation of Company and individual performance.  For the 2013 MIP, each Named Executive will be eligible to receive a cash incentive not to exceed 200% of base salary based on the achievement of certain performance goals, subject to reduction in the Committee’s discretion, including its subjective evaluation of Company and individual performance.  In accordance with the terms of the Performance-Based Compensation Policy, the Committee may eliminate the effect of certain extraordinary items in determining the level of performance achieved under the policy.  These permissible adjustments are set forth in the Performance-Based Compensation Policy.

Discretionary Bonuses.  The Committee may award discretionary bonuses to the Named Executives when it determines that such awards are appropriate based on factors that it deems relevant at the time of such an award.  The Committee has not awarded a discretionary bonus to any of the Named Executives since 2009.

Long-Term Incentives

Objectives of Long-Term Incentives.  Long-term incentives are designed to align the interests of executives with those of the Company’s stockholders, and to retain and motivate talented executives in this continued challenging environment.  The Committee believes that having in place unearned or unvested awards better aligns management’s interests with stockholder value and discourages executives from sacrificing long-term objectives for short-term compensation.  In addition, the Committee has used additional deferral periods following the vesting of certain long-term awards to further align the value to the executive of the award with the long-term performance of TCF Common Stock.  As of February 25, 2013, 66% of the shares underlying all outstanding unvested long-term incentive awards to Named Executives were subject to additional deferral periods following vesting.

The long-term incentives are equity-based and are provided under the Incentive Stock Program, a stockholder-approved plan.  The Incentive Stock Program permits TCF to grant a variety of equity-based awards, including restricted stock and stock options.  Performance-based stock awards are intended to meet the requirements for tax deductibility as “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

Timing of Long-Term Incentives.  The timing of these awards is based in part on the status of existing unvested awards.   The Committee will consider granting a new award when a previously unvested award is about to vest or be forfeited or if the Committee determines, in its subjective judgment, that further opportunity for stock ownership is appropriate.

Determination of Long-Term Incentives.  The Committee approves periodic discretionary awards upon recommendation of the CEO, except in the case of the CEO’s own awards.  The size and form of these awards is determined by the Committee based on a number of factors, including its evaluation of market practice (through use of the peer group comparative analysis and the Towers Watson analysis), base salary, length of service, cumulative ownership of TCF Common Stock and quantity, amount, and vesting schedule of previous grants.  The awards may be granted subject to achievement of one or more performance criteria chosen by the Committee from a list of measures previously approved by TCF’s stockholders (or subject to approval by TCF’s stockholders).  The Committee believes that executives should own enough unvested and unearned TCF Common Stock to create a strong focus on long-term stockholder value and to discourage unnecessary risk taking or excessive focus on short-term goals.

Other Forms of Compensation

Retirement and Other Benefits.  The Committee believes that benefits are an important aspect of TCF’s ability to attract and retain quality employees, and therefore, the Committee designs its benefits programs to be consistent with what it believes are market practices (based on its review of the peer group comparative analysis and the Towers Watson analysis).  Benefits, such as the service-weighted match formula of the ESPP, are designed to serve as a retention tool for the Company.  Each Named Executive generally has the same benefits as those provided to all full-time employees.  The amount of benefits awarded to a Named Executive has no impact on the amount of other elements of compensation awarded to the Named Executive.

ESPP and ESPP-Supplemental Plan.  TCF’s ESPP offers matching contributions made by the Company on the first 6% of pay contributed after the employee’s first year of service.  The match is 50%, 75%, or 100% of each dollar contributed, depending on an employee’s length of service with TCF.  The plan qualifies as an employee stock ownership plan and qualified tax or deferred compensation plan (“401(k) Plan”) under the Code.  In combination with the ESPP-Supplemental Plan, each Named Executive may contribute the same percentage of pay as any employee generally and receives the same match percentage based on length of service with TCF or its subsidiaries.

A Named Executive’s length of service for this purpose includes only actual time of service with TCF or its subsidiaries and is calculated in the same way as for employees generally.  Covered pay does not include income from restricted stock vesting, stock option exercise or taxable perquisites.

The Code limits the amount of employee contributions and Company matching contributions under the ESPP for certain individuals, including each Named Executive.  The Company created the ESPP-Supplemental Plan, a nonqualified supplemental plan, which was approved by stockholders in 2006 to address these limitations.  For the approximately 238 participants, all amounts contributed over the ESPP Plan limit are credited to the ESPP-Supplemental Plan, the operation of which generally mirrors the ESPP.  The Committee approves and maintains the ESPP-Supplemental Plan as a matter of fairness for select highly compensated employees so they may contribute the same percentage of pay as other employees and receive the corresponding employer matching contributions.

Pension Benefits.  TCF discontinued pay credits to its pension plan in 2006.  Pension benefits are disclosed below in the “Pension Benefits in 2012” table and described in the narrative following that table.

Insurance Benefits.  Named Executives are eligible for the same group medical, dental, life insurance and other similar benefits that are generally available to TCF full-time employees.

Payments in the Event of Termination.  Mr. Cooper’s employment agreement, as amended and restated on January 25, 2012, provided for payment of his base salary for the term of the agreement if Mr. Cooper was terminated by TCF without “cause” or he terminated his employment for “good reason” as defined below under “Executive Compensation – Potential Payments upon Termination or Change in Control – Non-Change in Control Termination-Related Payments.”  A quantification and description of the benefits payable to Mr. Cooper and each other Named Executive, excluding Mr. Brown, under various change in control and termination scenarios assumed to have occurred on December 31, 2012, as well as a description of the payments received by Mr. Brown in connection with his resignation, are provided below under “Executive Compensation – Potential Payments Upon Termination or Change in Control.”

In early 2013, TCF entered into new employment agreements with Messrs. Cooper, Dahl, and Jasper.  The employment agreements provide for the following severance benefits:

Severance Trigger	Cash Termination Payments (Cooper)	Cash Termination Payments (Dahl and Jasper)
Termination by TCF Without Cause Absent a Change of Control	3x base salary	2x base salary
Termination by TCF Without Cause Following a Change of Control	3x the sum of base salary and annual cash incentive (assumed to equal base salary)	2x the sum of base salary and annual cash incentive (assumed to equal base salary)
Termination by Executive for Good Reason Absent a Change of Control	3x base salary	2x base salary
Termination by Executive for Good Reason Following a Change of Control	3x the sum of base salary and annual cash incentive (assumed to equal base salary)	2x the sum of base salary and annual cash incentive (assumed to equal base salary)

Additionally, at their election, TCF Financial will pay the monthly premiums for COBRA coverage for up to 12 months.  As used in connection with these employment agreements, the terms “Cause,” “Good Reason,” and “Change of Control” have the meanings provided under “Executive Compensation – Potential Payments upon Termination or Change in Control – Employment Agreements.”

The Committee adopted potential severance payment triggers and corresponding payment amounts as part of the employment agreements entered into with Messrs. Cooper, Dahl, and Jasper in February 2013.  The Committee consulted with its compensation consultant, Towers Watson, to develop trigger and payout amounts that it believed were consistent with market practices generally at the time it entered into such agreements.

Perquisites.  Perquisites received by Named Executives include use of Company-owned automobiles, club memberships, executive physicals, life insurance, incentive trips, and tax return preparation.  Mr. Cooper receives personal use of the Company airplane.  Mr. Cooper may also approve personal use of the Company airplane by other Named Executives on a case-by-case basis.  The purpose of these perquisites is to provide additional benefits, reduce security risks and enhance scheduling and efficient use of the Named Executives’ time.  The Committee will continue to review its perquisites program periodically.

Roles and Responsibilities of the Committee and Management

in Establishing Executive Compensation

The Committee is responsible for discharging the Board’s responsibilities with respect to compensation of each Named Executive, including the CEO.  Following the end of the calendar year, the Committee reviews the Company’s financial results for the previous year to determine if performance targets have been achieved for purposes of performance-based compensation for each Named Executive and to make other compensation decisions.

The CEO makes recommendations to the Committee concerning all elements of compensation for each Named Executive.  The CEO reviews the performance of each other Named Executive, future management changes and other matters relating to compensation with the Chair of the Committee regularly on an informal basis.  The other Named Executives generally do not make recommendations to the Committee concerning their own compensation, although they may provide the CEO with information used to support a recommendation to the Committee, such as an individual’s proposed goals, performance against those goals, and information concerning the structure of their compensation.

Compensation decisions by the Committee are subjective and are based upon evaluation of an individual’s overall performance and are not based on a statistical or formulaic analysis of particular results or criteria.  Rather, the Committee considers overall performance in areas of responsibility, management and communication skills, leadership qualities, innovation and creative abilities, risk controls and difficulties encountered in achieving results in light of industry conditions.  Taking the CEO’s recommendations into consideration, the Committee then establishes the compensation levels, annual cash incentive amounts and long-term incentive awards for each other Named Executive.  A similar process is followed by the Committee in determining the compensation for the CEO.

Analysis of Tools the Committee Uses

The Committee uses (1) tally sheets, (2) an annual peer group comparative analysis, (3) an annual compensation analysis prepared by Towers Watson, (4) a perquisite report and (5) total TCF Common Stock ownership data to determine whether the objectives of the Company’s executive compensation policies are being met.  The Committee used the following tools in making the compensation decisions described above under “Key Decisions Made by the Committee in 2012 and Early 2013.”

Tally Sheets.  The tally sheets show total compensation payable to each Named Executive in the event of various termination and change in control scenarios.  The tally sheets, together with the total compensation data from the peer group comparative analysis, provide a complete picture of the principal elements of executive compensation.  The Committee considers the tally sheet information, together with the peer group comparative analysis and Towers Watson analysis described below, to subjectively determine the amount and form of compensation and benefits to be awarded to each Named Executive.

Peer Group Comparative Analysis.  The peer group comparative analysis measures the relationship between the compensation for each Named Executive and TCF’s financial performance.  The peer group companies are ranked by financial performance for the relevant year.  The annual cash incentive of each Named Executive under the 2012 MIP and 2013 MIP depends, at least in part, on TCF’s performance relative to TCF’s peer group based on predetermined objective measures.  The Committee considers the peer group comparative analysis when making subjective determinations regarding the amount and form of compensation and benefits paid to each Named Executive.  The Committee does not benchmark compensation against the peer group, nor does it tie such compensation to a specific percentile of the peer group.  However, the Committee believes that there should be a relationship between the compensation paid to each Named Executive and TCF’s relative financial performance.  The Committee reviews the peer group comparative analysis to ensure that the compensation of each Named Executive sufficiently depends on TCF’s relative financial performance, and makes adjustments to compensation as it deems appropriate.

In 2013, TCF decided to change the timing of the determination of the peer group from 2012, which measured assets as of December 31, 2011.  The 2013 Peer Group will include all publicly-traded banks and thrift institutions of the same size (assets between $10 billion and $50 billion), but will measure such assets as of September 30, 2012.  This change was made in response to slow reporting in past years by peer group banks, which caused TCF to delay its determination of whether performance metrics were achieved.

2012 Peer Group.  The peer group for 2012 consists of all publicly-traded banks and thrift institutions with assets between $10 billion and $50 billion as of December 31, 2011 that report at least one quarter of fiscal 2012 earnings results by January 31, 2013 (the “2012 Peer Group”), including: Hudson City Bancorp, Inc.; New York Community Bancorp, Inc.; Popular, Inc.; First Niagara Financial Group, Inc.; First Republic Bank; People’s United Financial, Inc.; Synovus Financial Corp.; BOK Financial Corporation; First Horizon National Corporation; City National Corporation; East West Bancorp, Inc.; Associated Banc-Corp; First Citizens BancShares, Inc.; Commerce Bancshares, Inc.; Cullen/Frost Bankers, Inc.; SVB Financial Group; Hancock Holding Company; Webster Financial Corporation; Astoria Financial Corporation; Fulton Financial Corporation; Wintrust Financial Corporation; Susquehanna Bancshares, Inc.; Signature Bank; FirstMerit Corporation; Valley National Bancorp; Bank of Hawaii Corporation; Washington Federal, Inc.; Flagstar Bancorp, Inc.; UMB Financial Corporation; First BanCorp; BancorpSouth, Inc.; PrivateBancorp, Inc.; IBERIABANK Corporation; International Bancshares Corporation; Umpqua Holdings Corporation; BankUnited, Inc.; TFS Financial Corporation (MHC); Investors Bancorp, Inc. (MHC); and Cathay General Bancorp.

2013 Peer Group.  The peer group for 2013 will consist of all publicly-traded banks and thrift institutions with assets between $10 billion and $50 billion as of September 30, 2012 that report at least one quarter of fiscal 2013 earnings results by January 31, 2014 (the “2013 Peer Group”), including: New York Community Bancorp, Inc.; Hudson City Bancorp, Inc.; Popular, Inc.; First Niagara Financial Group, Inc.; First Republic Bank; People’s United Financial, Inc.; BOK Financial Corporation; City National Corporation; Synovus Financial Corp.; First Horizon National Corporation; Associated Banc-Corp; Cullen/Frost Bankers, Inc.; East West Bancorp, Inc.; SVB Financial Group; First Citizens BancShares, Inc.; Commerce Bancshares, Inc.; Webster Financial Corporation; Hancock Holding Company; Susquehanna Bancshares, Inc.; Astoria Financial Corporation; Wintrust Financial Corporation; EverBank Financial Corp; Signature Bank; Fulton Financial Corporation; Valley National Bancorp; First National of Nebraska, Inc.; Flagstar Bancorp, Inc.; FirstMerit Corporation; Prosperity Bancshares, Inc.; Bank of Hawaii Corporation; UMB Financial Corporation; PrivateBancorp, Inc.; BancorpSouth, Inc.; First BanCorp; BankUnited, Inc.; IBERIABANK Corporation; Washington Federal, Inc.; International Bancshares Corporation; F.N.B. Corporation; Umpqua Holdings Corporation; TFS Financial Corporation (MHC); Investors Bancorp, Inc. (MHC); Cathay General Bancorp; and Central Bancompany, Inc.

Towers Watson Analysis.  Towers Watson has been engaged annually by the Committee since 1991 to review compensation data as compared with the selected peer group to determine: (1) whether and to what extent the overall level of total compensation for each Named Executive was aligned with financial performance and (2) whether, in its view, TCF’s compensation levels were appropriately aligned with financial performance based on the peer group data provided by SNL Financial.  The analysis measures base salary, annual cash incentives, and long-term incentives for the five highest-paid executives for each peer group institution, and for TCF, based on information obtained from proxy statements.  The peer group institutions are then ranked by aggregate total compensation, defined as the sum of base salary, annual cash incentives and long-term incentives (restricted stock and stock options).

June 2012 Review of Compensation for Named Executives as a Group.  The June 2012 review was based on executive compensation data for calendar year 2011 for both TCF and the 2012 Peer Group.  Since the review focused on 2011 compensation, a year when neither was a named executive officer, Mr. Jones and Mr. Stratton were excluded from the analysis and Barry N. Winslow, Vice Chairman of Corporate Development, was included.  Mr. Winslow and the Named Executives, excluding Mr. Jones and Mr. Stratton, are referred to as the “2011 Named Executives.”  One of the 39 companies from the 2012 Peer Group, International Bancshares, was excluded from this review because it disclosed only three executives.

TCF’s relative performance for 2011 ranked above the mean of the 2012 Peer Group for ROCE (defined above under “Executive Summary – 2012 Compensation Decisions”), the performance metric for the 2012 MIP.

For the 2011 Named Executives as a group: (i) 2011 base salaries ranked 18th of 39; (ii) total cash compensation (base salary plus annual cash incentive) ranked 15th of 39; (iii) long term incentives (grant date fair value of long term awards granted during 2011) ranked 4th of 39; and (iv) total compensation (total cash compensation plus long term incentives) ranked 5th of 39.  The results are indicative of TCF’s emphasis on long-term incentive compensation as TCF ranked near the median on the 2012 Peer Group for both base salary and total cash compensation, with a ranking in the top quartile of the 2012 Peer Group with regard to long-term incentive compensation.

June 2012 Review for Each Named Executive.  The Committee also compared TCF’s compensation of the Named Executives, including both base salary and aggregate total compensation, with the named executive officer at each peer group company of the same rank in terms of relative pay (i.e., highest paid Named Executive for TCF compared to highest paid named executive officer for each company in the 2012 Peer Group, etc.).  The comparative rankings of each Named Executive for base salary, total cash compensation, long-term incentives and total compensation were:

Name	Base Salary	Total Cash Compensation	Long-Term Incentives	Total Compensation
William A. Cooper	15th	16th	3rd	3rd
Thomas F. Jasper	30th	18th	11th	14th
Neil W. Brown	12th	6th	12th	9th
Craig R. Dahl	7th	4th	9th	5th

On average, 2011 compensation for the 2012 Peer Group exhibits a large differential from the Second-Highest Paid to the Fifth-Highest Paid.  This is evidenced by the decrease in average total compensation from $2.6 million for the Second-Highest Paid to $947,000 for the Fifth-Highest Paid.  By contrast, TCF’s 2011 compensation exhibits strong internal pay equity, with only $484,000 separating Mr. Jasper, the Second-Highest Paid from Mr. Dahl, the Fifth-Highest Paid.  The strong internal pay equity results in the disparate rankings for total compensation for Messrs. Jasper, Brown, and Dahl as compared to the 2012 Peer Group, of 14th, 9th and 5th, respectively.

The results are indicative of TCF’s emphasis on long-term incentive compensation as it ranks near the median on the 2012 Peer Group for both base salaries and total cash compensation for Mr. Cooper, with a ranking in the top quartile of the 2012 Peer Group only with regard to long-term incentive compensation.

Review of Internal Pay Equity.  In June 2012, the Committee reviewed the relationship of pay between Named Executives based on 2011 compensation data.  The Committee found the relationship between base salaries among the Named Executives to be reasonable compared to the relationship between the named executive officers in the 2012 Peer Group.  For 2011, the base salary data was:

	2012 Peer Group	TCF
Average Highest Paid as a percentage of Average Second-Highest Paid	187%	211%
Average Highest Paid as a percentage of Average Second-through-Fifth-Highest Paid	234%	210%
Average Second-Highest Paid as a percentage of Average Third-through-Fifth-Highest Paid	136%	99%

Although the average highest paid as a percentage of the average second-highest paid is somewhat elevated for TCF compared with the 2012 Peer Group, the Committee believes that the salary level of Mr. Cooper is warranted in view of his value to the Company, leadership skills and long tenure with the Company.  At that time, the Committee believed that TCF’s pay scale was reasonable in light of the market data.

On average, the 2012 Peer Group exhibits a large differential of base salary from the Second-Highest Paid to the Fifth-Highest Paid.  This is evidenced by the decrease in average base salary from $589,000 for the Second-Highest Paid to $387,000 for the Fifth-Highest Paid.  By contrast, TCF exhibits strong internal pay equity between each of the Named Executives.

Annual Perquisite Report.  The Committee annually reviews a report of executive perquisites.  The Committee uses the report to determine, in its own judgment, whether perquisites for TCF’s executives are reasonable.  The Committee will reduce or eliminate any perquisite if it is determined that the perquisite, or total perquisites, are excessive based on its judgment of industry norms.

Stock Ownership Data.  On January 17, 2012, the Board adopted Stock Ownership Guidelines for the Directors, the CEO, the other Named Executives and certain other executives of TCF Financial.  The Stock Ownership Guidelines provide that the CEO is expected to own shares of TCF Common Stock worth an amount equal to five times his base salary and each other Named Executive is expected to own shares of TCF Common Stock equal to three times base salary.

All shares of TCF Common Stock owned directly or indirectly by a Named Executive will be considered in determining whether the Stock Ownership Guidelines have been met, including restricted stock (vested and unvested) and shares held in the ESPP and ESPP-Supplemental Plan.  Stock options will not count towards the Stock Ownership Guidelines.  The shares of TCF Common Stock are valued at the higher of fair market value or the executive’s cost basis.

The Named Executives have until the later of (i) January 16, 2017, or (ii) the fifth anniversary of his or her appointment to an executive officer position to reach the applicable target ownership level.  The Committee is responsible for monitoring the application of the Stock Ownership Guidelines and shall prepare and deliver a report to the Board annually.  Failure to meet, or in unique circumstances, to show sustained progress toward meeting the Stock Ownership Guidelines as determined by the Committee, may result in an individual being required to retain all shares obtained through restricted stock vesting or the exercise of stock options.  Although the Stock Ownership Guidelines are not effective for any of the Named Executives until January 2017, as of February 25, 2013, each Named Executive owned a sufficient number of shares of TCF Common Stock to be in compliance with the Stock Ownership Guidelines.

The Committee adopted the Stock Ownership Guidelines because it believes that it is in the best interest of TCF and its stockholders to further align the long-term financial interests of executive management with those of TCF’s stockholders by encouraging stock ownership among executives of TCF.  The Board believes that executive stock ownership demonstrates a long-term commitment to the growth and profitability of TCF.

TCF’s Insider Trading Policy prohibits Directors and employees, including executive officers, from hedging the economic risk of ownership of any TCF securities, including common and preferred stock, they own.

Tax Considerations

Section 162(m) of the Code limits the deductibility of compensation paid to the Named Executives to $1 million annually.  Compensation that is “qualified performance-based compensation” generally is not subject to the $1 million deduction limit.  Thus, amounts paid under TCF’s annual cash incentives, grants of stock options, and grants of performance-based restricted stock will generally be fully deductible for tax purposes.  Salary and service-based restricted stock awards are subject to the $1 million deduction limit of Section 162(m) of the Code.  As a result, $500,000 of Mr. Cooper’s annual salary for 2012 will not be deductible.  TCF considers the tax deductibility of any element of executive compensation as a factor in its overall compensation program.  It is TCF’s intent to qualify most compensation paid to the Named Executives for deductibility under the limits under Section 162(m) of the Code in order to maximize its income tax deductions.  However, the Committee may, as it has from time to time, approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in the best interest of TCF stockholders for such compensation to be paid.

Recovery (“Clawback”) of Performance-Based Compensation

The Public Company Accounting Reform and Investor Protection Act (“Sarbanes-Oxley”) requires recovery of certain compensation from the Principal Executive Officer and the Principal Financial Officer in the event of a restatement of financial results due to misconduct.  The Audit Committee is responsible for determining if annual cash incentive or long-term incentive compensation paid to the Principal Executive Officer or the Principal Financial Officer should be recovered in the event of a restatement.  The employment agreements of Messrs. Cooper, Dahl, and Jasper set forth their obligations to comply with these provisions of Sarbanes-Oxley.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 created further obligations on companies to adopt mandatory clawback policies.  The SEC will direct the national securities exchanges and national securities associations to amend their listing standards to require that every listed company adopt a compensation recovery policy which requires adoption of a clawback policy to recover any incentive-based compensation paid out based on erroneous financial information reported.  Following an accounting restatement due to material noncompliance with any financial reporting requirements, companies must seek repayment from any current or former executive officer of any incentive-based compensation (including stock options) paid during the three-year period preceding the date that the company is required to prepare the accounting restatement.  There are a number of areas that require clarification and TCF expects to adopt a compensation recovery policy once the NYSE has clarified these issues and amended its listing standards.

Compensation Policies and Practices as They Relate to Risk Management

Annually, the Committee performs a review of TCF’s incentive compensation policies and practices for its senior executive officers and others, individually or in the aggregate, who may have the potential to expose the Company to material levels of risk.  The Committee bases this review in part on an analysis of such compensation arrangements by TCF’s incentive compensation risk officer.  The analysis and the Committee’s review consider, among other things, the balance between short-term and long-term components of incentive compensation for the senior executive officers, the factors used to determine eligibility for an award in the case of annual cash incentives, terms of vesting in the case of long-term incentive awards to the senior executive officers, risk adjustments available to the Company for all awards, and how these elements relate to TCF’s most significant risks.  In the case of senior executive officers, the Committee places significance on its ability to reduce or withhold an award if it determines that the executive incurred excessive risk.  Based on these reviews, the Committee determined that the risks arising from TCF’s incentive compensation arrangements, and its compensation policies and practices generally, are not reasonably likely to have a material adverse effect on TCF.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management.  Based on that review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in TCF’s proxy statement.

BY THE COMMITTEE:

Vance K. Opperman, Chair	Raymond L. Barton	William F. Bieber
	Theodore J. Bigos	Gerald A. Schwalbach

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation awarded to or earned by the Named Executives in 2012, 2011, and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation (2) ($)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings (3) ($)	All Other Compen- sation (6) ($)	Total ($)
William A. Cooper Director, Chairman and CEO (Principal Executive Officer)	2012 2011 2010	$1,500,000 $ 950,000 $ 950,000	- - -	$4,493,750 $6,660,000 -	- - -	- $950,000 $950,000	$36,215 $31,278 $37,077	$ 237,184 $ 313,901 $ 236,999	$6,267,149 $8,905,179 $2,174,076
Michael S. Jones (4) Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2012	$300,000	-	$1,198,714	-	-	$ 0	$ 32,039	$1,530,753
Thomas F. Jasper Director, Vice Chairman and Executive Vice President, Funding, Operations and Finance	2012 2011 2010	$ 500,000 $ 450,000 $ 350,007	- - -	$2,246,875 $ 968,000 -	- - -	- $450,000 $350,000	$ 3,683 $ 0 $ 4,220	$ 71,579 $ 53,371 $ 36,654	$2,822,137 $1,921,371 $ 740,881
Craig R. Dahl Director, Vice Chairman and Executive Vice President, Lending	2012 2011 2010	$ 500,000 $ 450,000 $ 400,006	- - -	$2,246,875 $ 484,000 -	- - -	- $450,000 $400,000	$ 607 $ 469 $ 6,358	$ 68,548 $ 68,572 $ 51,194	$2,816,030 $1,453,041 $ 857,558
Earl D. Stratton (4) Executive Vice President, Chief Operations Officer and Chief Privacy Officer	2012	$ 400,000	-	$ 320,605	-	-	$14,626	$ 97,021	$ 832,252
Neil W. Brown (5) Former Chief Risk Officer	2012 2011 2010	$ 494,231 $ 460,000 $ 460,010	- - -	$1,797,500 $ 484,000 -	- - -	- $450,000 $400,000	$ 3,812 $ 0 $ 8,718	$1,339,895 $ 64,053 $ 128,613	$3,635,438 $1,458,053 $ 997,341

(1)  The amount shown is the aggregate grant date fair value and does not reflect compensation actually received by the Named Executive.  The amount consists of restricted stock awards and performance-based restricted stock awards at grant date fair value computed in accordance with FASB ASC Topic 718, as further discussed in the narrative below.  The fair value of the 2012 performance-based restricted stock awards is based on the maximum payout under the awards. The 2012 performance-based restricted stock awards made to Messrs. Cooper, Dahl, Jasper, and Jones were deferred into the Deferred Stock Plan.  The award made to Mr. Brown was forfeited upon his resignation, effective November 19, 2012.  None of the restricted stock awards are entitled to dividends until the awards vest.  TCF’s accounting policy and assumptions for stock-based compensation are described in Notes 1 and 16 of the Notes to Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2012.

(2)  Non-equity incentive plan compensation represents any awards in recognition of achievement of performance goals under TCF’s Management Incentive Plan (“MIP”) for the applicable year.  For 2012, none of the Named Executives earned an award. For a further description, see under “Key Decisions Made by the Committee in 2012 and Early 2013 – 2012 Annual Cash Incentive” in the CD&A.

(3)  Amounts shown reflect only the change in pension value.  Mr. Jones joined the Company after June 30, 2004 and therefore is not a participant in the Pension Plan.  Pay credits to the Pension Plan were discontinued effective April 1, 2006.  However, interest credits continue to be credited.  There were no above-market or preferential earnings on TCF’s nonqualified deferred compensation plans.

(4)  Messrs. Jones and Stratton were not Named Executives in 2011 or 2010.

(5)  Mr. Brown resigned effective November 19, 2012.

(6)  Amounts shown in the “All Other Compensation” column for 2012 consist of the following:

		Employer Matching Contributions
Name	Perquisites (a)	ESPP Plan (b)	ESPP-Supplemental Plan (b)	Severance Payment (c)	Total
William A. Cooper	$90,184	$15,000	$132,000	-	$ 237,184
Michael S. Jones	$18,988	$ 7,500	$ 5,551	-	$ 32,039
Thomas F. Jasper	$14,579	$15,000	$ 42,000	-	$ 71,579
Craig R. Dahl	$11,548	$15,000	$ 42,000	-	$ 68,548
Earl D. Stratton	$52,021	$15,000	$ 30,000	-	$ 97,021
Neil W. Brown	$13,598	$15,000	$ 41,654	$1,269,643	$1,339,895

(a)   All of the Named Executives were eligible to receive the following perquisites, none of which individually exceeded $25,000 in 2012: imputed life insurance, executive tax service, personal use of club memberships, incentive trips, personal use of company car, and executive physical.  In addition, Messrs. Cooper and Stratton received personal use of company aircraft in the amount of $54,123 and $35,455, respectively (calculated on a pre-tax basis).  This amount is the aggregate incremental cost of non-business travel use, as determined based on the average weighted cost of fuel and maintenance, crew travel expense, on-board catering expense, landing fees, trip-related hangar/parking costs, and smaller variable costs.  In the event that a family member or guest accompanied him on a flight, the above amount also includes any incremental costs, such as on-board catering costs that may be associated with such travel.

(b)   Employer matching contributions to the ESPP were limited in 2012 to 100% of 6% of covered compensation up to the limit of $250,000 for employees eligible to participate in the ESPP-Supplemental Plan.  The balance of the employer matching contributions in 2012 was made to the ESPP-Supplemental Plan.

(c)   Severance payment made to Mr. Brown in connection with his resignation effective November 19, 2012.  See “Executive Compensation – Potential Payments Upon Termination or Change in Control – Non-Change in Control Termination-Related Payments – Payments to Mr. Brown in Connection with his Resignation” for a description of the payments made to Mr. Brown.

Employment Agreements

Provisions of the employment agreements of Messrs. Cooper, Dahl, and Jasper are described below under “Executive Compensation – Potential Payments Upon Termination or Change in Control – Employment Agreements.”  None of the other Named Executives has an employment agreement with TCF.

Amount of Salary and Bonus in Proportion to Total Compensation

The relationship of salary to the Named Executives’ total compensation will vary from year to year primarily depending on the amount of non-equity incentive compensation (annual cash incentive) and grant date fair value of stock awards, as discussed in the CD&A.

Grants Of Plan-Based Awards In 2012

The following table shows awards to the Named Executives that were granted in 2012:

Name		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (3) (#)	Grant Date Fair Value of Stock Awards (4) ($)

	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
William A. Cooper	1/17/2012	$1,500,000	250,000	250,000	500,000	-	$4,493,750
Michael S. Jones	1/17/2012	$ 300,000	-	-	-	25,000	$ 237,964
	7/19/2012	-	50,000	50,000	100,000	-	$ 960,750
Thomas F. Jasper	1/17/2012	$ 500,000	125,000	125,000	250,000	-	$2,246,875
Craig R. Dahl	1/17/2012	$ 500,000	125,000	125,000	250,000	-	$2,246,875
Earl D. Stratton	1/17/2012	$ 400,000	-	-	-	30,000	$ 320,605
Neil W. Brown(5)	1/17/2012	$ 500,000	100,000	100,000	200,000	-	$1,797,500

(1)   Amounts represent possible payments under the MIP as described in the CD&A under “Key Decisions Made by the Committee in 2012 and Early 2013 – 2012 Annual Cash Incentive” and “Elements of Executive Compensation – Objective and Determination of Each Element of Compensation – Annual Cash Incentive” which were effective January 1, 2012.  The target amounts would have been achieved if TCF had exceeded the mean ROCE of its 2012 Peer Group for 2012.  No award was earned for 2012; however, if an award had been earned, the amount of the award would have been presented in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)   Awards represent half of the grants of performance-based restricted stock made under the Incentive Stock Program.  The material terms of the awards are described in the CD&A under the heading “Key Decisions Made by the Committee in 2012 and Early 2013 – 2012 Long-Term Incentives.”  The awards will vest in two parts upon achievement of two goals based on Return on Average Assets (“ROA”) as defined in the Incentive Stock Program.  For the 2012 performance-based awards, one-half of the shares will vest following the first consecutive four-quarter period commencing after December 31, 2011 (for Messrs. Cooper, Dahl, and Jasper) or June 30, 2012 (for Mr. Jones), for which ROA averages 1% (the “First Performance Goal”).  The remaining shares will vest following the first consecutive four-quarter period commencing after the achievement of the First Performance Goal for which ROA averages 1.2%.  Upon any vesting of the performance-based restricted stock awards, 50% of the shares then vesting will be immediately distributed from the Deferred Stock Plan to the recipient, while the remaining 50% of the shares then vesting will remain in the Deferred Stock Plan until two years from the date of vesting or immediately upon a change in control of TCF, death, or disability of the Named Executive.  If one or both of the goals is not achieved, the shares that have not vested will be forfeited.  The shares of restricted stock are not entitled to dividends until the awards vest.  Mr. Brown’s award was forfeited upon his separation from service.

(3)   Awards represent the grants of service-based restricted stock made under the Incentive Stock Program.  The material terms of the awards are described in the CD&A under the heading “Key Decisions Made by the Committee in 2012 and Early 2013 – 2012 Long-Term Incentives.”  The award to Mr. Jones will vest on January 1, 2017 and the award to Mr. Stratton will vest pro-rata on January 1 of 2013, 2014, and 2015.  The shares of restricted stock are not entitled to dividends until the awards vest.

(4)   The grant date fair values for the January performance-based restricted stock awards to Messrs. Cooper, Jasper, Dahl, and Brown are $10.26, $9.01, $8.95, and $7.73, with each grant date fair value applied to 25% of the award.  The grant date fair value for the January restricted stock awards to Messrs. Jones and Stratton are $9.52 and $10.69, respectively.  The grants date fair values for the July performance-based restricted stock award to Mr. Jones are $10.23, $9.34, $9.88, and $8.98, with each grant date fair value applied to 25% of the award.  The performance-based restricted stock awards have four grant date fair values because each award has two performance goals with 50% of the shares vesting upon achievement of each, and if a performance goal is achieved, 50% of the shares that vest are distributed immediately and 50% are deferred under the Deferred Stock Plan.

(5)   Mr. Brown resigned effective November 19, 2012.

Outstanding Equity Awards At December 31, 2012

The following table shows all equity awards that were outstanding at December 31, 2012 for each Named Executive:

		Option Awards				Stock Awards
Name	Year of Award			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

		Number of Securities Underlying Unexercised Options (#)
		Exer- cisable(1)	Unexer- cisable
William A. Cooper	2008	800,000	-	$12.85	8/1/2018	-	-	-	-
	2011	-	-	-	-	500,000	$6,075,000	-	-
	2012	-	-	-	-	-	-	500,000	$6,075,000
Michael S. Jones	2009	-	-	-	-	7,500	$ 91,125	-	-
	2010	-	-	-	-	3,000	$ 36,450	-	-
	2011	-	-	-	-	6,000	$ 72,900	-	-
	2012	-	-	-	-	25,000	$ 303,750	-	-
	2012	-	-	-	-	-	-	100,000	$1,215,000
Thomas F. Jasper	2008	141,000	-	$15.75	1/22/2018	-	-	-	-
	2009	-	-	-	-	-	-	5,036	$ 61,187
	2009	-	-	-	-	-	-	3,777	$ 45,891
	2011	-	-	-	-	100,000	$1,215,000	-	-
	2012	-	-	-	-	-	-	250,000	$3,037,500
Craig R. Dahl	2008	225,000	-	$15.75	1/22/2018	-	-	-	-
	2009	-	-	-	-	-	-	5,036	$ 61,187
	2009	-	-	-	-	-	-	6,294	$ 76,472
	2011	-	-	-	-	50,000	$ 607,500	-	-
	2012	-	-	-	-	-	-	250,000	$3,037,500
Earl D. Stratton	2008	118,000	-	$15.75	1/22/2018	-	-	-	-
	2009	-	-	-	-	-	-	2,519	$ 30,606
	2009	-	-	-	-	-	-	2,519	$ 30,606
	2011	-	-	-	-	25,000	$ 303,750	-	-
	2011	-	-	-	-	25,000	$ 303,750	-	-
	2012	-	-	-	-	30,000	$ 364,500	-	-
Neil W. Brown(5)	2008	282,000	-	$15.75	2/19/2013	-	-	-	-

(1)   The stock options vested in two installments:  50% on January 1, 2011 and the remaining 50% on January 1, 2012.

(2)   Represents restricted stock awards that vest as follows:  the 2009 award to Mr. Jones will vest on January 1, 2014; the 2010 award to Mr. Jones will vest on April 1, 2015; the 2011 award to Mr. Jones will vest on April 1, 2016; the 2012 award to Mr. Jones will vest on January 1, 2017; the 2012 award to Mr. Stratton will vest pro-rata on January 1 of 2013, 2014, and 2015.  All other awards granted in 2011 will vest on January 1, 2014.  Generally, the 2011 awards vesting on January 1, 2014 are not distributable until the later of January 1, 2017 or six months following separation from service (as defined in the Deferred Stock Plan; however, they are immediately distributable upon the occurrence of a change in control, death, or disability.

(3)   Market or payout value was determined using the year-end closing stock price of $12.15.

(4)   The 2009 performance-based awards will vest on April 1, 2013 if TCF’s ROE exceeds the mean of its peer group for 2012.  However, if the goal is not achieved, the shares are forfeited.  For the 2012 performance-based awards, one-half of the shares will vest following the first consecutive four-quarter period commencing after December 31, 2011 (for Messrs. Cooper, Jasper, and Dahl) or June 30, 2012 (for Mr. Jones), for which ROA averages 1.0% (the “First Performance Goal”).  The remaining shares will vest following the first consecutive four-quarter period commencing after the achievement of the First Performance Goal for which ROA averages 1.2%.  Upon any vesting of the 2012 performance-based restricted stock awards, 50% of the shares then vesting will be immediately distributed from the Deferred Stock Plan to the recipient, while the remaining 50% of the shares then vesting will remain in the Deferred Stock Plan until two years from the date of vesting or immediately upon a change in control of TCF, death or disability of the Named Executive.  If one or both of the goals is not achieved, the shares that have not vested will be forfeited.

(5)   Mr. Brown forfeited his restricted stock awards upon his separation from service on November 19, 2012.

Option Exercises And Stock Vested In 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
William A. Cooper	-	-	150,000	$1,553,250
Michael S. Jones	-	-	-	-
Thomas F. Jasper	-	-	26,145	$ 285,358
Craig R. Dahl	-	-	18,663	$ 212,062
Earl D. Stratton	-	-	25,368	$ 269,157
Neil W. Brown (2)	-	-	17,293	$ 189,515

(1)   Amounts reflect the market value of TCF Common Stock on the day the stock vested, determined by multiplying the number of shares acquired on vesting by the average of the high and low sales prices on the NYSE for TCF Common Stock on the vesting date.

(2)   Mr. Brown resigned effective November 19, 2012.

Pension Benefits In 2012

The following table shows information on the defined benefit pension plan benefits of the Named Executives:

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year ($)
William A. Cooper (3)	Pre-1990 Plan Benefit	5.67	$288,467	$24,153
Michael S. Jones (4)	-	-	-	-
Thomas F. Jasper	Pension Plan	3.25	$ 26,409	-
Craig R. Dahl	Pension Plan	5.75	$ 71,753	-
Earl D. Stratton	Pre-1990 Plan Benefit	5.25	$113,467	-
	Pension Plan	15.58	$ 34,668	-
Neil W. Brown (5)	Pension Plan	6.50	$ 77,614	-

(1)   The number of years of credited service may be less than actual years of service with TCF or its subsidiaries because either the plan was not in effect or was frozen sometime during the Named Executive’s tenure with TCF or its subsidiaries.  None of the Named Executives was given credited service other than for their actual years of service with TCF or its subsidiaries.

(2)   All values shown are determined using interest rate and mortality assumptions consistent with those used in the Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2012; however, the Pre-1990 Plan Benefit (defined below) is provided under a nonparticipating group annuity contract which is not included in TCF’s Consolidated Financial Statements.  See “Material Information Regarding Pension Benefits,” which follows this table.

(3)   Mr. Cooper commenced his benefit following his retirement in 2005 and prior to returning to TCF as CEO in 2008.  Mr. Cooper received his entire benefit from the Pension Plan in 2006.

(4)   Mr. Jones joined TCF after June 30, 2004 and therefore is not a participant in the Pension Plan.

(5)   Mr. Brown resigned effective November 19, 2012.

Material Information Regarding Pension Benefits

TCF maintains a pension plan for all employees hired prior to July 1, 2004.  Pay credits to such plan were discontinued as of April 1, 2006.  At the time pay credits were discontinued, all active employees were deemed 100% vested in their benefits.  Benefits accrued under two distinct formulas:  a traditional final average pay formula in effect prior to September 1, 1990 (the “Pre-1990 Plan Benefit”) and a cash balance formula in effect since September 1, 1990 under the Pension Plan.  Both plans are described below.

Pension Plan:  Cash Balance Formula – Post September 1, 1990 Benefit Accruals.  Benefits have been provided under a cash balance formula since September 1, 1990.  Monthly pay credits equal to the Applicable Percentage (based on the sum of age and years of service) multiplied by Certified Earnings (as defined below) were credited to the retirement accounts each month.  Pay credits were discontinued effective April 1, 2006.

The following table reflects the pay credits that were in effect for the periods indicated above each column:

Sum of the Participant’s age plus years of service on the last day of the month	Applicable Percentage
	Sept. 1, 1990 prior to Jan. 1, 2002	Jan. 1, 2002 prior to Jan. 1, 2004	Jan. 1, 2004 prior to Jan. 1, 2005	Jan. 1, 2005 prior to Jan. 1, 2006	Jan. 1, 2006 prior to April 1, 2006	Beginning on or after April 1, 2006
Under 30	2.5%	2.5%	2.5%	2.5%	2.5%	-
Under 34	2.5%	2.5%	-	2.5%	2.5%	-
Under 36	2.5%	2.5%	-	-	2.5%	0.0%
Under 38	2.5%	2.5%	-	-	-	-
Under 40	2.5%	-	-	-	-	-
30 but less than 32	-	-	2.6%	-	-	-
32 but less than 34	-	-	2.7%	-	-	-
34 but less than 36	-	-	2.8%	2.6%	-	-
36 but less than 38	-	-	2.9%	2.7%	2.6%	0.0%
38 but less than 40	-	2.6%	3.0%	2.8%	2.7%	0.0%
40 but less than 50	3.5%	3.5%	3.5%	3.5%	3.5%	0.0%
50 but less than 60	4.5%	4.5%	4.5%	4.5%	4.5%	0.0%
60 but less than 70	5.5%	5.5%	5.5%	5.5%	5.5%	0.0%
70 but less than 80	6.5%	6.5%	6.5%	6.5%	6.5%	0.0%
80 or more	7.5%	7.5%	7.5%	7.5%	7.5%	0.0%

Interest credits are credited to the retirement accounts using the average 5-year U.S. Government bond rate from the preceding calendar year plus 0.25%.  Interest credits continue after April 1, 2006.

Certified Earnings generally include earned income, wages, salaries, and fees (or other amounts) for services rendered in the course of employment.  Also included are annual cash incentives, commissions paid to salespersons, compensation for services on the basis of profits, commissions on insurance premiums, tips and bonuses (but not including payments for referrals), and any pre-tax contributions to the ESPP.  Restricted stock awards are not included in Certified Earnings.

Prior to the April 1, 2006 freeze, cash balance benefits became vested after five years of vesting service, being 0% vested beforehand.

The normal retirement date is age 65.  A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service.  A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service.  In either case, distribution of the cash balance account balance can occur immediately upon termination.  The amount of the distribution depends upon the payment form elected and is actuarially equivalent to the account balance earned as of the date of distribution.

Mr. Dahl is currently eligible for early retirement under the Pension Plan.  Mr. Dahl’s Pension Plan account balance at December 31, 2012 was $75,025.  Mr. Stratton is currently eligible for retirement under the Pension Plan.  Mr. Stratton’s Pension Plan account balance at December 31, 2012 is $34,782.

The normal payment form is the life only annuity.  A variety of other payment forms are available (including the lump sum option), all equivalent in value if paid over an average lifetime.

The present value of the accumulated benefit displayed in the Pension Benefits table is the discounted value of the projected account balance at age 65 (projected with interest credits only).  The value of the accumulated benefit was determined using assumptions consistent with those used for 2012 financial reporting purposes under FASB ASC Topic 715, “Compensation – Retirement Benefits” (“Topic 715”) unless otherwise directed by Regulation S-K.  TCF’s accounting policy and assumptions for employee benefit plans are described in Note 17 of the Notes to Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2012.  Some of those assumptions are as follows:

•	Benefits were assumed to commence at age 65.
•	The assumed form of payment at distribution was the lump sum option.
•	All benefits and present values are determined as of December 31, 2012, the plan’s Topic 715 measurement date.
•	The discount rate used to determine present values was 3.0% and 4.0% at December 31, 2012 and December 31, 2011, respectively.
•	The rate of future interest credits used was 3.5% at December 31, 2011 and was a select and ultimate assumption starting at 1.0% for 2013 and phasing to 3.5% for 2017 and beyond at December 31, 2012.
•	No pre-retirement mortality, termination, retirement, or disability was assumed.

Pre-1990 Plan Benefit:  Final Average Earnings Formula – Pre September 1, 1990 Benefit Accruals.  The benefits accrued prior to September 1, 1990 were determined under a formula based on years of service and final average earnings, which is defined in the plan and is calculated based on a participant’s salary during the relevant period.  As of August 31, 1990, all benefit accruals under the pre-September 1, 1990 formula were frozen and benefits for all active employees were 100% vested.  A non-participating group annuity contract was purchased for all pre-September 1, 1990 benefits from Nationwide Life Insurance Company.  Nationwide is responsible for benefit payments for benefits earned under this formula.

The normal retirement date is age 65.  A participant is eligible for early retirement if termination occurs after attainment of age 55 with at least five years of vesting service.  A participant is eligible for vested terminated benefits if termination occurs after attainment of at least five years of vesting service.  In either case, the participant may commence benefits as early as age 55.  The age 65 accrued benefit is reduced 4% for each year that benefits commence prior to age 65.

Mr. Stratton is currently eligible for retirement under the pre-September 1, 1990 formula.  The monthly life only benefit at age 65 would be $680.  Mr. Cooper is currently receiving payments from this plan.  The monthly life benefit for Mr. Cooper is $2,013.

The normal payment form is the life only annuity.  A variety of other payment forms are available, all equivalent in value if paid over an average lifetime.

Since a non-participating group annuity contract was purchased to provide these benefits, TCF is no longer required to, and does not, include the value of these benefits in its annual financial disclosure under Topic 715.  The present value of the accumulated benefit displayed in the Pension Benefits table is the discounted value of the life only benefit to commence at age 65.  The present value of the accumulated benefit was determined using assumptions consistent with those otherwise used for cash balance plan financial reporting purposes under Topic 715 unless otherwise directed by Regulation S-K.  TCF’s accounting policy and assumptions for employee benefit plans are described in Note 17 of the Notes to Consolidated Financial Statements included in TCF’s Annual Report on Form 10-K for the year ended December 31, 2012.  The material assumptions are as follows:

•	Benefits were assumed to commence at age 65.
•	Participants are assumed to take the life only annuity payment option at benefit commencement.
•	All benefits and present values are determined as of December 31, 2012, the measurement date used for Topic 715 reporting purposes.
•	The discount rate used to determine present values is 3.0% at December 31, 2012.
•	No pre-retirement mortality, termination, retirement or disability was assumed.
•	Post-retirement mortality is assumed to follow the RP-2000 mortality table with a fixed 17-year projection based on combined rates for active employees and retirees with no collar adjustments.

Nonqualified Deferred Compensation In 2012

The following table shows certain information for TCF’s nonqualified account-type plans for the Named Executives.  The ESPP-Supplemental Plan shown below is a nonqualified supplemental program for the ESPP, a plan which is a qualified tax or deferred plan under Section 401(k) of the Code.  The TCF contributions shown in the table for the ESPP-Supplemental Plan are matching contributions which are made at the same rate as under the ESPP.  For further information about this plan refer to the CD&A under “Elements of Executive Compensation – Other Forms of Compensation – ESPP and ESPP-Supplemental Plan.”  The Deferred Stock Plan provides the Named Executives with supplemental retirement benefits by deferring certain transfers of TCF Common Stock awarded to them under the terms of the Incentive Stock Program.

Name	Plan	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year 1) ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions (3) ($)	Aggregate Balance at December 31, 2012 (4) ($)
William A. Cooper(5)	ESPP-Supplemental Plan	$132,000	$132,000	$71,905		$(6,936)	$552,603
	Deferred Stock Plan	$4,493,750	-	$2,496,250	(2)	-	$12,150,000
Michael S. Jones	ESPP-Supplemental Plan	$11,102	$5,551	$5,605		$(502)	$43,297
	Deferred Stock Plan	$960,750	-	$254,250	(2)	-	$1,215,000
Thomas F. Jasper	ESPP-Supplemental Plan	$42,000	$42,000	$36,596		$(1,447)	$286,111
	Deferred Stock Plan	$2,246,875	-	$973,625	(2)	-	$4,252,500
Craig R. Dahl	ESPP-Supplemental Plan	$62,000	$42,000	$60,101		$(5,856)	$410,113
	Deferred Stock Plan	$2,246,875	-	$882,125	(2)	-	$3,645,000
Earl D. Stratton	ESPP-Supplemental Plan	$30,000	$30,000	$67,789		$(6,637)	$435,278
	Deferred Stock Plan	-	-	$91,500	(2)	-	$607,500
Neil W. Brown	ESPP-Supplemental Plan	$41,654	$41,654	$77,297		$(29,023)	$483,451
	Deferred Stock Plan(6)	$1,797,500	-	-		-	-

(1)   The amounts shown in this column were previously reported as compensation in the Summary Compensation Table.

(2)   Consists of dividend equivalents and unrealized appreciation or depreciation on the deemed account investments, primarily TCF Common Stock.  There were no above-market or preferential earnings or appreciation in 2012 or previous years.  Each deferred award of performance-based restricted stock had four grant date fair values, each applied to 25% of the award.  The grant date fair values for the deferred restricted stock awards for Messrs. Cooper, Jasper, Dahl, and Brown were $10.26, $9.01, $8.95, and $7.73.  The grant date fair values for Mr. Jones were $10.23, $9.34, $9.88, and $8.98.

(3)   Consists of dividend equivalents on deemed investments in TCF Common Stock.  The dividend equivalents are also included in the Aggregate Earnings in Last Fiscal Year column of this table.  Mr. Brown received a distribution of $21,392 from the ESPP-Supplemental Plan in December 2012.

(4)   Includes aggregate salary and matching contributions to the ESPP-Supplemental Plan reported as compensation  in  the  Summary  Compensation  Table  for  previous  years,  as  follows:  Mr. Cooper, $312,600; Mr. Jones, $0; Mr. Jasper, $181,097; Mr. Dahl, $185,739; Mr. Stratton, $0; and Mr. Brown, $627,486.  The amount for Mr. Cooper represents salary and matching contributions made since his return to TCF in 2008, as he received a full distribution of his prior balance.   Also  includes  contributions  to  the  Deferred  Stock  Plan  reported  as compensation  in  the  Summary  Compensation  Table  for  previous  years,  as  follows:   Mr.  Cooper,  $6,660,000; Mr.  Jones,  $0;  Mr.  Jasper,  $968,000;  Mr.  Dahl,  $484,000;  Mr.  Stratton,  $0;  and  Mr.  Brown,  $484,000.  Messrs. Jones and Stratton were not Named Executives prior to 2012.

(5)   Mr. Cooper had 9,089 shares in the Directors Deferred Compensation Plan as of December 31, 2012.

(6)   In connection with his resignation effective November 19, 2012, Mr. Brown forfeited all of his deferred shares in the Deferred Stock Plan.

Material Information Regarding the ESPP-Supplemental Plan

•

The Named Executives’ covered compensation and contributions under the ESPP are subject to certain limits imposed by the IRS. The ESPP-Supplemental Plan allows Named Executives to make pre-tax contributions from their salary and annual cash incentives at the same rate as under the ESPP and up to a total of 50% of covered pay and to receive an employer matching contribution at the same rate as under the ESPP on their contributions up to 6% of pay.

•

Employee contributions to the ESPP-Supplemental Plan made on or after April 1, 2006 may be invested, at the employee’s election, in the same investment choices that are available in the ESPP. Prior to April 1, 2006 all employee contributions were invested in TCF Common Stock. Employer matching contributions to the ESPP-Supplemental Plan are invested 100% in TCF Common Stock.

•

The amounts allocated to the accounts of each of the Named Executives primarily consist of deemed TCF Common Stock. Earnings on deemed TCF Common Stock investments in the plan during 2012 consisted of $0.20 per share in dividend equivalents and appreciation of $1.83 per share. Dividend-equivalent distributions are made from the ESPP-Supplemental Plan at the same time and at the same rate as to holders of TCF Common Stock generally.

•

Distributions from the ESPP-Supplemental Plan generally occur in a lump sum at termination of employment, or six months thereafter as required by Section 409A of the Code for accounts accumulated after 2004. Deemed investments in TCF Common Stock selected by the Named Executives generally cannot be changed during employment (except in certain change in control situations) and such investments are distributed in-kind upon termination of employment or six months thereafter, as applicable.

Material Information Regarding the Deferred Stock Plan

•      The only executive contributions to the Deferred Stock Plan in 2012 were deferred restricted stock awards.

•      TCF did not make any contributions to the Deferred Stock Plan, other than the payment of administrative expenses.

•      The accounts of the Named Executives are deemed to be invested in shares of TCF Common Stock.  Distributions are made in-kind in the form of TCF Common Stock.

•      Distributions are made in accordance with the terms of the restricted stock agreements applicable to the shares that have been deferred into the Deferred Stock Plan.

•      TCF’s cost of the Deferred Stock Plan in 2012 was $70,188 for record keeper and trustee expenses.

•      Shares of restricted stock contributed to the Deferred Stock Plan are not entitled to dividends until they vest.

•      TCF has established a trust fund to accumulate assets for the payment of benefits as they come due.

•      At December 31, 2012, the total deemed investment in TCF Common Stock under the Deferred Stock Plan was 1,860,000 shares valued at $22,599,000.

Potential Payments Upon Termination Or Change In Control

Non-Change in Control Termination-Related Payments

Excluding Mr. Cooper, none of the Named Executives had an employment or change in control agreement at December 31, 2012.  The following table reflects the general estimated distributions that would have been made by TCF to Mr. Cooper under his employment agreement in effect at December 31, 2012 in the event of a termination of employment not involving a change in control of the Company on December 31, 2012.

Payments Due in Event of Termination of Employment of CEO

Type of Termination	Salary Payout		Restricted Stock		Stock Options		Total (1)
By Company Without Cause	$4,505,769	(2)	-	(3)	-	(4)	$4,505,769
By Executive for Good Reason	$4,505,769	(2)	-	(3)	-	(4)	$4,505,769
By Executive – Voluntary including Retirement	$5,769	(5)	-	(3)	-	(4)	$5,769
By Company With Cause	$5,769	(5)	-	(3)	-	(4)	$5,769
Death or Disability	$5,769	(5)	$3,992,143 (6)		0	(6)	$3,997,912

(1)    In addition to the payments indicated, Mr. Cooper would be entitled to receive upon employment termination accumulated and vested benefits under the ESPP, ESPP-Supplemental Plan, the Pension Plan, and continuation benefits available to employees generally, as described in the CD&A under “Elements of Executive Compensation – Other Forms of Compensation.”  There is no enhancement or acceleration of these benefits upon a change in control.

(2)    Payable in a lump sum.  Represents earned, but unpaid salary and his salary  from the date of termination through December 31, 2015, the end of his employment agreement.

(3)    Unvested deferred shares of performance-based restricted stock granted in 2012 would be forfeited if Mr. Cooper ceases both his employment as CEO of the Company and his membership on the Board of the Company.  Unvested deferred shares of restricted stock granted in 2011 would be forfeited if Mr. Cooper ceases to be employed as the CEO of the Company except as a result of death or disability.

(4)    All stock options held by Mr. Cooper as of December 31, 2012 have vested and are exercisable through August 1, 2018.  No value was given to these stock options since the exercise price is higher than the year-end closing price.

(5)    Represents amount of salary earned but unpaid at the date of termination; December 28, 2012 was the last pay date in 2012.

(6)    Unvested deferred shares of restricted stock granted in 2011 vest pro-rata based on the date of death or disability.  Restricted stock was valued at $12.15, the year-end closing price.  No value was given to stock options since the exercise price is higher than the year-end closing price.

“Good reason” is generally defined as:  (i) any material diminution in the scope of the executive’s authority and responsibility; (ii) a material diminution in the executive’s base compensation; (iii) a material diminution in authority, duties or responsibilities of the supervisor to whom the executive is to report; (iv) a material diminution in the budget over which the executive retains authority; (v) a material change in geographic location at which the executive performs the services; or (vi) any other action or inaction that constitutes a material breach by TCF of the executive’s agreement.

“Cause” is generally defined as: (i) engaging in willful and recurring misconduct in not following the legitimate directions of the executive’s supervisor (or Board of Directors) after fair warning; (ii) conviction of a felony and all appeals from such conviction have been exhausted; (iii) engaging in habitual drunkenness; (iv) excessive absence from work, which absence is not related to disability, illness, sick leave, or vacations; or (v) engaging in continuous conflicts of interest between his personal interests and the interests of TCF after fair warning.

The Named Executives would forfeit all outstanding unvested restricted stock awards and stock options upon a termination absent a change in control, except in the case of retirement, death or disability for certain awards (as provided in individual award agreements), but would be entitled to receive all accumulated and vested benefits under the ESPP, ESPP-Supplemental Plan, and the Pension Plan, as described in the CD&A under “Elements of Executive Compensation – Other Forms of Compensation.”  Mr. Cooper, however, would only forfeit the unvested deferred shares of performance-based restricted stock granted in 2012 if he ceased both his employment as CEO of the Company and his membership on the Board of the Company.  The Named Executives would not be entitled to ongoing perquisites after termination of employment, but would be entitled to continuation benefits coverage available to TCF employees generally.  Additionally, in connection with the receipt of certain awards (as provided in individual award agreements), the Named Executives are subject to non-solicitation, non-hire and confidentiality restrictions for the duration of their employment and for a period of 12 months thereafter. The estimated value of the restricted stock and option awards that would have vested upon the retirement, death or disability of each Named Executive at December 31, 2012 are shown in the tables below, other than Mr. Cooper whose payments upon termination absent a change in control are described above:

Payments Due Upon Retirement for Other Named Executives

Name	Salary Payout (1)	Restricted Stock (2)	Stock Options (3)	Total
Michael S. Jones	$1,154	$291,394	-	$292,548
Thomas F. Jasper	$1,923	$107,078	-	$109,001
Craig R. Dahl	$1,923	$137,647	-	$139,570
Earl D. Stratton	$1,538	$ 61,212	-	$ 62,750
Neil W. Brown (4)	-	-	-	-

(1)             Represents amount of salary earned but unpaid at the date of retirement.  December 28, 2012 was the last pay date in 2012.

(2)             Represents restricted stock that would vest pro-rata upon retirement.  Any unvested deferred shares of the restricted stock granted in 2011 and any unvested deferred shares of the performance-based restricted stock granted in 2012 would be forfeited upon retirement.  Restricted stock was valued at $12.15 per share, the year-end closing price.  For purposes of this table, it was assumed that the performance-based restricted stock awards scheduled to vest on April 1, 2013 were earned.

(3)             Outstanding stock options would be exercisable for 12 months following the date of retirement.  No value was given to stock options since the exercise price exceeded the year-end closing stock price of $12.15.

(4)             See “Payments to Mr. Brown in Connection with his Resignation” for a description of the payments made to Mr. Brown in connection with his resignation effective November 19, 2012.

Payments Due Upon Death or Disability for Other Named Executives

Name	Salary Payout (1)	Restricted Stock (2)	Stock Options (3)	Total
Michael S. Jones	$1,154	$291,394	-	$292,548
Thomas F. Jasper	$1,923	$905,507	-	$907,430
Craig R. Dahl	$1,923	$536,874	-	$538,797
Earl D. Stratton	$1,538	$460,426	-	$461,964
Neil W. Brown (4)	-	-	-	-

(1)             Represents the amount of salary earned but unpaid at the date of death or disability.  December 28, 2012 was the last pay date in 2012.

(2)             Represents restricted stock that would vest pro-rata upon death or disability.  Additionally, any unvested deferred shares of restricted stock granted in 2011 would vest pro-rata based on the date of death or disability.  However, any unvested deferred shares of performance-based restricted stock granted in 2012 would be forfeited upon death or disability.  Restricted stock was valued at $12.15 per share, the year-end closing price.  For purposes of this table,  it was assumed that the performance-based restricted stock awards scheduled to vest on April 1, 2013 were earned.

(3)             Outstanding stock options would be exercisable for 12 months following the date of death or disability.  No value was given to stock options since the exercise price exceeded the year-end closing stock price of $12.15.

(4)             See “Payments to Mr. Brown in Connection with his Resignation” for a description of the payments made to Mr. Brown in connection with his resignation effective November 19, 2012.

Payments to Mr. Brown in Connection with his Resignation

In connection with Mr. Brown’s resignation effective November 19, 2012, TCF and Mr. Brown entered into a letter agreement dated December 14, 2012.  Pursuant to that agreement, Mr. Brown received a lump sum payment of $1,269,643, less applicable taxes.  Mr. Brown was reimbursed for his legal fees in reviewing the agreement and was eligible for reimbursement of a portion of his COBRA health care continuation premiums, if he elected COBRA coverage, subject to certain maximum amounts.  In consideration of these payments, Mr. Brown has agreed to non-solicitation, non-hire, non-disparagement and confidentiality restrictions, and to a general release.  Additionally, in connection with his resignation, Mr. Brown forfeited all outstanding restricted stock awards and was given three months from November 19, 2012 to exercise his stock options.  On February 19, 2013, Mr. Brown’s stock options expired unexercised.

Payments in the Event of a Change in Control

The table below shows estimated lump sum payments in the event of a change in control effective as of December 31, 2012, irrespective of whether the Named Executive was also terminated.  Actual amounts can only be determined at an actual date of a change in control.

At December 31, 2012, Named Executives would have been entitled to vesting of certain unvested stock grants and options upon a change in control.  For purposes of vesting of awards of restricted stock, performance-based restricted stock, or stock options, a change in control is generally defined as (i) the acquisition by a party of 50% (30% for stock options) or more of the voting stock of TCF’s then-outstanding securities, (ii) a change in a majority of TCF’s Board of Directors over a two-year period, or (iii) holders of TCF Common Stock approving (a) a merger or acquisition that results in TCF’s voting stock representing less than 50% (70% for stock options granted to Named Executives other than Mr. Cooper) of the shares outstanding immediately prior to such merger or acquisition, (b) a plan of complete liquidation of TCF, or (c) an agreement for the sale of all or substantially all of TCF’s assets (but, a change in control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

In consideration of acceleration of benefits under the restricted stock and option agreements, Mr. Cooper would have been subject to a limited three-year non-compete and non-solicitation agreement following a change in control.  Restricted stock awards entered into by the other Named Executives would generally have been subject to a one-year non-solicitation agreement after termination of employment other than a termination by TCF without cause or a termination by the executive for good reason.

Estimated Payments in the Event of a Change in Control

	Salary (1)	Vesting of Stock Awards (2)	Vesting of Stock Options (3)	Excise Tax & Gross-Up	Total (4)
William A. Cooper (5)	$5,769	$12,150,000	-	-	$12,155,769
Michael S. Jones	$1,154	$ 1,518,750	-	-	$ 1,519,904
Thomas F. Jasper	$1,923	$ 4,359,578	-	-	$ 4,361,501
Craig R. Dahl	$1,923	$ 3,782,660	-	-	$ 3,784,583
Earl D. Stratton	$1,538	$ 1,033,212	-	-	$ 1,034,750
Neil W. Brown (6)	-	-	-	-	-

(1)             Represents the amount of salary earned but unpaid at the date of change in control; December 28, 2012 was the last pay date in 2012.

(2)             Restricted stock was valued at $12.15 per share, the year-end closing price.  Does not include restricted stock awards to Mr. Jones that vest upon a change in control only if he is terminated without cause within one year following the change in control.  The value of these awards is $200,475.

(3)             No value was given to the stock options since the exercise price exceeded the year-end closing stock price of $12.15.

(4)       In addition to the payments indicated, the Named Executives would have been entitled to receive following employment termination accumulated and vested benefits under the ESPP, ESPP-Supplemental Plan, the Pension Plan, and continuation benefits available to employees generally, as reported elsewhere in this proxy statement.

(5)             If upon a change in control Mr. Cooper would have been terminated without “cause” or resigned for “good reason,” he would have received $16,655,769.  The additional $4.5 million represents Mr. Cooper’s salary from the date of termination until December 31, 2015, the end of his employment agreement.

(6)       See “Payments to Mr. Brown in Connection with his Resignation” for a description of the payments made to Mr. Brown in connection with his resignation effective November 19, 2012.

Employment Agreements

CEO.  On January 25, 2012, TCF and Mr. Cooper entered into an Amended and Restated Employment Agreement (the “2012 CEO Agreement”), pursuant to which Mr. Cooper is entitled to receive:

•                  An annual salary of $1,500,000;

•                  An annual cash incentive opportunity at the discretion of the Compensation Committee of the Board;

•                  Stock grants and stock options as approved by the Compensation Committee of the Board from time to time;

•                  Perquisites, as approved annually by the Compensation Committee of the Board;

•                  Participation in the same benefit plans as apply to TCF employees generally, and on the same terms and conditions; and

•                  Severance payment rights as set forth above.

On February 19, 2013, TCF and Mr. Cooper entered into a new Employment Agreement (the “2013 CEO Agreement”), which superseded the 2012 CEO Agreement.  The 2013 CEO Agreement amends the 2012 CEO Agreement to: (i) provide for severance payment rights in line with those provided to Messrs. Dahl and Jasper at the approved level of Chief Executive Officer, and (ii) conform certain other provisions with those included in the new agreements with Messrs. Dahl and Jasper (described below under “Other Named Executives”).  Under the 2013 CEO Agreement, Mr. Cooper will be eligible to receive cash termination payments as follows:

Severance Trigger	Cash Termination Payments
Termination by TCF Without Cause Absent a Change of Control	3x base salary
Termination by TCF Without Cause Following a Change of Control	3x the sum of base salary and annual cash incentive (assumed to equal base salary)
Termination by Mr. Cooper for Good Reason Absent a Change of Control	3x base salary
Termination by Mr. Cooper for Good Reason Following a Change of Control	3x the sum of base salary and annual cash incentive (assumed to equal base salary)

In addition, if Mr. Cooper’s employment is terminated by the Company without Cause or by Mr. Cooper for Good Reason and such termination occurs after the end of the Company’s fiscal year but prior to the payment of any annual cash incentive payable to Mr. Cooper under the annual cash incentive program applicable to such fiscal year, the Company shall pay Mr. Cooper the annual cash incentive earned by Mr. Cooper under such annual cash incentive program when annual cash incentives are paid to other recipients under such annual cash incentive program, but no later than March 15.  Additionally, at Mr. Cooper’s election, TCF Financial will pay the monthly premiums for COBRA coverage for up to 12 months.

The 2013 CEO Agreement also provides that Mr. Cooper is subject to a non-solicitation restriction for (i) one year following a termination absent a Change of Control by the Company without Cause or by Mr. Cooper for Good Reason, or (ii) two years following a termination upon or following a Change of Control by the Company without Cause or by Mr. Cooper for Good Reason.

The definitions of “Cause” and “Good Reason” were also modified in the 2013 CEO Agreement.  The new definitions of “Cause” and “Good Reason,” which also apply to the employment agreements of Messrs. Dahl and Jasper (described below under “Other Named Executives”), as well as the definition of “Change of Control” in such agreements, are as follows:

“Cause” includes: (i) engaging in willful and recurring misconduct in not following the legitimate and legal directions of the Board of Directors of the Company after fair written warning; (ii) conviction of a felony and all appeals from such conviction have been exhausted; (iii) engaging in habitual drunkenness after fair written warning;

(iv) excessive absence from work which absence is not related to disability, illness, sick leave or vacations after fair written warning; or (v) engaging in continuous conflicts of interest between his personal interests and the interests of the Company after fair written warning.

“Good Reason” includes: (i) any material diminution in the scope of the executive’s authority and responsibility (provided, however, in the event of any illness or injury which disables the executive from performing his duties, the Company may reassign the executive’s duties to one or more other employees until the executive is able to perform such duties); (ii) a material diminution in the executive’s base compensation (salary, bonus opportunity, benefits or perquisites); (iii) a material change in geographic location at which the executive must perform the services; or (iv) any other action or inaction that constitutes a material breach by the Company of the executive’s agreement.  For Mr. Cooper, “Good Reason” also includes requiring Mr. Cooper to report to a supervisor other than the Company’s Board of Directors.  In contrast, for each of Messrs. Dahl and Jasper, “Good Reason” includes if the executive is required to report to a supervisor other than the Company’s CEO.

“Change of Control” shall be deemed to occur upon:  (i) the acquisition by a party of 30% or more of the voting stock of TCF’s then-outstanding securities, (ii) a change in a majority of TCF’s Board of Directors over a two-year period, or (iii) holders of TCF Common Stock approving (a) a merger or acquisition that results in TCF’s voting stock representing less than 70% of the shares outstanding immediately prior to such merger or acquisition, (b) a plan of complete liquidation of TCF, or (c) an agreement for the sale of all or substantially all of TCF’s assets (but, a change of control will not be deemed to have occurred if the merger, consolidation, sale or disposition of assets is not subsequently consummated).

Other Named Executives.  On February 19, 2013, TCF entered into employment agreements with Messrs. Dahl and Jasper, pursuant to which each is entitled to receive:

•                  An annual salary of $550,000;

•                  An annual cash incentive opportunity at the discretion of the Compensation Committee of the Board;

•                  Stock grants and stock options as approved by the Compensation Committee of the Board from time to time;

•                  Perquisites, as approved annually by the Compensation Committee of the Board;

•                  Participation in the same benefit plans as apply to TCF employees generally,  and on the same terms and conditions; and

•                  Severance payment rights as follows

Severance Trigger	Cash Termination Payments
Termination by TCF Without Cause Absent a Change of Control	2x base salary
Termination by TCF Without Cause Following a Change of Control	2x the sum of base salary and annual cash incentive (assumed to equal base salary)
Termination by the Executive for Good Reason Absent a Change of Control	2x base salary
Termination by the Executive for Good Reason Following a Change of Control	2x the sum of base salary and annual cash incentive (assumed to equal base salary)

In addition, if the employment of Mr. Dahl or Mr. Jasper is terminated by the Company without Cause or by the executive for Good Reason and such termination occurs after the end of the Company’s fiscal year but prior to the payment of any annual cash incentive payable to the executive under the annual cash incentive program applicable to such fiscal year, the Company shall pay the executive the annual cash incentive earned by the executive under such annual cash incentive program when annual cash incentives are paid to other recipients under such annual cash incentive program, but no later than March 15.  Additionally, at their election, TCF will pay the monthly premiums for COBRA coverage for up to 12 months.

The employment agreements with Messrs. Dahl and Jasper also provide that each is subject to a non-solicitation restriction for (i) one year following a termination absent a Change of Control by the Company without Cause or by the executive for Good Reason, or (ii) two years following a termination upon or following a Change of Control by the Company without Cause or by the executive for Good Reason.

Indemnification Rights

Indemnification rights are provided to the Named Executives under TCF’s Certificate of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law and TCF maintains Directors and Officers Insurance.

EQUITY COMPENSATION PLANS APPROVED BY STOCKHOLDERS

The following table provides information regarding TCF’s equity compensation plans as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,077,104 (1)	$ 14.35	2,109,509 (2)

Equity compensation plans not approved by security holders	-	-	-

Total	2,077,104	$ 14.35	2,109,509

(1)             Subject to the Incentive Stock Program.

(2)             In addition to options, warrants and rights, includes shares available for issuance in the form of restricted stock and performance-based units and stock under the Incentive Stock Program.

PROPOSAL 2:  APPROVE THE AMENDED AND RESTATED

TCF FINANCIAL INCENTIVE STOCK PROGRAM

Background

At the 1995 Annual Meeting of Stockholders, the stockholders approved the TCF Financial Incentive Stock Program (the “Incentive Stock Program”).  The Incentive Stock Program authorizes the grant of stock options, stock appreciation rights, restricted stock awards and performance stock or units to employees of TCF up to a maximum of 15,986,032 shares of TCF Common Stock.

Stockholders have approved the following amendments to the Incentive Stock Program since its initial approval:  an increase in the authorized shares by 2.5 million in 2000; renewal through 2014 in 2004, an increase in the authorized shares by 2.0 million in 2009; changes to the performance criteria in 2011; and an increase in the authorized shares by 2.0 million in 2012. In January 2013, the Board approved amendments to the Incentive Stock Program which are now being submitted to the stockholders for approval.

As of February 25, 2013, there remain 2,468,229 shares of TCF Common Stock available for issuance under the Incentive Stock Program.

Proposed Amendments

The Board recommends that the stockholders approve the following amendments to the Incentive Stock Program:

•                  Elimination of TCF’s ability to grant non-qualified stock options with an exercise price below fair market value; and

•                  Renewal of the Incentive Stock Program for an additional 10 years from the date of the 2013 Annual Meeting, or April 24, 2023.

Rationale for Approval

Exercise Price of Nonqualified Stock Options.  Currently, the Incentive Stock Program provides for the ability to grant nonqualified stock options (defined below under “Summary of the Incentive Stock Program – Types of Awards – Stock Options”) with an exercise price as low as 85% of fair market value. Although TCF has never granted stock options with an exercise price below fair market value, in response to concern from stockholders, TCF desires to amend the Incentive Stock Program to eliminate the ability to grant non-qualified stock options with an exercise price below fair market value.  Fair market value is defined as the average of the high and low sales prices for TCF Common Stock on the grant date as reported on the NYSE, or if no prices are reported on such date, then the nearest preceding date upon which prices were reported.

Renewal of Incentive Stock Program.  The Incentive Stock Program currently provides that no awards shall be granted more than ten years after April 21, 2004, effectively meaning that the Incentive Stock Program will terminate on April 21, 2014 if it is not renewed by stockholders.  The Incentive Stock Program allows TCF to provide participants with incentives to maximize their efforts on behalf of TCF through stock-based awards that provide them with opportunities for stock ownership, further aligning the interests of participants with TCF’s stockholders. The Board of Directors believes that stock-based compensation is essential in attracting, retaining and recruiting highly qualified officers and employees. As discussed below, the renewal of the Incentive Stock Program will provide TCF with the continued use of stock-based compensation and will permit us significant flexibility in determining the types and specific terms of awards made to participants. This flexibility will allow us to make future awards based on then-current objectives for aligning compensation with stockholder value.

Summary of the Incentive Stock Program

The following summary of the Incentive Stock Program is qualified in its entirety by reference to the full text of the Incentive Stock Program, a copy of which is set forth as Appendix I to this proxy statement with additions underlined and deletions indicated by strikeout.  This discussion is only a summary.  Stockholders are urged to read the full text of the Incentive Stock Program.

Purpose.  The Incentive Stock Program is intended to attract, retain and motivate outstanding officers and employees in order to ensure the future of TCF and its subsidiaries, and to provide an incentive plan that gives officers and employees financial incentives directly linked to stockholder value.

Administration.  The Incentive Stock Program is administered by the Compensation Committee.  The Compensation Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards (including stock options, stock appreciation rights (“SARs”), restricted stock, performance-based stock and performance units) and the number of shares of TCF Common Stock covered by such awards, and to set the terms and conditions of such awards.  The Compensation Committee also has the authority to establish rules for the administration of the Incentive Stock Program, and its determinations and interpretations are binding.  The Compensation Committee has the authority to accelerate the vesting, exercisability or lapse of restrictions with respect to awards granted under the Incentive Stock Program and to determine whether shares or other amounts that may be payable under the Incentive Stock Program may be deferred.

Eligible Participants.  All employees of TCF are eligible to receive awards under the Incentive Stock Program.  As of December 31, 2012, there were approximately 7,328 employees who were eligible to receive awards under the Incentive Stock Program.  Non-employee Directors are not eligible to participate in the Incentive Stock Program.

Maximum Number of Shares.  Up to 15,986,032 shares of TCF Common Stock may be issued for awards under the Incentive Stock Program (subject to certain adjustments) and, as of February 25, 2013, 2,468,229 shares remain available for issuance.  If any shares to which an award relates are forfeited, or if an award is otherwise terminated, then the number of shares with respect to such award, to the extent of any such forfeiture or termination, will again be available for grant under the Incentive Stock Program, except for forfeitures for the payment of taxes.  The number of shares authorized will be automatically adjusted to reflect any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any other changes in the corporate structure of TCF or shares of TCF Common Stock.

New Plan Benefits.  It is not possible to determine how much compensation will be paid to the Named Executives and other employees under the Incentive Stock Program in the future.  Awards are at the discretion of the Compensation Committee.  The Incentive Stock Program does not require any awards to be made and does not provide any formulas or guidelines for awards.  There were 1,769,700 shares awarded under the Incentive Stock Program in 2012.

New Plan Benefits (1)

Name and Position	Restricted Stock Awards (2) (#)	Stock Options (#)	Performance- based Stock Awards (#)
William A. Cooper, Director, Chairman and CEO	-	-	500,000
Michael S. Jones, Executive Vice President and CFO	25,000	-	100,000
Thomas F. Jasper, Director, Vice Chairman and Executive Vice President, Funding, Operations and Finance	-	-	250,000
Craig R. Dahl, Director, Vice Chairman and Executive Vice President, Lending	-	-	250,000
Earl D. Stratton, Executive Vice President, Chief Operations Officer and Chief Privacy Officer	30,000	-	-
Neil W. Brown, Former Chief Risk Officer (3)	-	-	200,000
All Current Executive Officers as a Group (11 Persons)	120,750	-	1,100,000
All Current Directors Who are Not Executive Officers as a Group (11 Persons)	-	-	-
All Current Employees (Other than Executive Officers) as a Group (7,317 Persons)	348,950	-	-

(1)       Reflects benefits awarded during 2012 under the Incentive Stock Program.

(2)       Includes restricted stock awards totaling 4,000 shares which were granted and terminated in 2012.

(3)             Mr. Brown forfeited his award upon his resignation on November 19, 2012.

Types of Awards. The types of awards allowed under the Incentive Stock Program are: stock options, SARs, restricted stock, performance-based stock and performance units.

Stock Options. Stock options granted under the Incentive Stock Program may be either incentive stock options (“ISOs”) or stock options that do not qualify as ISOs (“nonqualified stock options”). ISOs awarded under the Incentive Stock Program are subject to certain limitations and restrictions with the intent that such stock options will qualify under Section 422 of the Code. Under the Code, the exercise price for ISOs cannot be less than 100% of the fair market value of TCF Common Stock on the date of the award and the exercise price for nonqualified stock options cannot be less than 85% of the fair market value of TCF Common Stock on the date of the award. TCF proposes to amend the Incentive Stock Program to provide that the exercise price for nonqualified stock options cannot be less than 100% of the fair market value of TCF Common Stock on the date of the award. Fair market value is defined as the average of the high and low sales prices for TCF Common Stock on the grant date as reported on the NYSE, or if no prices are reported on such date, then the nearest preceding date upon which prices were reported. The Incentive Stock Program does not permit repricing of stock options and is therefore deemed to prohibit repricing of stock options pursuant to NYSE Rule 303A.08. The Compensation Committee establishes the exercise term for stock options, which shall not exceed ten years.

The following table sets forth the aggregate number of shares of TCF Common Stock covered by options granted to the Named Executives, Director nominees and the specified groups set forth below under the Incentive Stock Program since its inception, as of February 25, 2013:

Name and Position	Stock Options Granted
William A. Cooper, Director nominee, Chairman and CEO	1,050,000
Michael S. Jones, Executive Vice President and CFO	-
Thomas F. Jasper, Director nominee, Vice Chairman and Executive Vice President, Funding, Operations and Finance	141,000
Craig R. Dahl, Director nominee, Vice Chairman and Executive Vice President, Lending	305,000
Earl D. Stratton, Executive Vice President, Chief Operating Officer and Chief Privacy Officer	188,000
Neil W. Brown, Former Chief Risk Officer	282,000	(1)
All Current Executive Officers as a Group (11 Persons)	2,013,000
All Current Directors Who are Not Executive Officers as a Group (11 Persons)	130,000
Raymond L. Barton, Director nominee	-
Peter Bell, Director nominee	-
William F. Bieber, Director nominee	-
Theodore J. Bigos, Director nominee	-
Thomas A. Cusick, Director nominee	130,000	(2)
Karen L. Grandstrand, Director nominee	-
George G. Johnson, Director nominee	-
Vance K. Opperman, Director nominee	-
James M. Ramstad, Director nominee	-
Gerald A. Schwalbach, Director nominee	-
Richard A. Zona, Director nominee	-
Each Associate of the Above-Mentioned Directors, Executive Officers or Nominees	-
Each Other Person Who Received or is to Receive 5% of Such Awards	-
All Current Employees (Other than Executive Officers) as a Group (7,317 Persons)	300,000

(1)             The options granted to Mr. Brown expired on February 19, 2013.

(2)       Represents options granted to Mr. Cusick when he was an executive officer of TCF.

As of February 25, 2013, options on 1,694,000 shares remain outstanding, of which all are vested and exercisable.

Grant Date	Vesting Date	Expiration Date	Exercise Price	Number of Shares	Market Value (1)
1/21/2008	1/01/2011	4/01/2013	$15.75	34,000	-
1/21/2008	1/01/2012	4/01/2013	$15.75	34,000	-
1/21/2008	1/01/2011	1/22/2018	$15.75	313,000	-
1/21/2008	1/01/2012	1/22/2018	$15.75	313,000	-
7/31/2008	1/01/2011	8/01/2018	$12.85	500,000	$270,000
7/31/2008	1/01/2012	8/01/2018	$12.85	500,000	$270,000

(1)       The market value of securities underlying the options is equal to the difference between the closing stock price on February 25, 2013 of $13.39 and the exercise price, if lower, multiplied by the number of shares.

SARs. SARs may be granted to holders of any stock option granted under the Incentive Stock Program at the time of grant or any time thereafter. The holder of a SAR is entitled to receive the excess of the fair market value of a specified number of shares of TCF Common Stock (calculated as of the exercise date) over the grant price of the SAR. In the event of the exercise of a SAR, the number of shares under the Incentive Stock Program will be reduced by the number of shares covered by the stock option or portion thereof exercised. To date, the Compensation Committee has not issued any SARs under the Incentive Stock Program.

Restricted Stock. Restricted stock may be granted upon such terms and conditions determined appropriate by the Compensation Committee. The Compensation Committee sets forth a restricted period and corresponding vesting schedule, according to which ownership of the restricted stock is determined, and may also specify whether payment will be current or delayed, whether dividends will be paid prior to the lapse of restrictions, or whether any other special provisions shall apply. Unless otherwise specified by the Compensation Committee, holders of restricted stock have the right to vote the restricted shares prior to the vesting date of the restricted stock.

The Compensation Committee generally has the right to accelerate the time at which any or all of the restrictions on restricted stock will lapse or to remove any or all of the restrictions whenever it may determine that such action is appropriate. In general, if the recipient of restricted stock shall cease to be continuously employed by TCF or an affiliate during the restricted period, the recipient’s rights to restricted stock not yet vested will be forfeited. Exceptions may be made for change in control, retirement, disability, or death according to the terms of the award agreement or exceptions otherwise approved by the Compensation Committee.

Performance-based Stock. Performance-based stock may be awarded under the Incentive Stock Program only to an employee of TCF or a subsidiary designated as a “key employee” by the Compensation Committee. Vesting of performance-based stock is based on achievement of a specified performance-based goal or goals established by the Compensation Committee, using one or more of the Incentive Stock Program business criteria. The business criteria which may be used for performance-based stock awards consist of any one or more of the following: Net Income, Return on Average Equity (“ROE”), Business Unit ROE, Return on Average Common Equity (“ROCE”), Business Unit ROCE, Return on Average Assets (“ROA”), Business Unit ROA, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”), and Cash EPS. The Compensation Committee sets forth a restricted period and corresponding vesting schedule, according to which ownership of the performance-based stock is determined, and may also specify whether payment will be current or delayed, whether dividends will be paid prior to the lapse of restrictions, or whether any other special provisions shall apply.

It is the Compensation Committee’s intent that shares of performance-based stock qualify as “qualified performance-based compensation” for the purposes of Section 162(m) of the Code, such that the goals specified by the Compensation Committee must be achieved in order for any vesting to occur and that the Compensation Committee may not increase or accelerate the vesting of performance-based stock. However, consistent with Section 162(m) of the Code, the Compensation Committee may exercise negative discretion to reduce the award even if the performance-based goal is achieved.

Performance Units. Performance units consist of monetary units that may be earned in whole or in part only through the achievement of goals established by the Compensation Committee from the business criteria discussed above. Payment of an award may be in cash or in TCF Common Stock. To date, the Compensation Committee has not awarded any performance units under the Incentive Stock Program.

Deferral of Awards. The Compensation Committee may also grant restricted stock and performance-based stock awards in the form of deferred awards, and these shares may be issued in the name of a trustee at or prior to the time at which restrictions on the shares issued would lapse.

Transferability. In general, no award and no right under any award granted under the Incentive Stock Program will be transferrable by its recipient otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Compensation Committee may in its discretion award nonqualified stock options which are transferable at the discretion of the participant to whom they are awarded.

Maximum Award Limits. Under the Incentive Stock Program there is a limit of 800,000 shares per person per year that can be awarded as stock options (ISOs and nonqualified stock options) and SARs combined. This limit is automatically adjusted to reflect any changes in the outstanding stock of TCF by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any changes in the corporate structure of TCF or shares of TCF Common Stock. The maximum award of performance-based stock that may be made under the Incentive Stock Program in any one calendar year to any one employee is 700,000 shares, also automatically adjusted in the event of stock splits or other similar changes in capitalization.

The monetary value of performance units awarded to the CEO per calendar year may not exceed 2% of TCF’s Net Income for that year, and for each of the other executive officers may not exceed 1% of TCF’s Net Income (in each case, reduced by any cash awards made to the executive officer under the Performance-Based Compensation Policy for the same period).

Term; Amendments. The Incentive Stock Program will terminate on April 21, 2014, unless stockholders subsequently approve an extension, and no awards may be made after that date. However, any award granted before April 21, 2014 may extend beyond that date. TCF proposes to amend the Incentive Stock Program to extend the term for an additional 10 years from the 2013 Annual Meeting, meaning that the Incentive Stock Program would then terminate on April 24, 2023.

The Board generally may amend, suspend, or terminate the Incentive Stock Program or any portion thereof at any time. Except for adjustments made due to changes in outstanding TCF Common Stock as described above under “Maximum Number of Shares,” the Incentive Stock Program provides that no amendment may be made without the consent of stockholders where such amendment would: (1) increase the aggregate number of shares from which awards may be granted under the Incentive Stock Program; or (2) change any class of persons eligible to participate in the Incentive Stock Program.

Additionally, the Compensation Committee may at any time amend or modify the Incentive Stock Program to include any provision that, in the opinion of counsel, is required by Section 162(m) of the Code, except that any amendment for which stockholder approved is required, in order for compensation to be “performance-based” under Section 162(m) of the Code, will be subject to receipt of such approval.

No amendment, suspension, or termination of the Incentive Stock Program, or any award agreement, by the Board may have the effect of impairing any awards previously granted to a participant, unless the participant consents to such impairment.

Change in Control Considerations. The Incentive Stock Program provides that, upon the occurrence of a change in control, outstanding awards of stock options, SARs, restricted stock, performance-based stock, and performance units may become fully vested at a time that they would not otherwise vest or be exercisable. Such vesting or exercisability, together with other anti-takeover provisions included in TCF’s Amended and Restated Certificate of Incorporation (a copy of which may be obtained from the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693), necessary regulatory approvals and the accumulation of shares of TCF Common Stock in the ESPP and the TCF deferred compensation plans, may have the effect of discouraging a merger, tender offer, or acquisition of stock that would constitute a change in control. The change in control provision is not intended to increase the amounts payable to participants in the Incentive Stock Program, but is designed to ensure that a participant will not, as the result of a change in control, be denied benefits under the Incentive Stock Program which the participant would otherwise have been entitled to receive or have the right to earn.  If a change in control were to have occurred at February 25, 2013, this provision of the Incentive Stock Program would have resulted in the vesting of 869,951 shares of service-based restricted stock and 1,051,455 shares of performance-based stock. All outstanding options were already vested and exercisable on February 25, 2013.

Under the Incentive Stock Program, a change in control occurs if:

•                  any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of securities of TCF representing 30% or more of the combined voting power of TCF’s then outstanding securities;

•                  during any period of two consecutive years there ceases to be a majority of the Board who were Directors at the beginning of the period or whose nomination for election by TCF’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or

•                  the stockholders approve a merger or consolidation of TCF with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of TCF or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of TCF approve a plan of complete liquidation of TCF of all or substantially all of TCF’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

The Compensation Committee has provided in some restricted stock awards, but not others, that vesting after a change in control is contingent upon a termination of employment without cause after such change in control. Other outstanding restricted stock awards provide for vesting immediately upon a change in control. The Committee has the discretion to change the percentages of beneficial ownership triggers within the definition of “change in control.”

Federal Income Tax Consequences. TCF has been advised by counsel that under the Code, as presently in effect, the following federal tax consequences generally will result under the Incentive Stock Program:

Grant of Options and SARs. The recipient of a stock option or SAR will not be deemed to receive any income for federal tax purposes at the time a stock option or SAR is granted, nor will the Company be entitled to a tax deduction at that time.

Exercise of Incentive Stock Options (ISOs). In the case of ISOs, there is no tax liability to the recipient at the time of exercise (excluding potential alternative minimum tax consequences). Generally, if the recipient complies with certain holding periods any gain to the recipient on the sale of the stock acquired by the exercise will be taxed as capital gains. “Gain” is measured as the difference between the option exercise price and the sale price. If the sale price is less than the option exercise price, the difference will be treated as a capital loss. If the recipient does not comply with the holding periods, such as through a “cashless exercise,” the sale of the stock will be a “disqualifying disposition” and gain or loss upon the sale will be taxed as ordinary income or ordinary loss, as the case may be.

Exercise of Nonqualified Stock Options. In the case of an exercise of a nonqualified stock option, recipients will be deemed to have received ordinary income in an amount equal to the difference between the option exercise price and market price of the shares on the exercise date. Upon a sale of stock acquired pursuant to a nonqualified stock option, any difference between the sales price and the market value of the stock on the date the nonqualified stock option is exercised will be treated as a capital gain or capital loss, or ordinary income or ordinary loss, based on the holding period after exercise.

Exercise of SAR. In the case of an exercise of a SAR, the recipient will be deemed to have received ordinary income on the exercise date in an amount equal to any cash or market value of unrestricted shares received.

Restricted Stock. A recipient of restricted stock or performance-based stock normally will not recognize taxable income at the time the stock is issued, unless rights to part or all of the stock are immediately vested. Thereafter, the recipient will recognize ordinary income as the restrictions lapse or, if shares are deferred, at the time such shares are distributed to the recipient. However, the recipient may elect to recognize ordinary income in an amount equal to the market value of restricted stock or performance-based stock (in excess of any amount paid by the recipient) at the time the stock is issued. Any subsequent change in the value of the shares would then be treated as a capital gain or loss, depending upon holding period, if and when the stock is sold.

Income Tax Deduction. Upon the exercise of a nonqualified stock option or SAR, or the vesting of restricted stock or performance-based stock (or upon distribution of such stock if the shares are deferred), the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the recipient unless such value exceeds the limits on deductible compensation under Section 162(m) of the Code. No income tax deduction will be allowed for the Company as a result of the exercise of an ISO. However, if shares acquired by exercise of an ISO are disposed of before the later of one year from the date of exercise or two years from the date of grant, the Company will be allowed an income tax deduction equal to the ordinary income recognized by the recipient as a result of the premature sale.

Delivery of Shares for Tax Obligation. Under the Incentive Stock Program, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares received upon receipt or exercise of the award to us to satisfy federal and state tax obligations.

Section 409A of the Code. The Compensation Committee will administer and interpret the Incentive Stock Program and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award.  If any provision of the Incentive Stock Program or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the Incentive Stock Program.

The federal income tax consequences set forth above represent only a summary, and are based upon federal tax laws currently in effect. The tax consequences may be different in particular circumstances.

Recommendation of the Board.  The Board unanimously recommends that stockholders vote “FOR” this Proposal.

PROPOSAL 3: APPROVE THE AMENDED AND RESTATED TCF PERFORMANCE-BASED COMPENSATION POLICY FOR COVERED EXECUTVE OFFICERS

Background

The TCF Performance-Based Compensation Policy for Covered Executive Officers (the “Performance-Based Compensation Policy”) was first approved by the stockholders in 1996, and was re-approved in 1999, 2004, 2009 and 2011. The Performance-Based Compensation Policy governs the annual cash incentives of TCF’s Chief Executive Officer and the four other highest compensated executive officers as of the last day of the applicable tax year. The Board has approved amendments to the Performance-Based Compensation Policy that are being submitted to the stockholders for approval.

Section 162(m) of the Code generally provides that compensation paid by a publicly held company in excess of $1 million per year to a “covered executive officer,” including a company’s chief executive officer or any one of its three other most highly compensated executive officers other than the chief financial officer, is not tax deductible as an expense unless the excess compensation qualifies for an exemption. Section 162(m) of the Code exempts from this limitation on deductibility all performance-based compensation paid to a covered executive officer if certain procedural requirements, including stockholder approval of the material terms of the performance-based plan and timely establishment of objective performance goals by an independent compensation committee of the Board, are satisfied. Material terms of a performance-based compensation plan include (1) the business criteria used for performance-based goals; (2) the maximum award limits under the plan; and (3) the eligible participants. With regard to stockholder approval, the regulations underlying Section 162(m) of the Code further require that a company obtain stockholder approval of its performance-based compensation plan every five years following the last such approval or if the material terms of the plan, including the performance goals, are changed in the interim.

Proposed Amendments

The Board recommends that the stockholders approve the following amendments to the Performance-Based Compensation Policy (as amended, the “Amended and Restated Performance-Based Compensation Policy”):

•

Amendment of the definition of Covered Executives to consist of the Chief Executive Officer and the three other highest compensated executive officers, other than the Chief Financial Officer, as of the last day of the applicable taxable year;

•	Revised and additional business criteria for performance-based goals as described below; and
•

Revised maximum award limits to 2.0 percent and 1.0 percent of pre-tax net income (excluding extraordinary items) as determined under GAAP for the Chief Executive Officer and any other Covered Executive, respectively.

Rationale for Approval

Eligible Participants. The amendment to the definition of Covered Executives is being made to bring it in line with the definition of “covered executive officer” under the Code.

Business Criteria used for Performance-Based Goals. The expansion of the list of business criteria is intended to allow the Committee more flexibility in structuring performance-based awards.

Maximum Award Limitations. The Compensation Committee believes that it is appropriate to eliminate the effect of income taxes in connection with the determination of maximum award limits, since it believes that pre-tax income provides more meaningful comparability of TCF’s results with the results of its peers due to the differing impact that both state and federal income taxes have on different banks with operations in different states and/or countries.

If stockholder approval is not provided, the Performance-Based Compensation Policy will remain in full force and effect. If approved, the Amended and Restated Performance-Based Compensation Policy will be effective as of January 1, 2013.

Summary of the Performance-Based Compensation Policy

The following summary of the Performance-Based Compensation Policy is qualified in its entirety by reference to the full text of the Amended and Restated Performance-Based Compensation Policy, attached to this proxy statement as Appendix II, with deletions indicated by strikeout and additions indicated by underline. Stockholders are urged to read the full text of the Amended and Restated Performance-Based Compensation Policy.

Purpose. The purpose of the Performance-Based Compensation Policy is to establish one or more performance goals for payment of incentive compensation and the maximum amount of such compensation that may be paid to any Covered Executive. It is TCF’s intent that incentive compensation awarded to each Covered Executive be deductible by TCF for federal income tax purposes in accordance with Section 162(m) of the Code and the regulations thereunder.

Eligible Participants. The Performance-Based Compensation Policy will apply to each Covered Executive of the Company and will operate as described below, as required by Section 162(m) of the Code. TCF proposes to amend the Performance-Based Compensation Policy so that the definition of Covered Executive will include the Chief Executive Officer and the three other highest compensated executive officers, other than the Chief Financial Officer, as of the last day of the applicable taxable year.

Administration. The Compensation Committee establishes the performance goals and the amounts to be paid for achieving the goals in writing, and it must do so before it can be known whether the executive officer will meet these goals. The performance goals must use one or more of the approved business criteria in the Performance-Based Compensation Policy and must specify the performance period during which the goals must be met. The performance period is a calendar year, or such other period as the Compensation Committee designates and which is permissible under Section 162(m) of the Code, including quarterly or multi-year performance periods. After the performance period for an award is complete, the Compensation Committee determines and certifies whether the goals were or were not met. Payment of a performance-based compensation award occurs only if the Covered Executive has met one or more of the performance goals for each performance period. The Compensation Committee has no discretion to increase the amount payable for achieving the goal from what was originally established in writing by the Compensation Committee. However, even if the goals were achieved, the Compensation Committee has the discretion to decrease the amount payable, or to pay no award at all. Calculations made pursuant to the Performance-Based Compensation Policy are made in accordance with procedures reasonably designed to implement its terms. In addition, TCF proposes to amend the Performance-Based Compensation Policy to provide that the Compensation Committee has all discretion and authority necessary or appropriate to administer the Amended and Restated Performance-Based Compensation Policy and the awards granted thereunder.

Types of Awards Available. Performance-based awards under the Performance-Based Compensation Policy may be made in the form of cash (including, but not limited to, dividend equivalent payments on restricted stock), stock, restricted stock, or any combination thereof.

Business Criteria Used for Performance-Based Goals. Currently, performance goals can be based on any one or more of the following business criteria, as defined in the Performance-Based Compensation Policy:

• Net Income • Cash Net Income • Return on Average Equity (“ROE”) • Return on Average Common Equity (“ROCE”) • Return on Average Assets (“ROA”) • Return on Tangible Equity (“ROTE”)	• Earnings Per Share • Cash Earnings Per Share • Business Unit ROE • Business Unit ROCE • Business Unit ROA • Business Unit ROTE

TCF proposes to amend the Performance-Based Compensation Policy to provide that performance goals can be based on any one or more of the following business criteria:

• Basic earnings per common share; • Pre-tax net income; • Diluted earnings per common share; • Net income; • Net income available to common stockholders; • Net interest income; • Non-interest income;

•             Return on average tangible stockholders’ equity;

•             Core earnings;

•             Provision for loan and lease losses;

•             Ratio of provision for loan and lease losses to average assets;

•             Net interest rate spread;

•             Loan production volume;

•             Non-performing assets;

•             Ratio of general and administrative expense to average assets;

•             Pre-tax, pre-provision return on assets;

•             Ratio of non-interest income to average assets;

•             Return on average assets;

•             Net interest margin;

•             Deposit growth;

•             Return on average stockholders’ equity;

•             Classified assets;

•             Strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; and

•             Any combination of the foregoing

As proposed, the performance goals may be expressed on an absolute or relative basis, or a before- or after-tax basis, may be based on, or otherwise employ comparisons based on internal targets, the past performance of TCF or the past or current performance of other companies and may include or exclude any or all extraordinary, non-recurring or other specifically identified items. Additionally, those performance goals which have meanings ascribed to them by GAAP shall have the meanings assigned to them under GAAP as in effect and applied to TCF on the date on which the performance goal is established, without giving effect to any subsequent changes in GAAP, unless the Compensation Committee specifically provides otherwise when it establishes the performance goal.

Maximum Award Limits. Currently, the maximum award that may be made under the Performance-Based Compensation Policy per calendar year to the Chief Executive Officer is two percent of TCF’s Net Income (as defined). The maximum award that may be made under the Performance-Based Compensation Policy per calendar year for each of the other Covered Executives is one percent of TCF’s Net Income. The limit applicable to each Covered Executive is reduced by any monetary performance unit awards made to him under the Incentive Stock Program for the same period. TCF proposes to amend the Performance-Based Compensation Policy to provide for maximum award limitations of 2.0 percent and 1.0 percent of pre-tax net income (excluding extraordinary items) as determined under GAAP for the Chief Executive Officer and each other Covered Executive, respectively.

New Plan Benefits. The Compensation Committee in its sole discretion will determine the awards that will be granted under the Performance-Based Compensation Policy. Thus, it is not possible to determine the benefits that will be received by eligible participants if the Performance-Based Compensation Policy were to be approved by stockholders. No benefits were earned under the Performance-Based Compensation Policy during 2012.

Recommendation of the Board.  The Board unanimously recommends that stockholders vote “FOR” this Proposal.

PROPOSAL 4: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, TCF is providing stockholders at the Annual Meeting with the opportunity to vote on an advisory (non-binding) resolution to approve TCF’s executive compensation policies and procedures as described in the CD&A and tabular disclosure and accompanying narrative discussions of Named Executive compensation in this proxy statement and related material (“Say on Pay”). TCF conducts annual Say on Pay votes and expects to conduct the next Say on Pay vote at the 2014 Annual Meeting. The Board recommends that stockholders vote “FOR” this resolution because it believes that the balanced compensation mix consisting of base salary, annual cash incentives and long-term equity incentives is fair and equitable and aligns the interests of the Named Executives with those of stockholders.

Overview of Executive Compensation Program

TCF’s executive compensation program is designed to attract and retain experienced, highly qualified executives who are critical to TCF’s long-term success and enhancement of stockholder value; to link pay to individual and Company performance, while not encouraging unnecessary or excessive risk; to provide for the majority of total compensation in the form of annual cash and long-term incentives; and to align executives’ interests with those of stockholders through long-term ownership of TCF Common Stock. TCF achieves these objectives through a mix of base salary, annual cash incentives, long-term incentive compensation and other benefits.

2012 Say on Pay Vote Response

All key decisions regarding executive compensation for 2012, including executive salary increases and grants of long-term incentives, were made prior to the 2012 Say on Pay vote. Support for the 2012 Say on Pay Vote was strong, with over 70% of votes cast in favor of the proposal. Although the level of majority support from stockholders for the 2012 Say on Pay Vote was strong, TCF has remained focused on stockholder communication.

Accordingly, during 2012 TCF continued to engage its stockholders to determine what issues were most important to them.  Through these efforts, TCF learned that stockholders believed that TCF’s ability to grant non-qualified stock options with an exercise price as low as 85% of fair market value was a key area of concern.  Although TCF has no outstanding options which had exercise prices below 100% of fair market value as of their grant date, TCF has included a management proposal, Proposal 2, to amend the Incentive Stock Program to eliminate TCF’s ability to grant non-qualified stock options with an exercise price below fair market value.

Highlighted Compensation and Governance Enhancements During 2012 and Early 2013

The following changes were made in 2012 and early 2013 to build upon the Company’s compensation goals and its overall pay-for-performance philosophy:

•                  TCF adopted a policy prohibiting Company personnel, including the Named Executives, from engaging in short sales, buying or selling put or call options, trading in short-term options or entering into hedging transactions with respect to their ownership of TCF securities.

•                  Stock Ownership Guidelines were implemented by the Board that require our CEO to maintain stock ownership of at least five times his base salary and each other Named Executive to maintain stock ownership of at least three times their annual base salary.  The Stock Ownership Guidelines are described in the CD&A under “Analysis of Tools the Committee Uses – Stock Ownership Data.”  Despite not being applicable until January 16, 2017, all Named Executives satisfied the Stock Ownership Guidelines as of February 25, 2013.

•                  96% of long-term incentive compensation awarded to the Named Executives during 2012 was granted subject to performance conditions and additional holding periods following vesting of these awards under the Deferred Stock Plan, except for limited permissible distribution events.

•                  The long-term nature (including deferral) of the 2012 performance-based restricted stock awards was intended to keep the Named Executives focused on TCF’s long-term financial performance, as opposed to short-term goals which could negatively affect TCF’s long-term stock performance.

A complete description of all key decisions made by the Compensation Committee in 2012 and early 2013 is included in the CD&A under “Key Decisions Made by the Committee in 2012 and Early 2013.”

Resolution

Stockholders are asked to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome.  The Compensation Committee will consider the vote of the stockholders when determining future executive compensation arrangements.

Recommendation of the Board.  The Board unanimously recommends that stockholders vote “FOR” this Proposal.

PROPOSAL 5:  ADVISORY (NON-BINDING) VOTE ON THE APPOINTMENT OF

KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP (“KPMG”), independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2013.

A proposal consisting of an advisory vote on the appointment of KPMG will be presented to the stockholders at the Annual Meeting. Such a vote is not required but is being solicited by TCF in order to determine if the stockholders approve of KPMG as TCF’s independent registered public accountants.  The Audit Committee’s appointment of KPMG is not contingent upon obtaining stockholder approval.  In the event of a negative vote by stockholders, the Audit Committee will take such vote into consideration in determining whether to continue to retain KPMG.  Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  The representatives will also be provided an opportunity to make a statement,  if they so desire.

Recommendation of the Board.  The Board unanimously recommends that stockholders vote “FOR” this Proposal.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from the independent registered public accountants, KPMG LLP (“KPMG”), required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and discussed the independence of KPMG with representatives of such accounting firm.  The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended (American Institute of Certified Public Accountants, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

BY THE AUDIT COMMITTEE:

Gerald A. Schwalbach, Chair	Thomas A. Cusick	Karen L. Grandstrand
George G. Johnson	Vance K. Opperman	Richard A. Zona

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed KPMG as its independent registered public accounting firm for the fiscal year ending December 31, 2013.  Fees paid to KPMG for the years ended December 31, 2011 and 2012 are as follows:

	2011	2012
Audit Fees (1)	$875,000	$998,000
Audit-Related Fees (2)	19,000	20,600
Tax Fees (3)	99,432	105,683
All Other Fees (4)	21,143	4,589
TOTAL	$1,014,575	$1,128,872

(1)     Includes fees for annual audit, quarterly reviews, separate opinions, statutory audits and comfort letters.

(2)     Audit-Related Fees for employee benefit plan audits.

(3)     Tax Fees related to the review of tax returns and consultation on other corporate tax matters.

(4)     All Other Fees related to an assessment of TCF’s Enterprise Risk Management function.

Representatives of KPMG are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  The representatives will also be provided an opportunity to make a statement,  if they so desire.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the registered public accountants’ independence.

The Board of Directors has adopted a written charter for the Audit Committee, which was amended January 24, 2013.

Pre-approval Process

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by TCF’s independent registered public accountants.  In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chair is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chair since the prior Committee approvals shall not exceed $250,000.  Any services pre-approved by the Chair will be reported to the full Audit Committee at its next scheduled meeting.  During 2012, all services provided by KPMG (including all of the services related to the fees described in the foregoing table) were pre-approved by the Audit Committee or by the Audit Committee Chair.

Each member of the Audit Committee is independent, as independence is defined in Section 303A of the listing standards of the NYSE.

ADDITIONAL INFORMATION

How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Annual Meeting?

If you are a stockholder and you wish to have a proposal or Director nomination included in TCF’s proxy statement and form of proxy for TCF’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”), you must submit your request in writing to the Company’s Corporate Secretary no later than November 7, 2013.  We suggest that you send any such proposals by certified mail.  The Board has the right to review stockholder proposals to determine if they meet the SEC requirements for being included in the proxy statement.

Proposals and Director nominees not included in proxy mailings may be submitted for the 2014 Annual Meeting if they meet the requirements of the Bylaws of TCF.  Stockholders must deliver notice of a proposal to the Company’s Corporate Secretary by the deadline, which is at least 60 days, but not more than 90 days before the 2014 Annual Meeting, but if TCF gives less than 70 days advance notice for the 2014 Annual Meeting, the deadline is ten days after the earlier of the date that (i) public disclosure of the date of the 2014 Annual Meeting was made or (ii) the Notice of Internet Availability of Proxy Materials for the 2014 Annual Meeting was mailed.  Stockholders can nominate Directors at an Annual Meeting if the nomination is submitted to the Company’s Corporate Secretary by the same deadline as applies to other stockholder proposals and if the nomination satisfies the informational and other requirements in the Bylaws of TCF as determined by the Board.  If the 2014 Annual Meeting is held on the fourth Wednesday in April and TCF provides more than 70 days advance notice, the deadline for submission of a proposal or nomination of a Director for the 2014 Annual Meeting would be on or about February 22, 2014.  TCF reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card.  Also, see TCF’s Director Nominations policy described above under “Corporate Governance.”

How Can Stockholders Get Copies of TCF’s Annual Report?

STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2012 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS.  If you wish to receive a copy, please send a written request to the Company’s Corporate Secretary at 200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693.  If you want copies of exhibits to the 2012 Annual Report on Form 10-K, a reasonable charge may be required to cover the expense.  You can also visit the Investor Relations section of TCF’s website, http://ir.tcfbank.com for free access to TCF’s SEC filings.

Householding

TCF may elect to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC.  Consequently, only one copy of each of the annual report, proxy statement, or the Notice may be delivered to multiple stockholders sharing an address unless TCF has received contrary instructions from one or more of such stockholders.  TCF will deliver promptly upon written or oral request a separate copy of its 2012 Annual Report on Form 10-K, this proxy statement or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.  With regard to Householding, you may direct any requests for separate copies to the Company’s Corporate Secretary at the TCF address provided above.  If you reside at the same address as another stockholder and you prefer to receive your own copy of the annual report, proxy statement, or the Notice in the future, you may contact TCF’s transfer agent, Computershare Trust Company, N.A., by calling its toll-free number, (800) 443-6852, or writing to them at P.O. Box 43078, Providence, RI 02940-3078.  Your request with regard to Householding will be effective 30 days after receipt.  If you are currently receiving multiple copies of the annual report, proxy statement, or the Notice and prefer to receive a single set for your household, you may also contact Computershare Trust Company, N.A., at the phone number or address above.

APPENDIX I

TCF FINANCIAL INCENTIVE STOCK PROGRAM

(As amended and restated April ~~25, 2012~~ 24, 2013)

1.                                      Purpose; Program Renewal.  The purpose of the TCF Financial Incentive Stock Program (the “Program”) is to attract and retain outstanding individuals as officers and other employees of TCF Financial Corporation (the “Company”) and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire common shares of the Company, par value $.01 per share (the “Common Shares”), or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided (the “Benefits”).

This Program is a renewal of the TCF Financial 1995 Incentive Stock Program (the “Prior Program”).

2.                                      Administration.  The Program will be administered by a committee (the “Committee”) of at least two persons which shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of “disinterested persons” as defined in Rule 16b-3 of the Securities and Exchange Commission and “independent directors” as defined under the rules of the New York Stock Exchange as the Board of Directors may from time to time designate.  In addition, if necessary for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), membership on the Committee shall be limited to individuals who qualify as “outside directors” under that Section.  The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Program.  A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Program may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members.

3.                                      Participants.  Participants in the Program will consist of such officers and other employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder.  The Committee’s designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year.  The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and (iv) other compensation provided to participants.

4.                                      Types of Benefits.  Benefits under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock Awards; and (e) Performance Units or Performance Stock, all as described below and pursuant to the Plans set forth in paragraphs 6-10 hereof.  Notwithstanding the foregoing, the Committee may not award more than ~~400,000 shares [800,000 shares after giving effect to a two-for-one stock split on September 3, 2004 (the “Company 2004 Stock Split”)]~~800,000 shares in the aggregate in the form of Incentive Stock Options, Non-qualified Stock Options and Stock Appreciation Rights combined in any one calendar year to any individual participant, and the Committee may not award more than ~~350,000 shares [~~700,000 shares ~~after giving effect to the Company 2004 Stock Split]~~ of Performance Stock in any one calendar year to any individual participant.  The Committee may not award monetary value of Performance Units greater than two percent (2%) of the Corporation’s net income (as defined below) to the Chief Executive Officer in any one calendar year, or one percent (1%) of the Corporation’s net income (as defined below) in any one calendar year to any other individual participant, in each case reduced by the monetary value of any cash awards under the TCF Performance-Based Compensation Policy.  Any Benefits awarded under the Program shall be evidenced by a written agreement (an “Award Agreement”) containing such terms and conditions as the Committee may determine, including but not limited to vesting of Benefits.

5.                                      Shares Reserved Under the Program.  Subject to adjustment under paragraph 17, hereby reserved for issuance under the Program are 15,986,032 shares.  If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder or under the Prior Program without the issuance of unrestricted Common Shares or payment of cash thereunder, the shares subject to or reserved for such Benefit may again be used for new options, rights or awards of any sort authorized under this Program.

6.                                      Incentive Stock Option Plan.  Incentive Stock Options will consist of options to purchase Common Shares at purchase prices not less than one hundred percent (100%) of the Fair Market Value (as defined in paragraph 16 below) of such Common Shares on the date of grant.  Incentive Stock Options will not be exercisable more than ten (10) years after the date of grant.  In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death.  If the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise an Incentive Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option.  The aggregate fair market value (determined as of the time the Option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.  An Incentive Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

7.                                      Non-qualified Stock Option Plan.  Non-qualified Stock Options will consist of options to purchase Common Shares at purchase prices not less than ~~eighty-five~~one hundred percent (~~85~~100%) of the Fair Market Value of such Common Shares on the date of grant.  Non-qualified Stock Options will be exercisable over not more than ten (10) years after the date of grant.  Unless otherwise provided in the applicable Award Agreement, in the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  Unless otherwise provided in the applicable Award Agreement, if the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  Unless otherwise provided in the applicable Award Agreement, in the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or twelve (12) months after the date of such retirement, disability or death.  Unless otherwise provided in the applicable Award Agreement, if the optionee should die within twelve (12) months after termination of employment due to retirement or disability, the right of his or her successor-in-interest to exercise a Non-qualified Stock Option shall terminate upon the later of twelve (12) months after the date of such retirement or disability or three (3) months after the date of such death, but not later than the end of the original term of the option.  A Non-qualified Stock Option granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

8.                                      Stock Appreciation Rights Plan.  The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Stock Option granted hereunder or under the Prior Stock Option Programs.  Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

(a)                                 A Stock Appreciation Right may be granted with respect to a Stock Option at the time of its grant or at any time thereafter.

(b)                                 Subject to paragraph 8(d) below, Stock Appreciation Rights will permit the holder to surrender any related Stock Option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

(i)                                     The excess of the Fair Market Value on the date of such election of one Common Share over the option price multiplied by

(ii)                                  The number of shares covered by such option or portion thereof which is so surrendered.

(c)                      A Stock Appreciation Right granted to a participant who is subject to Section 16 of the Securities Exchange Act may be exercised only after six (6) months from its grant date (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

(d)                     The Committee shall have the discretion to satisfy a participant’s right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the delivery of Common Shares valued as of the date of the participant’s election.

(e)                      In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the Stock Option or portion thereof surrendered.

9.                                      Restricted Stock Awards Plan.  Restricted Stock Awards will consist of Common Shares transferred to participants without other payment therefor as additional compensation for their services to the Company or one of its subsidiaries.  Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant’s employment within specified periods.  Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a Restricted Stock Award granted to a participant who is subject to Section 16 of the Securities Exchange Act may be sold or otherwise disposed of only after six (6) months from the grant date of the award (unless otherwise permitted under Rule 16b-3 of the Securities and Exchange Commission).

10.                               Performance Units Plan

(I)                                   Performance Units shall consist of monetary units granted to participants which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than five (5) years. The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets (“ROA”), Business Unit ROA, Return on Average Equity (“ROE”), Return on Average Common Equity (“ROCE”), Business Unit ROE, Business Unit ROCE, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”) or Cash EPS, as defined below.  In the event the minimum corporate goal established by the Committee is not achieved at the conclusion of a period, no amount shall be paid to or vested in the participant.  In the event the maximum corporate goal is achieved, one hundred percent (100%) of the monetary value of the Performance Units shall be paid to or vested in the participants, unless the Committee in its discretion elects to reduce the amount of the payment.  Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement.  Payment of an award earned may be in cash or in Common Shares (valued as of the date on which certificates for such Common Shares are issued to the participant) or in a combination of both, and may be made when earned, or vested and deferred, as the Committee in its sole discretion determines.  Deferred awards shall earn interest on the terms and at a rate determined by the Committee.  The number of shares reserved for issuance hereunder shall be reduced by the largest whole number obtained by dividing the monetary value of the units at the commencement of the performance period by the Fair Market Value of a Common Share at such time, provided that such number of shares may again become available for issuance under this Program as is provided in paragraph 5 hereof.

(II)                              Performance Stock awards are intended to qualify as performance-based compensation for purposes of Code section 162(m).  Performance Stock shall consist of common shares granted to participants which may be vested in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than ten (10) years.  The goals established by the Committee may use any of the following business criteria: Net Income, Return on Average Assets (“ROA”), Business Unit ROA, Return on Average Equity (“ROE”), Return on Average Common Equity (“ROCE”), Business Unit ROE, Business Unit ROCE, Return on Tangible Equity (“ROTE”), Business Unit ROTE, Earnings Per Share (“EPS”) or Cash EPS”, as defined below:

(a)                                 The term “Net Income” shall mean the Corporation’s or Business Unit’s after-tax net income for the applicable Performance Period as reported in the Corporation’s or Business Unit’s consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event a significant merger or acquisition is made effective during the Performance Period, the effect on operations attributable to such acquisition with respect to the portion of the Performance Period following the effective date of such merger or acquisition; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles (“GAAP”);  and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation’s or Business Unit’s financial statements in accordance with GAAP (any reference herein to the Corporation’s financial statements shall be deemed to include any footnotes thereto as well as management’s discussion and analysis).  Notwithstanding the foregoing, in determining the Corporation’s Net Income for a Performance Period the Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (5) provided that the effect of doing so would be to reduce the amount of incentive payable to a Covered Executive Officer for such Performance Period.

(b)                                 The term “Performance Period” shall mean a calendar year, commencing January 1 and ending December 31 or such other period as designated by the Committee which is permissible under the Code and Regulations, including but not limited to calendar quarter(s) or multiple years.

(c)                                  The term “Return on Average Equity” shall mean the Net Income of the Corporation, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from ASC 320, formerly SFAS 115) for the Performance Period.

(d)                                 The term “Return on Average Common Equity” shall mean the Net Income available to common stockholders of the Corporation, divided by the Corporation’s Average Total Common Equity for the Performance Period.

(e)                                  The term “Return on Average Assets” shall mean the Net Income of the Corporation before income (loss) attributable to non-controlling interests, divided by the Corporation’s average total assets for the Performance Period.

(f)                                   The term “Business Unit ROA” means the Net Income before income (loss) attributable to non-controlling interests of a Business Unit or subsidiary managed by a Covered Executive Officer, divided by the Business Unit’s or subsidiary’s average total assets for the Performance Period.

(g)                                  The term “Business Unit ROE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(h)                                 The term “Business Unit ROCE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s Average Total Common Equity.

(i)                                     The term “Return on Tangible Equity” shall mean the Net Income available to common stockholders of the Corporation plus the after tax effects of amortization or other adjustments to intangible assets acquired in business combinations, divided by the Corporation’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets for the Performance Period.

(j)                                    The term “Business Unit Return on Tangible Equity” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, plus the after tax effects of amortization or other adjustments to intangible assets acquired in business combinations, divided by the business unit’s or subsidiary’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets for the Performance Period.

(k)                                 The term “Earnings Per Share” shall mean the Net Income available to common stockholders of the Corporation divided by the Corporation’s weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation’s basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP (as adjusted to eliminate the effect of shares issued in mergers or acquisitions identified in Sections 4.(a)(1) and (2) above where those Sections also resulted in adjustments to Net Income) for the Performance Period.

(l)                                     The term “Average Total Common Equity” shall mean the common equity of the Corporation or Business Unit, adjusted to eliminate the effect of mergers or acquisitions completed during the Performance Period where those mergers or acquisitions resulted in adjustments to Net Income under Sections (a)(1), (a)(2), or (a)(3) above.

(m)                             The term “Cash Earnings per Share” shall mean Earnings per Share, as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.

The Committee shall establish the goal(s) for each award of Performance Units or Performance Stock in writing on or before the last date permitted under Section 162(m) of the Code.  The Committee shall also select the employees to whom the Performance Stock shall be awarded, who shall all be “key employees” as determined by the Committee.  The Committee shall also establish in objective terms the method for computing the number of shares vested to the employee if the goal is achieved.

The maximum amount or value of an incentive compensation award for any Performance Period to the Chief Executive Officer shall not exceed two percent (2%) of the Corporation’s Net Income for the Performance Period, reduced by any cash performance-based award for the same Performance Period under the TCF Performance-Based Compensation Policy.  The maximum amount or value of an incentive compensation award for any Performance Period to any other Covered Executive Officer shall not exceed one percent (1%) of the Corporation’s Net Income for the Performance Period, reduced by any monetary performance unit award for the same Performance Period under the TCF Performance-Based Compensation Policy.

11.                               Nontransferability.  Each Stock Option and Stock Appreciation Right granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant.  A participant’s interest in a Performance Unit shall not be transferable until payment or delivery of the award is made.  Notwithstanding the foregoing, the Committee may in its discretion award Non-qualified Stock Options which are transferable at the discretion of the participant to whom they are awarded.

12.                               Other Provisions.  The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate including, without limitation, provisions for the purchase of Common Shares under Stock Options under the Program in installments, provisions for the payment of the purchase price of shares under Stock Options under the Program by delivery of other Common Shares of the Company which have been owned for at least six months having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to apply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Program.

The Committee may, in its discretion, permit payment of the purchase price of shares under Stock Options under the Program by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions:  (a) the exercise of a Non-qualified Stock Option; (b) the lapse of restrictions on Common Shares received as a Restricted Stock Award; or (c) the receipt or exercise of any other Benefit; by paying cash for such amount or by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Benefit or (iii) to deliver other previously acquired Common Shares of the Company, and, in each case, having a Fair Market Value approximately equal to the amount to be withheld.

13.                               Term of Program and Amendment, Modification, Cancellation or Acceleration of Benefits.  No Benefit shall be granted more than ten (10) years after April 24, 2013, the date of the approval of this Program by the stockholders; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of Common Shares issuable under this Program without stockholder approval for such increase; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all Stock Options and Stock Appreciation Rights then outstanding under this Program or the Prior Program to be exercisable, any or all then outstanding Restricted Stock awards (but not Performance Stock awards) to be vested, and any or all then outstanding Performance Units to have been earned, whether or not such options, rights, awards or units are then otherwise exercisable, vested or earned, unless the Committee has provided otherwise in the Award

Agreement evidencing the Benefit awarded in order for the Benefit to qualify for special treatment under Section 162(m) of the Code.

14.                               No Further Awards Under Prior Program.  No options or other awards shall be granted under the Prior Program on or after the date of stockholder approval of this Program.

15.                               Taxes.  The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under this Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. In no event shall the Company withhold any amount for the payment of tax in excess of the minimum statutory withholding rates for Federal and state tax purposes.

16.                               Definitions.

Fair Market Value.  The term “Fair Market Value” of the Company’s Common Shares means as of any applicable date the average of the high and low sales prices for the Company’s Common Shares on such date, as reported on the New York Stock Exchange or, if no such prices shall have been so reported on such date, on the next preceding date upon which prices are so reported.

Subsidiary.  The term “subsidiary” for all purposes other than the Incentive Stock Option Plan described in paragraph 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company.  For Incentive Stock Option Plan purposes the term “subsidiary” shall be defined as provided in Section 424(f) of the Code.

Change in Control.  A “Change in Control” shall be deemed to have occurred if:

(a)                                 any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities.  For purposes of this clause (a), the term “beneficial owner” does not include any employee benefit plan maintained by the Company that invests in the Company’s voting securities; or

(b)                                 during any period of two (2) consecutive years (not including any period prior to the date on which the Program was approved by the Company’s Board of Directors) there shall cease to be a majority of the Board comprised as follows:  individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(c)                                  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; provided, however, that no change in control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.

Notwithstanding the foregoing, the Committee may provide a different definition of Change in Control in the Award Agreement establishing the terms and conditions of any award, provided that any such definition is not more generous to the grantee under such Award Agreement than the foregoing definition.

Stock Options.  The term “Stock Options” shall mean Incentive Stock Options and Non-qualified Stock Options under the Program and, if the context includes the Prior Stock Option Programs, options granted under the Prior Stock Option Programs.

Disability.  The term “disability” for all purposes of this Program shall be determined by the Committee in such manner as the Committee deems equitable or required by the applicable laws or regulations.

Retirement.  The term “retirement” for all purposes of the Program shall be determined by the Committee in such manner as the Committee may deem equitable or required by law.

17.                               Adjustment Provisions.  If the Company shall at any time after approval of this Program by the stockholders change the number of issued Common Shares without new consideration to the Company (such as by reason of any reorganization, recapitalization, stock split, combination or exchange of shares, merger, consolidation or any change in the corporate structure of TCF Financial or in the Common Shares, or in the event of any issuance of preferred stock or other change in the capital structure of TCF Financial which is significant for purposes of this Agreement), the total number of shares reserved for issuance under this Program, the maximum limit on awards to any person in any year in paragraph 4 hereof, and the number of shares covered by each outstanding Benefit shall be automatically adjusted so that the limitations, the aggregate consideration payable to the Company, and the value of each such Benefit shall not be changed.

Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Unless otherwise provided in the applicable Award Agreement, subject to the six month holding requirements of paragraphs 6, 7, 8(c) and 9 but notwithstanding any other provision of this Program or the Prior Stock Option Programs, upon the occurrence of a Change in Control:

(a)                                 All Stock Options then outstanding under this Program shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

(b)                                 All Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

(c)                                  All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied and all such Awards shall vest as of the date of the Change in Control; and

(d)                                 All Performance Units then outstanding shall be deemed to have been fully earned as determined by the Committee and to be immediately payable, in cash, as of the date of the Change in Control and shall be paid within thirty (30) days thereafter and all shares of Performance Stock then outstanding shall be fully vested and immediately distributable in the form of shares of common stock.

18.                               Amendment and Termination of Program.  The Committee may amend this Program from time to time or terminate this Program at any time, but no such action shall reduce the then existing amount of any participant’s Benefit or adversely change the terms and conditions thereof without the participant’s consent, increase the number of authorized shares under this Program or cause a performance-based award to fail to qualify under Code Section 162(m).  No amendment of this Program shall result in any Committee member losing his or her status as a “disinterested person” as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the program losing its status as a protected plan under said Rule 16b-3.

19.                               Stockholder Approval.  The ~~Prior~~ Program was originally adopted by the Board of Directors and approved by ~~the~~ stockholders in 1995.  ~~This~~The Program was ~~adopted~~renewed by the Board of Directors and approved by stockholders in 2004.  The Program was amended and again renewed by the Board of Directors of the Company in January ~~2011 and was approved~~2013, subject to approval by the stockholders ~~on April 27, 2011~~at the ~~2011~~2013 Annual Meeting ~~of Stockholders.  The Board approved a 2.0 million increase in the number of authorized shares under this program in October 2011, effective upon obtaining stockholder approval at~~on April 24, 2013.  The amendments to the ~~2012 Annual Meeting of Stockholders.  The increase in authorized shares~~Program, including the renewal, shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Program by the Board of Directors.

APPENDIX II

TCF PERFORMANCE-BASED COMPENSATION POLICY

FOR COVERED EXECUTIVE OFFICERS

(As approved effective January 1, ~~2011~~2013)

1.                                      Purpose.  The purpose of the TCF Performance-Based Compensation Policy for Covered Executive Officers (the “Policy”) is to establish one or more performance goals for payment of incentive compensation (other than stock options and performance stock awarded under the TCF Financial Incentive Stock Program) and the maximum amount of such incentive compensation that may be paid to certain executive officers.  It is the intention of TCF Financial Corporation (the “Corporation”) that incentive compensation awarded to each ~~covered~~Covered Executive Officer (as defined below) pursuant to the Policy for the taxable year commencing January 1, ~~1996~~2013 and each taxable year thereafter be deductible by the Corporation for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended ~~(the “Code”)~~, and the regulations and rulings published relating thereto (the “~~Regulations~~Code”).

2.                                      Covered Executive Officers. This Policy shall apply to the Covered Executive Officers – the Chief Executive Officer of the Corporation and the other individuals who, on the last day of the applicable taxable year, were among the ~~four~~three highest compensated executive officers (other than the Chief Executive Officer) of the Corporation. Whether an individual is among the ~~four~~three highest compensated executive officers shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

3.                                      Incentive Compensation Award/Establishment of Performance Goals.  An incentive compensation award to a Covered Executive Officer pursuant to this Policy may be paid in the form of cash, stock, or restricted stock, or any combination thereof.  Payment of incentive compensation awards to a Covered Executive Officer under this Policy will be contingent upon the attainment of the performance goal or goals in the Performance Period established for such Covered Executive Officer by the Committee as provided herein.  The Committee shall approve such awards and shall retain the discretion to reduce, defer or eliminate the incentive compensation award payable to a Covered Executive Officer, notwithstanding attainment of any performance goal.

Each year the Committee shall select the individuals, if any, to be Covered Executive Officers for that year in addition to the Chief Executive Officer and shall establish in writing one or more performance goals to be attained (which performance goals may be stated as alternative performance goals) for a Performance Period for each Covered Executive Officer on or before the latest date permitted under Section 162(m) of the Code (currently the ~~last~~ninetieth (90th) day of the ~~first quarter of the calendar year~~Performance Period where the Performance Period is the calendar year~~), the Regulations or in ruling or advisory opinions published by the Internal Revenue Service (the “IRS”~~).  Performance goals may be based on any one or more of the following business criteria ~~(as defined in paragraph 4 below)~~ as the Committee may select:

~~• Net Income • Cash Net Income • Earnings Per Share (“EPS”) • Cash EPS~~	~~• Return on Average Equity (“ROE”) • Return on Average Common Equity (“ROCE”) • Return on Average Assets (“ROA”) • Return on Tangible Equity (“ROTE”)~~

•                  Basic earnings per common share;

•                  Pre-tax net income;

•                  Diluted earnings per common share;

•                  Net income;

•                  Net income available to common;

•                  Net interest income;

•                  Non-interest income;

•                  General and administrative expense to average assets ratio;

•                  Pre-tax, pre-provision return on assets;

•                  Non-interest income to average assets;

•                  Return on average assets;

•                  Net interest margin;

•                  Deposit growth;

•                  Return on average stockholders’ equity;

•                  Return on average tangible stockholders’ equity;

•                  Core earnings;

•                  Provision for loan and lease losses;

•                  Provision for loan and lease losses to average assets;

•                  Net interest rate spread;

•                  Loan production volume;

•                  Non-performing loans;

•                  Classified assets;

•                  Strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; and

•                  Any combination of the foregoing

The performance goals may be expressed on an absolute and/or relative basis, or a before or after tax basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Corporation and/or the past or current performance of other companies and may include or exclude any or all extraordinary, non-recurring or other specifically identified items.

The maximum amount or value ~~of~~that may be paid with respect to an incentive compensation award for any Performance Period to the Chief Executive Officer shall not exceed two percent (2%) of the Corporation’s pre-tax net income (excluding extraordinary items) as determined under GAAP ~~Net Income for the Performance Period, reduced by any cash performance-based award for the same Performance Period under the TCF Financial Stock Incentive Program~~.  The maximum amount or value ~~of~~that may be paid with respect to an incentive compensation award for any Performance Period to any other Covered Executive Officer shall not exceed one percent (1%) of the Corporation’s pre-tax net income (excluding extraordinary items) as determined under GAAP~~Net Income for the Performance Period, reduced by any monetary performance unit award for the same Performance Period under the TCF Financial Stock Incentive Program~~.

4.                                      Definitions.  ~~For purposes of this Policy and for determining whether a particular goal was attained, the following terms shall have the meanings given them below:~~

~~(a)  The term “Net Income” shall mean the Corporation’s or Business Unit’s after-tax net income for the applicable Performance Period as reported in the Corporation’s or Business Unit’s consolidated financial statements, adjusted to eliminate the effect of the following: (1) in the event a significant merger or acquisition is made effective during the Performance Period, the effect on operations attributable to such acquisition with respect to the portion of the Performance Period following the effective date of such merger or acquisition; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles (“GAAP”); and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Corporation’s or Business Unit’s financial statements in accordance with GAAP (any reference herein to the Corporation’s financial statements shall be deemed to include any footnotes thereto as well as management’s discussion and analysis). Notwithstanding the foregoing, in determining the Corporation’s Net Income for a Performance Period the Committee may from time to time in its discretion disregard any one or more, or all, of the foregoing adjustments (1) - (5) provided that the effect of doing so would be to reduce the amount of incentive payable to a Covered Executive Officer for such Performance Period.~~

~~(b)~~  The term “Performance Period” shall mean a calendar year, commencing January 1 and ending December 31 or such other period as designated by the Committee which is permissible under the Code ~~and Regulations~~, including but not limited to calendar quarter(s) or multiple years.

~~(c) The term “Return on Average Equity” shall mean the Net Income of the Corporation, less dividends on preferred stock held by an unaffiliated third party, divided by the Corporation’s Average Total Common Equity (adjusted to eliminate net unrealized gains or losses on assets available for sale resulting from ASC 320, formerly SFAS 115) for the Performance Period.~~

Those performance goals which have meanings ascribed to them by GAAP shall have the meanings assigned to them under GAAP as in effect and applied to the Corporation on the date on which the performance goal is established, without giving effect to any subsequent changes in GAAP, unless the Committee specifically provides otherwise when it establishes the performance goal.

~~(d) The term “Return on Average Common Equity” shall mean the Net Income available to common stockholders of the Corporation divided by the Corporation’s Average Total Common Equity for the Performance Period.~~

~~(e) The term “Return on Average Assets” shall mean the Net Income of the Corporation before income (loss) attributable to non-controlling interests, divided by the Corporation’s average total assets for the Performance Period.~~

~~(f) The term “Business Unit ROA” means the Net Income before income (loss) attributable to noncontrolling interests of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s average total assets for the Performance Period.~~

~~(g) The term “Business Unit ROE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, less dividends on preferred stock held by an unaffiliated third party, divided by the business unit’s or subsidiary’s Average Total Common Equity.~~

~~(h) The term “Business Unit ROCE” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, divided by the business unit’s or subsidiary’s Average Total Common Equity.~~

~~(i) The term “Return on Tangible Equity” shall mean the Net Income available to common stockholders of the Corporation plus the after tax effects of amortization or other adjustments to intangible assets acquired in business combinations, divided by the Corporation’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets for the Performance Period.~~

~~(j) The term “Business Unit Return on Tangible Equity” means the Net Income of a business unit or subsidiary managed by a Covered Executive Officer, plus the after tax effects of amortization or other adjustments to intangible assets acquired in business combinations, divided by the business unit’s or subsidiary’s Average Total Common Equity adjusted to reduce common equity by the average amount of intangible assets for the Performance Period.~~

~~(k) The term “Earnings Per Share” shall mean the Net Income available to common stockholders of the Corporation divided by the Corporation’s weighted average common and common equivalent shares outstanding, as determined for purposes of calculating the Corporation’s basic or diluted (whichever the Committee shall designate at the time it establishes the goal) earnings per share under GAAP (as adjusted to eliminate the effect of shares issued in mergers or acquisitions identified in Sections 4.(a)(1) and (2) above where those Sections also resulted in adjustments to Net Income) for the Performance Period.~~

~~(l) The term “Average Total Common Equity” shall mean the common equity of the Corporation or Business Unit, adjusted to eliminate the effect of mergers or acquisitions completed during the Performance Period where those mergers or acquisitions resulted in adjustments to Net Income under Sections 4.(a)(1), (2) or (3) above.~~

~~(m) The term “Cash Earnings per Share” shall mean Earnings per Share, as further adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.~~

5.                                      Calculations.  Calculations made pursuant to this Policy shall be made in accordance with procedures reasonably designed to implement its terms.

6.                                      Applicability of Certain Provisions of Other Plans.  An incentive compensation award paid in stock or restricted stock pursuant to this Policy shall be governed by the provisions (other than provisions with respect to the computation of such award) of the plan under which the award was made.  Deferral of an incentive compensation award paid in cash under this Policy may be made pursuant to the provisions of the Corporation’s deferred compensation plan, subject to any restrictions under applicable law.

7.                                      Effective Date; Amendment and Termination.  This approved Policy shall be effective as of January 1, ~~2011~~2013; and shall be ~~approved~~submitted for approval by the stockholders of the Corporation at the ~~2011~~2013 stockholders annual meeting.  The Committee may at any time terminate or suspend this Policy, or amend or modify this Policy ~~to include any provision that, in the opinion of counsel, would be~~, in each case without further approval by the stockholders, except to the extent required by Section 162(m) of the Code~~, the Regulations, or any other regulations promulgated under the Code, or rulings or advisory opinions published by the IRS~~.  In addition, the Committee has all discretion and authority necessary or appropriate to administer the Policy and the awards, including, but not limited to, the power to interpret the Policy, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable in the administration of the Policy and the awards, and all such determinations shall be final and binding upon all Covered Executive Officers and all persons having an interest in the Policy.

TCFIR9355

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE ONLINE - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2013. Have your proxy card available when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by TCF in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2013. Have your proxy card available when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ATTENDING THE ANNUAL MEETING If you plan to attend the Meeting, please bring a valid form of photo identification. To view or print a copy of the proxy statement or Annual Report, go to www.proxyvote.com. TCF FINANCIAL CORPORATION 200 LAKE STREET EAST MAIL CODE EX0-03-A WAYZATA, MN 55391 M52616-P31897 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Except For All Withhold All TCF FINANCIAL CORPORATION The Board of Directors recommends that you vote FOR the following: Vote on Directors 1. Election of 15 Directors, each to serve a one-year term Nominees: 09) Thomas F. Jasper 10) George G. Johnson 11) Vance K. Opperman 12) James M. Ramstad 13) Gerald A. Schwalbach 14) Barry N. Winslow 15) Richard A. Zona 01) Raymond L. Barton 02) Peter Bell 03) William F. Bieber 04) Theodore J. Bigos 05) William A. Cooper 06) Thomas A. Cusick 07) Craig R. Dahl 08) Karen L. Grandstrand Vote on Proposals Against Abstain For The Board of Directors recommends you vote FOR the following proposals: 2. Approve the amended and restated TCF Financial Incentive Stock Program. 3. Approve the amended and restated TCF Performance-Based Compensation Policy for Covered Executive Officers. 4. Advisory (non-binding) vote on executive compensation as disclosed in the proxy statement. 5. Advisory (non-binding) vote on the appointment of KPMG LLP as independent registered public accountants for 2013. For address change and/or comments, please check this box and write them on the back where indicated. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Dear Stockholder, You are invited to attend TCF Financial Corporation's Annual Meeting of Stockholders at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, on April 24, 2013, at 3:30 p.m. local time. At the Annual Meeting you will be asked to vote on the five proposals listed on the back of this card. Your vote is important, regardless of the number of shares owned. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote these shares by telephone or online. Of course, you may also vote by mail by returning this completed proxy card in the postage-paid envelope provided (follow the instructions on the reverse side). Internet or telephone voting actually costs TCF less than proxy card voting by mail, so I encourage you to consider it If you received more than one proxy card, please vote each card. Remember, you can vote in person at the Annual Meeting even if you do so now. Sincerely, William A. Cooper Chairman and Chief Executive Officer Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M52617-P31897 TCF FINANCIAL CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS April 24, 2013 The stockholder(s) hereby appoint(s) Michael S. Jones and Joseph T. Green, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of TCF Financial Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:30 p.m. local time on Wednesday, April 24, 2013 (the "Meeting"), at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, and any adjournment or postponement thereof. If there are shares of stock allocated to the stockholder(s) in the TCF Employees Stock Purchase Plan ("ESPP"), Mercer, the ESPP Trustee, is instructed to vote all of such shares at the Meeting, and any adjournment thereof, pursuant to the instructions in the preceding paragraph. These ESPP share instructions are effective only if received by April 19, 2013. The Advisory Committee for the ESPP will vote all shares in the ESPP for which instructions are not received by April 19, 2013. This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and for each proposal. If any of the following items arise, the proxies will vote in their own discretion: (a) any other business which the Board of Directors did not know at least 60 days before the date of the Meeting would be presented at the Meeting; (b) approval of minutes of the prior annual stockholders' meeting; (c) election of any person as a Director in place of a nominee who is unable to serve or who for good cause will not serve; and (d) matters incident to the conduct of the Meeting. The stockholder can revoke this proxy after voting it (see proxy statement). PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Address Changes/Comments: (If you noted any Address Change/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE